Exhibit (P)1.11

CLARIVEST ASSET MANAGEMENT LLC

CODE OF CONDUCT AND

REGULATORY COMPLIANCE MANUAL

THIS MANUAL IS THE PROPERTY OF CLARIVEST ASSET MANAGEMENT LLC (“CLARIVEST” OR THE “COMPANY”) AND MUST BE RETURNED TO THE COMPANY SHOULD AN EMPLOYEE’S ASSOCIATION WITH THE COMPANY TERMINATE FOR ANY REASON. THE CONTENTS OF THIS MANUAL ARE CONFIDENTIAL, AND SHOULD NOT BE REVEALED TO THIRD PARTIES. THIS MANUAL IS NOT A FULL OPERATIONS PROCEDURES MANUAL. IT IS INTENDED TO GIVE SUFFICIENT INFORMATION AND GUIDANCE SUCH THAT AN EMPLOYEE MAY GAIN A BROAD UNDERSTANDING OF THE REGULATORY RULES AND REQUIREMENTS THAT CLARIVEST IS SUBJECT TO. CIRCUMSTANCES VARY AND PRACTICES EVOLVE. TO RETAIN FLEXIBILITY AND RELEVANCE, NEW POLICIES, GUIDANCE AND AMENDMENTS MAY BE PROMULGATED BY EMAIL OR EVEN VERBALLY BEFORE ULTIMATELY BEING INCORPORATED INTO THIS MANUAL. SUCH COMMUNICATIONS SHOULD BE CONSIDERED TO BE AS VALID AND BINDING AS THE FORMAL GUIDANCE CONTAINED IN THIS MANUAL. WHERE THE INFORMATION OR GUIDANCE HEREIN DOES NOT APPEAR TO ADDRESS YOUR PARTICULAR SITUATION YOU SHOULD CONSULT WITH CLARIVEST’S CHIEF COMPLIANCE OFFICER.

March 2006

TABLE OF CONTENTS

DEFINITIONS	3
CODE OF CONDUCT	6
MAINTENANCE OF CODE OF CONDUCT AND REGULATORY COMPLIANCE MANUAL	8
CODE OF ETHICS	11
Quarterly Transaction Reporting Form	23
Quarterly Account Opening Reporting Form	24
Initial Reporting – Securities Accounts	25
Initial Reporting – Securities Holdings	26
Annual Reporting – Securities Accounts	27
Annual Reporting – Securities Holdings	28
Request for Approval of Outside Activity Form	29
Gift and Entertainment Report	30
Employee Gift/Entertainment Log	31
CLIENT PRIVACY	32
Safeguarding Client Records and Non-public Personal Information	35
Privacy Notice	38
MAINTENANCE AND DISSEMINATION OF DISCLOSURE DOCUMENTS AND FILINGS	39
DUTY TO SUPERVISE	46
REVIEW OF THIRD-PARTY SERVICE PROVIDERS	49
ACCOUNT OPENING AND CLOSING PROCEDURES	51
Side Letter Provisions	54
CLIENT COMPLAINTS	55
Client Complaint Log	57
Oral Complaint Memorandum	58
ADVERTISING AND MARKETING	59
Approval to Conduct Formal Speaking Engagements	68
MEDIA COMMUNICATIONS	69
Media Interview Information Sheet	72
PRESS RELEASES AND ARTICLE REPRINTS	73
INVESTMENT PERFORMANCE PRESENTATIONS. GIPS	76
SOLICITORS	81
Solicitors Verification Letter	84
MAINTENANCE OF BOOKS AND RECORDS	86
ELECTRONIC COMMUNICATIONS	89
Email Review Log	96
TRADING	97
Order Documentation Procedures	103
Brokerage Review Committee Agenda	111
Soft Dollar Product/Service Approval Form	117
INVESTING/TRADING ERRORS	120
Possible Trade Errors	125
Trade Error Release Form	126
Trade Error Reporting and Resolution Form	128
PORTFOLIO MANAGEMENT AND REVIEWS	129
CONTINGENCY AND DISASTER RECOVERY PLAN	131
PROXY VOTING	132
Report of Proxy Voting Conflicts	139
ANTI-MONEY LAUNDERING	140
I. Types of Accounts	141
III. Asset Freezes and Blocking of Accounts Procedures	142
Managed Account AML Certification	145
Identification Information of Clients	146
AML Form for the Reporting of Suspicious Activity	147

Examples of Potential Money Laundering Activities	148
SECURITY VALUATION POLICY	149
Pricing Exception Reporting Form	153
CUSTODY	154
CODE OF CONDUCT AND REGULATORY COMPLIANCE MANUAL ACKNOWLEDGEMENT FORM	160
CODE OF ETHICS AND REGULATORY COMPLIANCE MANUAL CERTIFICATION	161

Definitions

The following defined terms are used throughout this Code of Conduct and Regulatory Compliance Manual, while other terms are defined within specific policies and procedures:

1.	34 ACT – Securities Exchange Act of 1934

2.	33 ACT – Securities Act of 1933

3.	ADVISERS ACT – Investment Advisers Act of 1940

4.	ACA – Adviser Compliance Associates, a third-party regulatory compliance consulting firm

5.	AUTOMATIC INVESTMENT PLAN - A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan

6.	BENEFICIAL OWNERSHIP - As set forth under Rule 16a-1(a)(2), determines whether a person is subject to the provision of Section 16 of the 34 Act, and the rules and regulations thereunder, which generally encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect “pecuniary interest” (i.e., some economic benefit) from the ownership of a Security. This may also include securities held by members of an Employee’s immediate family sharing the same household; provided however, this presumption may be rebutted. The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships. Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities to which the report relates.

7.	CCO – Jeff Jacobson, ClariVest’s Chief Compliance Officer

8.	CEO – Stacey Nutt, ClariVest’s Chief Executive Officer

9.	CFTC – Commodity Futures Trading Commission

10.	CLIENTS – ClariVest’s separate managed accounts, mutual funds and unregistered investment funds, Nicholas Applegate Capital Management LLC

11.	EMPLOYEES – ClariVest’s officers, directors and employees

12.	FEDERAL SECURITIES LAWS – Means the 33 Act, 34 Act, the Sarbanes-Oxley Act of 2002, IC Act, Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

13.	FRONT-RUNNING – A practice generally understood to be investment advisory personnel personally trading ahead of client accounts.

14.	FTC – Federal Trade Commission

15.	FUND(S) – Mutual Funds and Closed-End Funds

16.	IAR – Investment advisory representative, which is an Employee that must individually register with a state(s).

17.	INVESTORS – Limited partners and/or shareholders in the Funds

18.	IC ACT – Investment Company Act of 1940

19.	IPO – An “Initial public offering” is an offering of securities registered under the 33 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the 34 Act.

20.	INSIDER TRADING – Although not defined in securities laws, inside tradingis generally thought to be described as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others in violation of the law

21.	LIMITED OFFERING – An offering that is exempt from registration under the 33 Act pursuant to section 4(2) or section 4(6) or pursuant to Rules 504, 505, or 506 of Regulation D.

22.	MANUAL – ClariVest’s Code of Conduct and Regulatory Compliance Manual

23.	MATERIAL INFORMATION - Information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities

24.	MUTUAL FUND(S) – Any 1940s Act mutual fund that ClariVest may establish

25.	NFA – National Futures Association

26.	NON-PUBLIC INFORMATION - Information that has not been available to the investing public

27.	NON-PUBLIC PERSONAL INFORMATION - Personally identifiable financial information, including any information a client provides to obtain a financial product or service; any information about a client resulting from any transaction involving a financial product or service; or any information otherwise obtained about a client in connection with providing a financial product or service to that client; and any list, description, or other grouping of Clients (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available information. Examples of Non-public Personal Information include: name, address, phone number (if unlisted), social security and tax identification numbers, financial circumstances and income, and account balances.

28.	NATURAL PERSON – A living, breathing human being, as opposed to a legal entity.

29.	QIB - Rule 144 under the 33 Act defines a Qualified Institutional Buyer as a specified entity, acting for its own account or the accounts of other QIBs, which in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity.

30.	REPORTABLE FUND – Any fund for which ClariVest serves as the investment adviser as defined in section 2(a)(20) of the IC Act, or any fund whose investment adviser or principal underwriter controls ClariVest, is controlled by ClariVest, or is under common control with ClariVest.

31.	REPORTABLE SECURITY – Any Security, with five (5) exceptions: 1. Transactions and holdings in direct obligations of the Government of the United States; 2. Money market instruments — bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments; 3. Shares of money market FUNDS; 4. Transactions and holdings in shares of other types of mutual FUNDS, unless the adviser or a control affiliate acts as the investment adviser or principal underwriter for the fund; and 5. transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual FUNDS.

32.	RIC – An investment company registered under the IC Act.

33.	SCALPING – A practice generally understand to be investment advisory personnel personally benefiting from small gains in short-term personal trades in securities being traded in advisory accounts.

34.

SECURITY – Means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

35.	SRO – Self-Regulatory Organization (such as the New York Stock Exchange and National Association of Securities Dealers)

36.	STOCS – ACA’s Securities Transaction Online Compliance System which is used by Employees to report their personal securities transactions and holdings to ClariVest.

37.	WATCH LIST (See Code of Ethics) – A list of securities maintained by the CCO that are being considered for investment by ClariVest.

Code of Conduct

March 2006

As Employees of ClariVest, we are retained by our Clients to manage parts of their financial affairs and to represent their interests in many matters. As fiduciaries, we owe our Clients our undivided loyalty – our Clients trust us to act on their behalf, and we hold ourselves to the highest standards of fairness in all such matters.

We expect all Employees to act in an ethical manner when dealing with the public, Clients, prospects, ClariVest, and their fellow Employees.

We expect all Employees to adhere to the highest standards with respect to any potential conflicts of interest with client accounts – simply stated, no Employee should benefit over the account of any client.

We expect all persons associated with ClariVest to preserve the confidentiality of information that they may obtain in the course of our business and to use such information properly and not in any way adverse to our Clients’ interests, subject to the legality of such information.

We expect our Employees to conduct their personal financial affairs in a prudent manner, avoiding any action that could compromise their ability to deal objectively with our Clients.

You are encouraged to speak to the CCO, or in his absence, CIO if you believe that changes to the Manual may be appropriate. In addition, please do not hesitate to contact either of the individuals listed above if you feel any of ClariVest’s disclosure documents, including its Form ADV, advisory contracts or offering materials are inaccurate, incomplete or out-of-date.

CLARIVEST IS COMMITTED TO FOSTERING A CULTURE OF COMPLIANCE. CLARIVEST THEREFORE URGES YOU TO CONTACT THE CCO ABOUT ANY ACTUAL OR SUSPECTED COMPLIANCE MATTER. YOU WILL NOT BE PENALIZED AND YOUR STATUS AT CLARIVEST WILL NOT BE JEOPARDIZED BY COMMUNICATING SUCH MATTERS TO THE CCO OR OTHER SENIOR MANAGERS. RETALIATION AGAINST ANY EMPLOYEE IS CAUSE FOR APPROPRIATE CORRECTIVE ACTION, UP TO AND INCLUDING DISMISSAL.

You are required to complete the Code of Conduct and Regulatory Compliance Manual Acknowledgement Form (attached herein), both initially upon the commencement of your employment with ClariVest and annually thereafter, to acknowledge and certify that you have received, reviewed, understand and shall comply, or have complied with, the policies and procedures as set forth in the Manual. In addition, all Employees must be aware of and comply with the following undertakings:

•	be familiar with the policies and procedures set forth in this Manual;

•	upon the request of the CCO, provide ClariVest with an initial and annual written certification that you have read and understand, and will comply with, the policies and procedures set forth in this Manual and any other compliance materials distributed to you by the CCO;

•	notify the CCO promptly in the event you have any reason to believe that you may have failed to comply with (or become aware of another person’s failure to comply with) the policies and procedures set forth in this Manual;

•	notify the CCO promptly if you become aware of any practice that arguably involves ClariVest in a conflict of interest with any of its advisory accounts, including registered investment companies and unregistered investment Funds;

•	cooperate to the fullest extent reasonably requested by the CCO so as to enable: (i) the CCO to discharge his respective duties under the Manual and (ii) ClariVest to comply with the securities laws to which it is subject; and

•	notify the CCO promptly if you become aware of any part of any disclosure document that you believe may be inaccurate, incomplete or out of date in any respect.

Violations of this Code of Conduct may warrant sanctions at the discretion of management. In any situation where you are unsure about the application of this code or any of the policies, you are encouraged to discuss the situation confidentially with your supervisor or any officer.

This Manual and the policies and procedures set forth herein supersede all manuals, policy statements and procedures and other communications on the subjects discussed herein. In developing the Manual, ClariVest considered the material risks associated with activities engaged in by ClariVest. Accordingly, each policy contains a discussion of the risks considered when developing the policy and procedures. This risk evaluation process is an ongoing one, and the Manual will be periodically reviewed to ensure that ClariVest maintains policies and procedures to address such risks.

ClariVest may amend this Manual and/or adopt interpretations of the policies and procedures contained in the Manual as it deems appropriate with the approval of the CCO. All material amendments to, and new interpretations of, the Manual shall be conveyed to Employees.

Maintenance of Code of Conduct and Regulatory Compliance Manual

Implementation Date: March 2006

Issue

Rule 206(4)-7 under the Advisers Act requires advisers to develop an internal compliance program and to maintain a written set of policies and procedures reasonably designed to prevent violations of the Advisers Act and the rules thereunder. The policies and procedures must be reviewed no less frequently than annually to determine their overall adequacy and effectiveness.

Potential Risks

In developing this policy and procedures, ClariVest considered the material risks associated with maintaining the Manual. This analysis includes risks such as:

•	The firm is a newly formed investment advisor

•	ClariVest having a dominant person (or persons) that has the power to override controls to achieve personal gain.

•	Employees not feeling comfortable bringing a compliance matter to the attention of management.

ClariVest has established the following guidelines to effectuate and monitor ClariVest’s compliance program.

Testing

ClariVest will consider the following two (2) kinds of tests:

•	Quality Control or Transactional Testing – Compliance tests that review and analyze information on a contemporaneous transaction-by-transaction basis in order to identify shortcomings. Two examples of transactional testing are: 1. reviewing a personal trade submitted by an Employee; and 2. reviewing the quality of execution on a single client trade.

•	Forensic or Periodic Testing – Compliance tests that review and analyze information over time in order to identify unusual patterns to determine if the outcomes of advisory activities are consistent with expectations. Dissimilar to transactional testing, forensic testing does not just look at single transactions; instead, multiple transactions are reviewed by “looking-back” to identify patterns. Examples of forensic testing are: 1. reviewing all of the personal trades submitted by an Employee over the past year to determine the adequacy and effectiveness of the personal trading policy and procedures; 2. reviewing the quality of execution on a client’s trades that were effected over the past year to determine the adequacy and effectiveness of the trading policy and procedures; reviewing the performance dispersions between managed accounts to detect trading dissimilarities and potential problems with trade allocations.

The scope and purpose of the testing is dependent on the activity that is addressed in each policy and procedures. Additionally, ClariVest intends on strengthening its compliance program through the analysis and review of the results obtained through its testing processes.

Policy

ClariVest (or its designee) shall review the Manual no less frequently than annually to ensure the adequacy of the policy and procedures contained therein. In addition, ClariVest shall periodically test the effectiveness of its policies and procedures as required by Rule 206(4)-7. The reviews will include, in part, specific consideration of the following:

•	Any compliance matters that arose during the previous year;

•	Any changes in the business activities of the ClariVest (or any affiliated entities); and

•	Any changes to applicable laws, rules or regulations that might suggest a need to revise the Manual.

All required changes to the Manual resulting from the reviews and/or other considerations shall be finally approved and made by the CCO.

Procedures

1.	The CCO shall be responsible for coordinating the reviews (annually, and on an as-needed basis) of the Manual and ClariVest’s policies and procedures. Documentation of the reviews shall be kept in written format and made available to individuals as required by law, and other parties that ClariVest deems appropriate.

2.	ClariVest has engaged outside ACA, a regulatory and compliance consulting firm, to assist it and its CCO on a periodic and on-going basis with regard to a variety of compliance related matters. ClariVest also has engaged Pepper Hamilton LLP as counsel to assist ClariVest in executing these policies as requested.

3.	Any changes to the Manual shall be made by the CCO or a designee appointed by the CCO. All final changes shall be approved by the CCO. However, on an ongoing basis, the CCO shall coordinate consideration of proposed material changes to, and material breaches of, the policies and procedures set forth in this Manual.

4.	The CCO is designated with the full power to enforce the policies and procedures set forth in the Manual. The CCO shall report any known material violations of the Manual to ClariVest’s CEO, or in the case of material violations by the CEO or CIO, to the Chief Operating Officer.

5.	All questions regarding the Manual shall be directed to the CCO.

Responsibility

The CCO is responsible for the successful implementation of the policies and procedures contained in the Manual (including determining who must receive and abide by this Manual, e.g., temporary Employees, etc.). The CCO is also charged with a myriad of additional responsibilities that include, among other things, the following:

•	Advising Employees on the importance of compliance;

•	Instilling a compliance-oriented culture at ClariVest;

•	Training Employees on compliance issues and responding to inquiries from Employees regarding compliance matters;

•	Ensuring that all Employees with compliance responsibilities are competently performing their job functions;

•	Ensuring that ClariVest’s compliance program remains robust, comprehensive, current and properly identifies conflicts of interests;

•	Ensuring the timely review of compliance issues;

•	Identifying conflicts of interests and other areas that may expose ClariVest to increased regulatory and compliance risk;

•	Ensuring the adequate attention and funding of ClariVest’s compliance function; and

•	Becoming ClariVest’s point-of-contact with the SEC and other regulatory authorities.

Code of Ethics

Implementation Date: March 2006

General

The Code of Ethics is predicated on the principle that ClariVest owes a fiduciary duty to its Clients. 1 Accordingly, Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients. At all times, ClariVest will:

•	Place client interests ahead of ClariVest’s – As a fiduciary, ClariVest will serve in its Clients’ best interests. In other words, Employees may not benefit at the expense of advisory Clients. This concept is particularly relevant when Employees are making personal investments in securities traded by advisory Clients.

•	Engage in personal investing that is in full compliance with ClariVest’s Code of Ethics – Employees must review and abide by ClariVest’s Personal Securities Transaction and Insider Trading Policies.

•	Avoid taking advantage of your position – Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with ClariVest, or on behalf of an advisory client, unless in compliance with the Gift Policy below.

•	Maintain full compliance with the Federal Securities Laws – Employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act [17j-1] and Rule 17j-1 under the IC Act. In addition, ClariVest EMPLOYEES who are Officers of a RIC must also abide by the Fund’s Officer Code of Conduct that is established by the investment company.

Any questions with respect to ClariVest’s Code of Ethics should be directed to the CCO and/or the CEO or outside counsel. As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics to the CCO. All reported Code of Ethics violations will be treated as being made on an anonymous basis.

Potential Risks

In developing this policy and procedures, ClariVest considered the material risks associated with administering the Code of Ethics. This analysis includes risks such as:

•	Access person engaging in various personal trading practices that wrongly use non-public information. (These practices include but are not limited to trading ahead of Clients and passing non-public information on to spouses and other persons over whose accounts the access person has control.)

•	Access persons being able to cherry pick Clients’ trades and systematically move profitable trades to a personal account and let less profitable trades remain in Clients’ accounts.

•	One or more Employees engaging in an excessive volume of personal trading (as determined by the CCO) that detracts from their ability to perform services for Clients.

[1]	S.E.C. v. Capital Gains Research, Inc., 375 U.S. at 191-192 (1963).

•	Employees taking advantage of their position by accepting excessive gifts or other gratuities (including access to IPO investments) from individuals seeking to do business with ClariVest.

•	The personal trading of Employees does not comply with certain provisions of Rule 204A-1 under the Advisers Act (and Rule 17j-1 of the IC Act).

•	Access persons not being aware of what constitutes insider information.

•	Employees serving as trustees and/or directors of outside organizations. (This could present a conflict in a number of ways, for example, if ClariVest wants to recommend the organization for investment or if the organization is one of ClariVest’s service providers.)

•	Employees using firm property, including research, supplies, and equipment, for personal benefit.

ClariVest has established the following guidelines to effectuate and monitor ClariVest’s Code of Ethics.

Guiding Principles & Standards of Conduct

All Employees of ClariVest shall:

•	Act in an ethical manner with the public, Clients, prospective clients, employers, Employees, colleagues in the investment profession, and other participants in the global capital markets;

•	Place the integrity of the investment profession, the interests of Clients, and the interests of ClariVest above one’s own personal financial interests;

•	Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

•	Avoid any actual or potential conflict of interest;

•	Conduct all personal securities transactions in a manner consistent with this policy;

•	Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

•	Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;

•	Comply with applicable provisions of the Federal Securities Laws.

1.	Personal Security Transaction Policy

Employees must comply with the following procedures before purchasing or selling securities in which they have a beneficial ownership or unless the transaction occurs in an exempted security. Employees must have written clearance for securities transactions involving initial public offerings or limited offerings. For purposes of this policy a limited offering shall be a security that has a market capitalization of less than $500 million or security that is exempt from registration under the Securities Act of 1933. The CCO shall (a) obtain from the Employee full details of the proposed transaction including written certification that the investment opportunity did not arise by virtue of the Employee’s activities on behalf of a client; and (b) conclude, after consultation with a Portfolio Manager (who has no personal interest in the issuer of the limited offering or IPO), that the security does not fit the investment strategy recommended by ClariVest and if so, that no Clients have any foreseeable interest in purchasing such security. The CCO may request a copy of any offering materials (subscription agreement, etc.) associated with the Limited Offering.

Employees shall request pre-clearance via email. All pre-clearance requests must be submitted to the CCO or someone so designated by the CCO with the CCO’s oversight. Once pre-clearance is granted to an Employee, such Employee may only transact in that Security for the remainder of the day or if specifically agreed upon in writing, good till cancelled. If the Employee wishes to transact in that security on the following or any other day, they must again obtain pre-clearance from the CCO or another individual designated. No pre-clearance is required for transactions taking place in the exempted securities noted below.

Reportable and Exempt Securities

ClariVest requires Employees to provide periodic reports (See Reporting section below) regarding transactions and holdings in any security (i.e. a Reportable Security), except for transaction or holdings of:

•	Direct obligations of the Government of the United States;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares issued by open-end funds other than Reportable Funds; and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

Commodities, futures and options traded on a commodities exchange, including currency futures are not considered securities. However, futures and options on any group or index of securities shall be considered securities.

PLEASE NOTE, SUCH EXEMPTION DOES NOT APPLY TO SHARES OF OPEN-END MUTUAL FUNDS THAT ARE ADVISED BY CLARIVEST (OR AN AFFILIATE) OR ARE OTHERWISE AFFILIATED WITH CLARIVEST (OR AN AFFILIATE). MORE SPECIFICALLY, EMPLOYEES MUST PRE-CLEAR AND REPORT ANY PERSONAL TRANSACTION IN A REPORTABLE FUND.

Beneficial Ownership

Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

The following are examples of indirect pecuniary interests in securities:

•	Securities held by members of Employees’ immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included;

•	Employees’ interests as a general partner in securities held by a general or limited partnership; and

•	Employees’ interests as a manager/member in the securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

The following circumstances constitute beneficial ownership by Employees of securities held by a trust:

•	Ownership of securities as a trustee where either the Employee or members of the Employees’ immediate family have a vested interest in the principal or income of the trust;

•	Ownership of a vested beneficial interest in a trust; and

•	An Employee’s status as a settlor/grantor of a trust, unless the consent of all of the beneficiaries is required in order for the Employee to revoke the trust.

Reporting

In order for ClariVest to monitor compliance risks such as Scalping, Front-Running or the appearance of a conflict of interest with the trading by ClariVest Clients, each Employee of ClariVest shall provide the CCO with reports indicating all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership except for exempt transactions listed in the section below entitled “Exceptions from Reporting Requirements”.

Quarterly Transaction Reports

Employees shall be required to instruct their broker-dealers to send ClariVest’s CCO duplicate trade confirmations and/or account statements of the Employee, at a minimum, no later than thirty (30) days after the end of each calendar quarter. If an Employee’s trades do not occur through a broker-dealer (i.e., purchase of a private investment fund), such transactions shall be reported separately on the quarterly personal securities transaction report provided in Attachment A. The quarterly transaction reports shall contain at least the following information for each transaction in a Reportable Security in which the Employee had, or as a result of the transaction acquired, any direct or indirect beneficial ownership: (a) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved; (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (c) the price of the Reportable Security at which the transaction was effected; (d) the name of the broker, dealer or bank with or through which the transaction was effected; and (e) the date that the report is submitted.

Employees shall also report on a quarterly basis, not later than 30 days after the end of the calendar quarter, the name of any account established by the Employee during the quarter in which any securities were held during the quarter for the direct or indirect benefit of the Employee, the date the account was established, and the date the report was submitted. See Attachment B.

EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT TRANSACTIONS BY MEMBERS OF THE EMPLOYEE’S IMMEDIATE FAMILY INCLUDING SPOUSE, CHILDREN AND OTHER MEMBERS OF THE HOUSEHOLD IN ACCOUNTS OVER WHICH THE EMPLOYEE HAS DIRECT OR INDIRECT INFLUENCE OR CONTROL.

Initial and Annual Holdings Reports

New ClariVest Employees are required to report all of their personal securities holdings not later than 10 days after the commencement of their employment (See Attachment C for a copy of the Initial Holdings Report). The initial holdings report must be current as of a date not more than 45 days prior to the date the person becomes subject to this Code.

Existing Employees are required to provide ClariVest with a complete list of securities holdings on an annual basis, or on or before February 14th (as determined by ClariVest) of each year. The report shall be current as of December 31st , which is a date no more than 45 days from the final date the report is due to be submitted. (See Attachment D for a copy of the Annual Holdings Report).

In the event that Employee submits brokerage or custodial statements to satisfy the initial and/or annual holdings report requirement, Employee must be certain that such statements include the information found on Attachments C and D.

AS NOTED ABOVE, EMPLOYEES MUST REPORT THE NAME OF ANY BROKER, DEALER OR BANK WITH WHICH THE EMPLOYEE MAINTAINS AN ACCOUNT IN WHICH ANY SECURITIES ARE HELD FOR THE EMPLOYEE’S DIRECT OR INDIRECT BENEFIT. PLEASE NOTE THAT THIS REQUIREMENT DOES NOT PROVIDE FOR ANY EXEMPTIONS TO THE DEFINITION OF A SECURITY. THUS, IF EMPLOYEES HAVE A BENEFICIAL INTEREST IN A NON-REPORTABLE SECURITY IN AN ACCOUNT THAT HAS NOT PREVIOUSLY BEEN REPORTED, THE NAME OF THE BROKER, DEALER OR BANK WHERE THESE ACCOUNTS ARE MAINTAINED MUST BE REPORTED.

Exceptions from Reporting Requirements

An Employee is not required to submit: 1) a transaction or initial and annual holdings report with respect to securities held in accounts over which the Employee had no direct or indirect influence or control (i.e., any transactions occurring in an account that is managed on a fully-discretionary basis by an unaffiliated money manager and over which such employee has no direct or indirect influence or control), and 2) a transaction report with respect to transactions effected pursuant to an automatic investment plan. The CCO will determine on a case-by-case basis whether an account qualifies for either of these exceptions. In addition, from time to time, the CCO may exempt certain transactions on a fully documented trade-by-trade basis.

Trading and Review

ClariVest strictly forbids Front-Running client accounts, which is a practice generally understood to be Employees personally trading ahead of proposed client transactions. The CCO will closely monitor Employees’ investment patterns to detect these abuses. Employees are strictly prohibited from engaging in short-term trades of mutual fund shares, as to avoid even the appearance of market timing activities. The CFO will monitor the CCO’s personal securities transactions for compliance with the Personal Security Transaction Policy.

ACA shall also conduct a post-trade review of ClariVest Employees’ personal trading. Specifically, ClariVest Employees submit their personal trades electronically into ACA’s STOCS system. ClariVest Employees may enter their trades into the STOCS contemporaneously as they trade throughout a quarter or all at once after the end of the quarter. Alternatively, the firm may aggregate the personal trades of all of its Employees into an electronic download and forward such information on to ACA. Regardless of the method of submission, all Employee trades must be reported to ACA within thirty (30) days after the end of each calendar quarter. All employee holdings must be submitted/updated within forty-five (45) days of the calendar year end. ACA will then compare such trades to the quarterly download of ClariVest’s Clients’ trades and this Code. A quarterly report will be issued by ACA to ClariVest regarding its review. This review ensures that ClariVest supervises the trading activities of its associated persons. The comparison of Employee trades to those of advisory Clients will identify potential conflicts of interest.

If ClariVest discovers that an Employee is personally trading contrary to the policies set forth above, the Employee shall meet with the CCO and CEO to review the facts surrounding the transactions.

Reporting Violations and Remedial Actions

ClariVest takes the potential for conflicts of interest caused by personal investing very seriously. As such, ClariVest requires its Employees to promptly report any violations of the Code of Ethics to the CCO.

If any violation of ClariVest’s Personal Security Transaction Policy is determined to have occurred, the CCO may impose sanctions and take such other actions as he/she deems appropriate, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable client(s), if any, or given to a charity, as the CCO shall determine is appropriate.

No person shall participate in a determination of whether he or she has committed a violation of this Policy or in the imposition of any sanction against himself or herself.

2.	Insider Trading Policy

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by any person associated with such investment adviser. In accordance with Section 204A, ClariVest has instituted procedures to prevent the misuse of nonpublic information.

Securities laws have been interpreted to prohibit the following activities:

•	Trading by an insider while in possession of material non-public information; or

•	Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or

•	Communicating material non-public information to others in breach of a fiduciary duty.

Whom Does the Policy Cover?

This policy covers all of ClariVest’s Employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is an officer, director or 10% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

What Information is Material?

Individuals may not be held liable for trading on inside information unless the information is material. Advance knowledge of the following types of information is generally regarded as Material:

•	Dividend or earnings announcements

•	Write-downs or write-offs of assets

•	Additions to reserves for bad debts or contingent liabilities

•	Expansion or curtailment of company or major division operations

•	Merger, joint venture announcements

•	New product/service announcements

•	Discovery or research developments

•	Criminal, civil and government investigations and indictments

•	Pending labor disputes

•	Debt service or liquidity problems

•	Bankruptcy or insolvency problems

•	Tender offers, stock repurchase plans, etc.

•	Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company’s business. For example, material information about the contents of an upcoming newspaper column may affect the price of a security, and therefore be considered material.

What Information is Non-Public?

In order for issues concerning inside trading to arise, information must not only be material, but also Non-Public.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the “tip” made to the Employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Employees may also become insiders or tippees if they obtain material, non-public information from acquaintances, at social gatherings, by overhearing conversations, etc.

Selective Disclosure

Employees must never disclose proposed/pending trades to any client or other individual/entity outside of ClariVest. Additionally, ClariVest must be careful when disclosing the composition of Clients’ portfolios without obtaining consent from the CCO. Federal Securities Laws may specifically prohibit the dissemination of such information and doing so may be construed as a violation of ClariVest’s fiduciary duty to Clients. Selectively disclosing the portfolio holdings of a client’s portfolio to certain Investors/outside parties may also be viewed as ClariVest engaging in a practice of favoritism. Including information regarding Clients’ portfolio holdings in marketing materials and ClariVest’s website is subject to the CCO’s approval in accordance with ClariVest’s Marketing policy and procedures. All inquiries that are received by Employees to disclose portfolio holdings must be immediately reported to the CCO and CEO. In determining whether or not to approve the dissemination of holdings information, the CCO will consider, among other things, how current the holdings information is. However, in no case will the CCO approve the dissemination of holdings information that is less than one (1) month old.

ClariVest will provide clients with certain information relating to the performance of their accounts, as requested. All clients are provided with the opportunity to request such information to ensure that no selective disclosure of such information has occurred.

Procedures to follow if an Employee Believes that he/she Possesses Material, Non-Public Information

If an Employee has questions as to whether they are in possession of material, non-public information, they must inform the CCO and CEO as soon as possible. From this point, the Employee, CCO and CEO will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in inside trading, Employees:

•	Shall not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company.[2]

•	Shall not engage in securities transactions of any company, except in accordance with ClariVest’s Personal Security Transaction Policy and the securities laws.

•	Shall not discuss any potentially material, non-public information with colleagues, except as specifically required by their position.

•	Shall not proceed with any, trading, etc. until the CCO and CEO inform the Employee of the appropriate course of action.

3.	Serving As Officers, Trustees and/or Directors of Outside Organizations

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, ClariVest may determine that it is in its Clients’ best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization. For example, a company held in Clients’ portfolios may be undergoing a reorganization that may affect the value of the company’s outstanding securities and the future direction of the company. Service with organizations outside of ClariVest can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

As an outside board member or officer, an Employee may come into possession of material non-public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between ClariVest and the outside organization, and that the Employee does not communicate such information to other Employees in violation of the information barrier.

Similarly, ClariVest may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee must not be involved in the decision to retain or hire the outside organization.

[2]	Please refer to the Trading Policy for a discussion of instances in which ClariVest trades in reliance on “Big Boy Letters.

Employees are prohibited from engaging in such outside activities without the prior approval from the CCO. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.

4. Diversion of Firm Business or Investment Opportunity

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with ClariVest and in which he or she knows ClariVest might be expected to participate or have an interest, without disclosing in writing all necessary facts to the CCO, offering the particular opportunity to ClariVest, and obtaining written authorization to participate from the CCO (refer to Attachment H).

Any personal or family interest of an Employee in any ClariVest business activity or transaction must be immediately disclosed to the CCO. For example, if an Employee becomes aware that a transaction being considered or undertaken by ClariVest may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the CCO.

5.	Loans

No Employee may borrow funds from or become indebted to a client of ClariVest, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and receives prior approval from the CCO. No Employee may use ClariVest’s name, position in a particular market or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

6.	Dealings with Government and Industry Regulators

ClariVest’s policy forbids payments of any kind by it, its Employees or any agent or other intermediary to any government official or candidate, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials. No Employee can hold a public office if it in any way conflicts with ClariVest’s business.

It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies. Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.

All Employees are required to cooperate fully with management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against ClariVest.

7.	Improper Use of ClariVest Property

No Employee may utilize property of ClariVest or utilize the services of ClariVest, its principals or employees, for his or her personal benefit or the benefit of another person or entity, without approval of the CCO. For this purpose, “property” means both tangible and intangible property, including ClariVest and employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

8.	Protection of ClariVest’s Name

Employees should at all times be aware that ClariVest’s name, reputation and credibility are valuable assets and must be safeguarded from any potential misuse. Care should be exercised to avoid the unauthorized use of ClariVest’s name in any manner that could be misinterpreted to indicate a relationship between ClariVest and any other entity or activity.

9.	Employee Involvement in Litigation or Proceedings

Employees must advise the CCO immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

10.	Gifts and Entertainment

Employees’ Receipt of Business Meals, Sporting Events and Other Entertainment - Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is reasonable, not lavish or extravagant in nature and the Employee is accompanied by the giver. In the event that the estimated cost of the meal, event, etc. is greater than $250, the Employee must report his/her attendance at the meal, event, etc. to the CCO. See Attachment F. If the event is highly publicized such that the tickets may be selling in excess of their face value, the Employee must consider the market value for the reporting requirements.

Giving and Receiving Gifts - Employees must report their intent to accept or give gifts over $100 (either one single gift, or in aggregate on an annual basis) to the CCO. See Attachment F. Reasonable gifts received on behalf of the Company shall not require reporting. Examples of reasonable gifts include holiday gift baskets and lunches brought to ClariVest’s offices by service providers. ClariVest’s and its Employees are prohibited from giving gifts that may be deemed as excessive, and must obtain approval to give all gifts in excess of $100 to any client, prospective client or any individual or entity that ClariVest is seeking to do business with.

Gifts Given to Taft-Hartley Funds - Employees are reminded that notwithstanding this policy, ClariVest may manage Taft-Hartley funds and any gratuity provided by ClariVest to labor unions or union representatives that have an “interest” in the Taft-Hartley fund (including the members covered by the Taft-Hartley fund) in excess of $250 per fiscal year are required to be reported on Attachment F and Department Labor Form LM-10 within 90 days following the end of ClariVest’s fiscal year. Accordingly, ClariVest will monitor all gratuities as discussed and make the appropriate filings on DOL Form LM-10.

The Department of Labor has issued further guidance on the filing of Form LM-10 through its website (www.dol.gov). Below are the relevant web-pages regarding the filing of Form LM-10:

•	Form LM-10

http://www.dol.gov/esa/regs/compliance/olms/GPEA_Forms/lm%20-%2010p.pdf#search=‘Form%20LM10’

•	Instructions to Form LM-10 http://www.dol.gov/esa/regs/compliance/olms/GPEA_Forms/LM-10%20instructions.pdf

•	Frequently Asked Questions http://www.dol.gov/esa/regs/compliance/olms/LM10_FAQ.htm

The CCO shall track all reportable entertainment and gifts via Attachment J.

12.	Travel Expenses

Employees may charge against appropriate ClariVest accounts normal and reasonable travel and travel-related expenses incurred for a ClariVest business purpose. Such expenses may include meals and incidentals, travel costs (air, train, etc.), lodging expenses, business phone calls and other miscellaneous travel related expenses. When incurring such expenses, Employees must use reasonable judgment and generally be aware of escalating travel costs. While ClariVest has not prescribed limits on such expenses, ClariVest may reiterate its policy with Employees as necessary.

ClariVest will pay for travel expenses (airline, hotel, meals and incidentals) related to Employees’ attendance at conferences, company visits, etc. In the event that any such expenses are included as part of the event (i.e. a broker charters a jet for numerous investment firms, including ClariVest, to visit a company, etc.), ClariVest shall determine the reasonableness of such expenses and may chose to the approximate value of such expenses and forward the third-party a reimbursement check. ClariVest has adopted this policy in order to avoid any perceived conflict of interest associated with our relationships with outside service providers.

Disclosure

ClariVest shall describe its Code of Ethics in Part II of Form ADV and, upon request, furnish Clients with a copy of the Code of Ethics. All client requests for ClariVest’s Code of Ethics shall be directed to the CCO.

[17j-1] The requirement to report on issues to ClariVest’s Clients, including Fund and ERISA client’s Boards under this Code and securities regulations may include significant conflicts of interest that arise involving the personal investment policies, even if the conflicts have not resulted in a violation of this Code. For example, ClariVest may be required to report to the client’s Board if a Portfolio Manager is a director of a company whose securities are held by the client’s portfolio.

If the CCO determines that a material violation of this Code has occurred, he or she shall promptly report the violation, and any enforcement action taken, to ClariVest’s senior management. If ClariVest’s senior management determines that such material violation appears to involve a fraudulent, deceptive or manipulative act, ClariVest will report its findings to the Fund’s Board of Directors or Trustees pursuant to Rule 17j-1.

Recordkeeping

ClariVest shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of regulatory authorities or ClariVest’s management.

•	A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

•	A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

•	A record of all written acknowledgements (annual certifications) as required by the Manual for each person who is currently, or with the past five years was, an Employee of ClariVest.

•	A copy of each report made pursuant to this Code of Ethics by an Employee, including any information provided in lieu of reports, shall be preserved by the Company for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

•	A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

•	The Company shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any limited offering or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

•	[17j-1] A copy of each finding presented to the Board of a Fund shall be preserved by ClariVest for at least five years after the end of the fiscal year in which the record is made, the first two years in an easily accessible place.

Responsibility

The CCO will be responsible for administering the Code of Ethics. All questions regarding the policy should be directed to the CCO. All Employees must acknowledge their receipt and understanding of the Code of Ethics upon commencement of their employment.

[17j-1] In the event a material change is made to the Personal Trading Policy of the Code of Ethics, the CCO shall inform the Fund’s CCO of such material change and ensure that such material change is approved by the Fund’s Board no later than six months after adoption of the material change.

Attachment A

Quarterly Transaction Reporting Form

REPORTING EMPLOYEE:

FOR QUARTER ENDED

In accordance with ClariVest’s Code of Ethics, please provide a list of all reportable securities transactions that have occurred during the previous calendar quarter in any account in which you maintain a pecuniary interest.

Number of Shares	Security Name	Type (e.g., equity; fixed income)	Ticker or CUSIP (if app.)	Principal Amount	Buy (acquire)/ Sell (dispose)	Interest rate/ maturity	Price	Date	Broker, Dealer or Bank

TO BE USED FOR TRANSACTIONS THAT OCCUR OUTSIDE OF YOUR BROKERAGE ACCOUNTS.

DELIVER TO ________________ WITHIN 30 DAYS OF THE END OF EACH CALENDAR QUARTER.

USE ADDITIONAL SHEETS IF NECESSARY.

Attachment B

Quarterly Account Opening Reporting Form

REPORTING EMPLOYEE:

FOR QUARTER ENDED

In accordance with ClariVest’s Code of Ethics, please provide a list of all reportable securities accounts that have opened during the previous calendar quarter in which you maintain a pecuniary interest.

Name of Broker, Dealer or Bank	Account Title	Account Number	Date of Account Establishment

I certify that this form fully discloses all of the newly opened accounts in which I have a pecuniary interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities to which the report relates.

_____________________________		Reviewed by: _____________________________
Print Name
Date of Review: ____________________________
__________________________________	______________________
Signature	Date	Exception(s) Noted: ______ No ______ Yes

If Yes, Describe: ___________________________

Attachment C

Initial Reporting – Securities Accounts

Employee _______________________________________________ (PRINT NAME)

Information submitted current as of __________________________ (PRINT DATE)

In accordance with ClariVest’s Code of Ethics, please provide a list of all securities accounts in which you have a pecuniary interest.

Name of Broker, Dealer or Bank	Account Title	Account Number

I certify that this form fully discloses all of the securities accounts in which I have a pecuniary interest.

__________________________________________________	_______________________
Signature	Date

Reviewed by: _______________________________

Date of Review: _____________________________

Exception(s) Noted: _______No ________Yes

If Yes, Describe: _____________________________

Attachment D

Initial Reporting – Securities Holdings

In accordance with ClariVest’s Code of Ethics, please provide a list of all reportable securities in which you have a pecuniary interest. This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

Number of Shares	Security Name	Type (e.g., equity; Fixed income)	Ticker or CUSIP (if applicable)	Principal Amount

Use additional sheets as necessary.

I certify that this form fully discloses all of the reportable securities in which I have a pecuniary interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the reportable security to which the report relates.

__________________________________________________	_______________________
Signature	Date

Reviewed by: _______________________________

Date of Review: _____________________________

Exception(s) Noted: _______No ________Yes

If Yes, Describe: _____________________________

Attachment E

Annual Reporting – Securities Accounts

Employee _______________________________________________ (PRINT NAME)

Information submitted current as of __________________________ (PRINT DATE)

In accordance with ClariVest’s Code of Ethics, please provide a list of all securities accounts in which you have a pecuniary interest.

Name of Broker, Dealer or Bank	Account Title	Account Number

I certify that this form fully discloses all of the securities accounts in which I have a pecuniary interest.

__________________________________________________	_______________________
Signature	Date

Reviewed by: _______________________________

Date of Review: _____________________________

Exception(s) Noted: _______No ________Yes

If Yes, Describe: _____________________________

Attachment F

Annual Reporting – Securities Holdings

In accordance with ClariVest’s Code of Ethics, please provide a list of all reportable securities in which you have a pecuniary interest. This includes reportable securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

Number of Shares	Security Name	Type (e.g., equity; Fixed income)	Ticker or CUSIP (if applicable)	Principal Amount

Use additional sheets as necessary.

I certify that this form fully discloses all of the reportable securities in which I have a pecuniary interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the reportable security to which the report relates.

__________________________________________________	_______________________
Signature	Date

Reviewed by: _______________________________

Date of Review: _____________________________

Exception(s) Noted: _______No ________Yes

If Yes, Describe: _____________________________

Attachment G

Request for Approval of Outside Activity Form

The undersigned hereby requests approval for participation in the following outside activity:

__________________________________________________________________________________________________

Name and address of company or organization: ________________________________________________________________

Nature of organization’s primary business or purpose: ___________________________________________________________

Is this a public company? (YES/NO) If YES, stock symbol: ______________________________________________________

Complete description of anticipated role with organization: _______________________________________________________

____________________________________________________________________________________________________

Describe any compensation you will receive: ___________________________________________________________________

If this request for approval is granted:

•	I agree to notify the Chief Compliance Officer of any change in the above information.

•	I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

•	I am aware of no other EMPLOYEES who are officers or directors of the organization noted above.

•	I agree to adhere to the inside tradingpolicies of both Adviser ClariVest LLC (“ClariVest”) and the organization, and not to communicate any material non-public information in my possession regarding the organization to ClariVest’s investment advisory or research staff.

•	I will avoid participation in discussions regarding service, investment management, or other arrangements with ClariVest or its affiliates, and will recuse myself from voting on any such matters.

_____________________________________________________________________________________________________

Signature of Employee : __________________________________________________ Date: ___________________________

Approved By:___________________________________________________________ Date:___________________________

Attachment H

Gift and Entertainment Report

Employee(s) Receiving/Giving the Gift/Entertainment:

_______________________________________________________________________________________________

Describe the Gift/Entertainment:

_______________________________________________________________________________________________

_______________________________________________________________________________________________

Approximate Total Dollar Amount of Gift/Entertainment: $__________________

Receiver/Giver of the Gift/Entertainment:

_______________________________________________________________________________________________

_______________________________________________________________________________________________

Is the Receiver of the Gift/Entertainment an Individual or Entity that is associated with a Taft-Hartley Fund?

Yes _________         No __________

Has Employee Received/Given Additional Gifts/Entertainment from Receiver/Giver within the Past 12 Months? If Yes, list the Gifts/Entertainment received/given and the approximate Value of the Gifts/Entertainment:

_______________________________________________________________________________________________

Relationship of Receiver/Giver to ClariVest and/or Employee(s):

_______________________________________________________________________________________________

Reason (if known) the Gift/Entertainment will be given by/given to ClariVest and/or Employee(s):

_______________________________________________________________________________________________

Compliance Use Only

_____ Approved _____ Not Approved Person Approving ____________

Reasons Supporting Decision to Approve/Not Approve: ____________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

Employee Gift/Entertainment Log

Date	Employee Giving/ Receiving Gift/ Entertainment	Description of Gift/Entertainment	Approximate Dollar Amount of Gift/ Entertainment	Receiver/ Giver of Gift/ Entertainment	Relationship of Receiver /Giver to ClariVest and/or Employee	Reason Gift/ Entertainment was given by/ given to ClariVest and/ or Employee	Compliance Approval (Yes/No)

YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO

Client Privacy

Implementation Date: March 2006

Issue

The SEC’s Regulation S-P (Privacy of Consumer Financial Information), which was adopted to comply with Section 504 of the Gramm-Leach-Bliley Act, requires investment advisers to disclose to Clients, who are natural persons (i.e. not corporations, endowments, or other entities), its policies and procedures regarding the use and safekeeping of client records and information.

The adopting release to Regulation S-P includes a footnote that addresses the application of the Privacy rules to certain unregistered entities. Footnote number twelve in the adopting release states:

The Regulation also applies to any unregistered broker, dealer or fund in the United States. See section 248.1. In accordance with the G-L-B Act, however, Regulation S-P does not apply to any investment adviser that is not registered with the Commission. See G-L-B Act §§ 505(a)(5) (Commission has jurisdiction over broker-dealers, FUNDS, and registered advisers); 505(a)(7) (Federal Trade Commission has jurisdiction over financial institutions not subject to the specific jurisdiction of the federal functional regulators).

According to this footnote, the Funds may be subject to the Federal Trade Commission privacy requirements, which can be found at: http://www.ftc.gov/os/2002/05/67fr36585.pdf.

Information is collected from Clients at the inception of their accounts and occasionally thereafter, primarily to determine accounts’ investment objectives and financial goals and to assist in providing Clients with requested services. While ClariVest strives to keep client information up to date, Clients are requested to monitor any information provided to them for errors.

Additionally, the SEC has adopted amendments to Rule 30 under Regulation S-P which require financial institutions to adopt written policies and procedures to properly dispose of sensitive consumer information. The amendments are designed to protect consumers against the risks associated with unauthorized access to information and mitigate the possibility of fraud and related crimes, including identity theft.

Potential Risks

In developing this policy and procedures, ClariVest considered the material risks associated with protecting client information. This analysis includes risks such as:

•	Information about activities of ClariVest and its Clients that is required to be maintained not being accurately recorded and stored and not protected from unauthorized access, alteration, and destruction.

•	Information about Clients not being maintained or used in ways that ensures such information is safe from unauthorized use.

•	Disclosures made to Clients about how their personal information is used and protected from unauthorized use is false and misleading.

ClariVest has established the following guidelines to effectuate and monitor ClariVest’s privacy policy.

Policy

ClariVest will not disclose client records and information including Nonpublic Personal Information and Consumer Report Information (collectively, “Client Information”) to anyone unless such disclosure is permitted or required by law.

For purposes of this policy, “Non-public Personal Information” means:

•	personally identifiable financial information, including any information a client provides to obtain a financial product or service; any information about a client resulting from any transaction involving a financial product or service; or any information otherwise obtained about a client in connection with providing a financial product or service to that client; and

•	any list, description, or other grouping of Clients (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available information.

Examples of Nonpublic Personal Information include: name, address, phone number (if unlisted), social security and tax identification numbers, financial circumstances and income, and account balances.

For purposes of this policy, “Consumer Report Information” means:

•	any record about an individual, whether in paper, electronic or other form, that is a Consumer Report or is derived from a Consumer Report; and

•	any compilation of such records listed in the bullet above.

For purposes of this policy, “Consumer Report” means:

•	the information set forth in Section 603(d) of the Fair Credit Reporting Act (15 U.S.C. 1681a(d)) (“FCRA”), which includes any written, oral, or other communication of any information by a consumer reporting agency bearing on the consumer’s credit worthiness, credit standing, credit capacity, character, general reputation, personal characteristics, or mode of living which is used or expected to be used or collected in whole or in part for the purpose of serving as a factor in establishing the consumer’s eligibility for (A) credit or insurance to be used primarily for personal, family, or household purposes; (B) employment purposes; or (C) any other purpose authorized under Section 604” of FCRA.

Policy and Procedures

1.	ClariVest shall not sell Client Information to anyone.

2.	ClariVest will restrict access to Client Information to individuals within ClariVest who require the information in the ordinary course of servicing Clients’ accounts. Client Information is used only for business purposes.

3.	ClariVest has developed procedures to safeguard client records and information (See Attachment A).

4.	Client Information may only be given to third-parties under the following circumstances:

•	To broker/dealers to open a client’s brokerage account;

•	To other firms as directed by Clients, such as accountants, lawyers, etc.;

•	To specified family members (as authorized by law and/or the client);

•	To third-parties as needed to provide requested services; and

•	To regulators and others, when required by law.

5.	At times, Client Information may be reviewed by ClariVest’s outside service providers (i.e. – accountants, lawyers, consultants, etc.). ClariVest will review the entities’ privacy policies privacy to ensure that Client Information is not misappropriated or used in a manner that is contrary to ClariVest’s privacy policies.

6.	ClariVest shall provide a privacy notice (See Attachment B) to Clients upon inception of the relationship and annually thereafter. The privacy notice shall be furnished to Clients in a written format and ClariVest will maintain a record of the dates when the privacy notice is provided to Clients.

7.	In the event of a change in the privacy policy, ClariVest will provide its Clients with a sufficient amount of time to opt out of any disclosure provisions.

8.	Any suspected breaches to the privacy policy must be reported to the Compliance Officer and/or the CEO.

9.	If an Employee receives a complaint regarding a potential identity theft issue (be it from a client or other party), the Employee should immediately notify the Compliance Officer. The Compliance Officer will thoroughly investigate any valid complaint, and maintain a log of all complaints as well as the result of any investigations.

10.	In the event that unintended parties receive access to Client Information, ClariVest will promptly notify those Clients of the privacy breach. With respect to California Clients, this is a specific requirement.

11.	Extraneous documents containing any Client Information or sensitive consumer information shall be burned, shredded, or destroyed (this includes documents earmarked for recycling). In addition, any Client Information saved in a storage medium that is being sold or disposed of, must be removed from the medium. In the event that ClariVest maintains contracts with service providers for services involving the disposal or destruction of consumer report information, the contracts must explicitly require the “proper” disposal of documents containing Client Information. Please refer to the “Document Destruction” procedure in the Maintenance of Books and Records policy.

Responsibilities

The Compliance Officer will monitor for compliance with ClariVest’s Privacy Policy and Procedures and will coordinate the dissemination of the Privacy Notice.

Attachment A

Safeguarding Client Records and Non-public Personal Information

ClariVest shall strive to: (a) ensure the security and confidentiality of consumer, customer and former customer records and information; (b) protect against any anticipated threats or hazards to the security or integrity of consumer, customer and former customer records and information; and (c) protect against unauthorized access to or use of consumer or customer records or information that could result in substantial harm or inconvenience to any customer. Accordingly, the following procedures will be followed:

A. Confidentiality. Employees shall maintain the confidentiality of information acquired in connection with their employment with ClariVest, with particular care taken regarding Non-public Personal Information. Employees shall not disclose Non-public Personal Information, except to persons who have a bona-fide business need to know the information in order to serve the business purposes of ClariVest, its Clients, and/or Clients. ClariVest does not disclose, and no employee may disclose, any Non-public Personal Information about a client or former client other than in accordance with these procedures.

B. Information Systems. ClariVest has established and maintains its information systems, including hardware, software and network components and design, in order to protect and preserve Non-public Personal Information.

Passwords and Access. Employees use passwords for computer access, as well as for access to specific programs and files. Non-public Personal Information shall be maintained, to the extent possible, in computer files that are protected by means of a password system secured against unauthorized access.

Access to specific ClariVest databases and files shall be given only to employees who have a bona-fide business need to access such information. Passwords shall be kept confidential and shall not be shared except as necessary to achieve such business purpose. User identifications and passwords shall not be: stored on computers without access controls, written down, or stored in locations where unauthorized persons may discover them. All access and permissions for terminated employees shall be removed from the network system promptly upon notification of the termination.

To avoid unauthorized access, Employees shall close out programs and lock their terminals when they leave the office for an extended period of time and overnight. Terminals shall be locked when not in use during the day and laptops shall be secured when leaving ClariVest premises. Confidentiality shall be maintained when accessing the ClariVest network remotely through the implementation of appropriate firewalls and encrypted transmissions.

System Failures. ClariVest will maintain appropriate programs and controls (which may include anti-virus protection and firewalls) to detect, prevent and respond to attacks, intrusions or other systems failures.

Electronic Mail. As a rule, Employees shall treat e-mail in the same manner as other written communications. However, Employees shall assume that e-mail sent from ClariVest computers is not secure and shall avoid sending e-mails that include Non-public Personal Information to the extent practicable. E-mails that contain Non-public Personal Information (whether sent within or outside ClariVest) shall have the smallest possible distribution in light of the nature of the request made.

Disposal. Electronic media, on which Non-Public Personal Information is stored, shall be formatted and restored to initial settings prior to any sale, donation, or transfer of such equipment.

C. Documents. Employees shall avoid placing documents containing Non-public Personal Information in office areas where they could be read by unauthorized persons, such as in photocopying areas or conference rooms. Documents that are being printed, copied or faxed shall be attended to by appropriate employees. Documents containing Non-public Personal Information which are sent by mail, courier, messenger or fax, shall be handled with appropriate care. Employees may only remove documents containing Non-public Personal Information from the premises for bona-fide work purposes. Any Non-public Personal Information that is removed from the premises must be handled with appropriate care and returned to the premises as soon as practicable.

D. Personal Identification Numbers (“PINs”) and Fee Liquidation Forms. ClariVest maintains access to private account information that enables us to gain access to client accounts for the purposes of administrating such accounts. Such information includes PINs and passwords provided by Clients or brokers that enable on-line access and certain pre-signed fee liquidation forms. Such information is found in the secure database of the company and/or in the Clients’ physical files. To access the database, authorized ClariVest employees must use their assigned password to gain entry each time. The physical files are to be kept organized and locked when not in use. Employees agree that they are obligated to tightly monitor this information at all times and use it only to effect the management of ClariVest’s strategies in the account. Upon termination of advisory services, all electronic PINs and passwords maintained in client fillies will be destroyed. Finally, any remaining fee liquidation forms in the client file will be shredded.

E. Discussions. Employees shall avoid discussing Non-public Personal Information with, or in the presence of, persons who have no need to know the information. Employees shall not discuss Non-public Personal Information in public locations, such as elevators, hallways, public transportation or restaurants.

F. Access to Offices and Files. Access to offices, files or other areas where Non-public Personal Information may be discussed or maintained is limited, and Employees shall enter such locations for valid business purposes only. Meetings with Clients shall take place in conference rooms or other locations where Non-public Personal Information will not be generally available or audible to others. Visitors shall generally not be allowed in the office unattended.

G. Old Information. Non-public Personal Information that is no longer required to be maintained shall be destroyed and disposed of in an appropriate manner.

H. Identity Theft. An identity thief can obtain a victim’s personal information through a variety of methods. Therefore, Employees shall take the following actions to prevent identity theft:

a)	When providing copies of information to others, Employees shall make sure that non-essential information is removed and that Non-public personal information which is not relevant to the transaction is either removed or redacted.

b)	The practice of dumpster diving provides access for a would-be thief to a victim’s personal information. Therefore, when disposing of paper documents, paperwork containing Non-public Personal Information shall be shredded, burned or otherwise destroyed.

c)	To avoid a fraudulent address change, requests must be verified before they are implemented and confirmation notices of such address changes shall be sent to both the new address and the old address of record.

d)	Employees may be deceived by pretext calling, whereby an “information broker” or “identity thief” posing as an client, provides portions of the client’s Non-public Personal Information (i.e., social security number) in an attempt to convince an employee to provide additional information over the phone, which can be used for fraudulent purposes. Employees shall make every reasonable precaution to confirm the identity of the client on the phone before divulging Non-public Personal information.

e)	ClariVest prohibits the display of Social Security Numbers on any documents that are generally available or widely disseminated (i.e., mailing lists, quarterly reports, etc.).

Employees could be responsible for identity theft through more direct means. Insider access to information could permit a dishonest Employee to sell consumers’ personal information or to use it for fraudulent purposes. Such action is cause for disciplinary action at ClariVest’s discretion, up to and including termination of employment as well as referral to the appropriate civil and/or criminal legal authorities.

Attachment B

Privacy Notice

This notice is being provided to you in accordance with the Securities and Exchange Commission’s rule regarding the privacy of consumer financial information (“Regulation S-P”). Please take the time to read and understand the privacy policies and procedures that we have implemented to safeguard your nonpublic personal information.3

INFORMATION WE COLLECT

ClariVest Asset Management, LLC must collect certain personally identifiable financial information about its clients to provide financial services. The personally identifiable financial information that we gather during the normal course of doing business with you may include:

1.	information we receive from you on applications or other forms;

2.	information about your transactions with us, our affiliates, or others;

3.	information collected through an Internet “cookie” (an information collecting device from a web server); and

4.	information we receive from a consumer reporting agency.

INFORMATION WE DISCLOSE

We do not disclose any nonpublic personal information about our customers or former customers to anyone, except as permitted or required by law, or as necessary to provide services to you. In accordance with Sections 248.13 through 248.15 of Regulation S-P, we may disclose all of the information we collect, as described above, to certain nonaffiliated third parties such as, but not limited to, attorneys, accountants, auditors and persons or entities that are assessing our compliance with industry standards. We enter into contractual agreements with all nonaffiliated third parties that prohibit such third parties from disclosing or using the information other than to carry out the purposes for which we disclose the information.

CONFIDENTIALITY AND SECURITY

We restrict access to nonpublic personal information about you to those Employees who need to know that information to provide financial products or services to you. We maintain physical, electronic, and procedural safeguards that comply with federal standards to guard your nonpublic personal information.

[3]	Nonpublic personal information means personally identifiable financial information and any list, description or other grouping of consumers that is derived using any personally identifiable financial information that is not publicly available.

Maintenance and Dissemination of Disclosure Documents and Filings

Implementation Date: March 2006

Issue

The SEC requires investment advisers to maintain and distribute certain disclosure documents. These disclosure documents must be kept current and accurate, and should be disseminated in conjunction with required regulations.

Risks

In developing this policy and procedures, ClariVest considered the material risks associated with its maintenance of disclosure documents and submission of regulatory filings. This analysis includes risks such as:

•	Information about ClariVest that is disclosed to Clients and/or regulators being outdated and/or inaccurate.

•	Prospective advisory Clients not having accurate information on which to base their decision on whether to retain ClariVest for advisory services.

•	Existing Clients not being made aware of all material facts relating to a legal or disciplinary action against ClariVest.

•	Regulatory forms not being filed in a timely manner.

ClariVest has established the following guidelines to effectuate and monitor ClariVest’s policy of maintaining and disseminating disclosure documents and regulatory filings.

Policy

ClariVest will update and disseminate its disclosure documents to Clients on a timely basis and ensure the timely and accurate submission of regulatory filings to the appropriate federal and state securities regulators.

1.	Form ADV

Entities applying for registration with the SEC as an investment adviser are required to complete and file a Form ADV, which is an application form for such registration. The adviser is required to file Part 1A of this form electronically through the Investment Adviser Registration Depository (IARD). Part II of Form ADV is maintained in the registered investment adviser’s files, and the investment adviser is not required to file Part II with the SEC. The SEC assigned ClariVest the 801-66386 registration number, and the IARD assigned ClariVest the 139785 registration number.

In general, an investment adviser is eligible for SEC registration if it meets one of the following criteria:

1)	The adviser has assets under management of at least $25 million, as reported on the adviser’s Form ADV; or

2)	The adviser is an investment adviser to an investment company registered under the Investment Company Act of 1940.

Form ADV-W must be filed with the SEC to withdraw from investment adviser registration with the SEC.

Requirements Regarding the Maintenance and Dissemination of Form ADV

•	Rule 204-1(b) of the Advisers Act requires advisers to promptly file an amendment to Form ADV to correct certain information should it become inaccurate and/or have the ability to mislead those to whom it must be delivered. Certain inaccuracies require an amendment to be filed immediately (Items 1,3,9,11 of Part 1A) while other material inaccuracies require an amendment to be filed promptly (Items 4,8,10 and all items on Part II except for Item 14). Other inaccuracies require an amendment to be filed within 90 days of the end of the fiscal year (refer to the instructions appearing in the Form ADV application booklet for further guidance).

•	Rule 204-3(a) under the Advisers Act provides that an adviser shall furnish each advisory client and prospective advisory Clients with a written disclosure statement which may be either a copy of Part II of its Form ADV or a written document containing at least the information required by Part II of Form ADV. The written disclosure document should be provided not less than 48 hours prior to entering into an advisory agreement or at the time of entering into an advisory agreement if the client is given the right to terminate the contract without penalty within five business days after entering into the contract.

•	Rule 204-3(c)(1) requires an investment adviser annually to deliver or offer in writing to deliver to each of its advisory Clients, upon written request, Part II of Form ADV.

•	The SEC believes that an investment adviser has a duty to make disclosure to Clients about material financial conditions and disciplinary history, although no provision of the Advisers Act expressly requires such disclosure. Instead, Rule 206(4)-4 under the Advisers Act prescribes certain minimum disclosures that certain advisers must make to Clients of financial and disciplinary information relating to it or any management persons. ClariVest would be required to disclose to Clients all material facts about any financial condition that would be reasonably likely to impair its ability to meet its contractual commitments to Clients. This disclosure obligation applies only to those Clients where ClariVest has discretionary authority over their assets or where the adviser has received prepayment of advisory fees of more than $500, six months or more in advance.

ClariVest would be required to disclose all material facts relating to a legal or disciplinary event that would be material to a client’s evaluation of ClariVest’s integrity or ability to meet its contractual commitments. Examples of the types of disciplinary information that the SEC believes are material and that the adviser and its employees must disclose include court proceedings, federal/state regulatory proceedings and SRO proceedings. In addition, the adviser must disclose a proceeding before an SRO resulting in a fine in excess of $2,500 or a significant limitation on the adviser’s or management person’s investment related activities.

AN EMPLOYEE MUST ADVISE THE CCO IMMEDIATELY IF HE OR SHE BECOMES INVOLVED IN OR THREATENED WITH LITIGATION OR AN ADMINISTRATIVE INVESTIGATION OR PROCEEDING OF ANY KIND, IS SUBJECT TO ANY JUDGMENT, ORDER OR ARREST, OR IS CONTACTED BY ANY REGULATORY AUTHORITY.

Responsibility

ClariVest provides Clients with Part II of Form ADV and does not utilize a separate written disclosure document in lieu of Part II of Form ADV. The CCO is responsible for ensuring that ClariVest’s Form ADV, both Parts 1A and Part II are properly maintained and disseminated. Accordingly, the CCO will periodically review the Form ADV to ensure that it is accurate and complete. Such a review is most pertinent given changes in: securities laws; industry practices; and ClariVest’s advisory product and services. The CCO may discuss disclosure issues with Employees to ensure that current disclosures are consistent with ClariVest’s practices. Employees are encouraged to review ClariVest’s disclosure documents and bring to the CCO’s attention any disclosures that may require amendment/updating.

2.	Schedule 13F

Schedule 13F is a form that must be filed by an institutional investment manager exercising investment discretion over accounts having in the aggregate more than $100 million in equity securities on the last trading date of any month in a given calendar year. This schedule is required pursuant to Rule 13f-1 of the 34 Act and must be filed with the SEC within 45 days of the end of the calendar year and 45 days after the last day of each of the first three calendar quarters of the subsequent calendar year. Schedule 13F must also be filed electronically on the SEC’s EDGAR Filing System.

Responsibility

The CCO is responsible for ensuring that the appropriate Form 13F filings and amendments are made with the SEC.

3.	Schedule 13D

Section 13(d) of the 34 Act generally requires a beneficial owner of more than 5 percent of a class of equity securities registered under the 34 Act (i.e., equity securities of publicly traded companies) to file a Schedule 13D with the issuer, the SEC, and those national securities exchanges where the securities trade within ten days of the transaction resulting in beneficial ownership exceeding 5 percent. “Beneficial ownership” is defined broadly, and an investment adviser may be deemed to be the beneficial owner of shares held in client accounts (and shares held in proprietary client accounts) if it has or shares either of the following:

•	Voting power, which includes the power to vote or direct the voting of the shares; or

•	Investment power, which includes the power to dispose or direct the disposition of such security.

An amended Schedule 13D must be filed promptly (i.e., within 1-2 business days) if there are any material changes to the disclosures set forth in the Schedule 13D, including, without limitation, any acquisition or disposition of securities in an amount equal to one percent or more of the class of outstanding securities. Any acquisitions of securities that may require a Schedule 13D filing should be brought to the attention of the CCO immediately.

Responsibility

The CCO is responsible for ensuring that the appropriate Schedule 13D filings and amendments are made with the SEC.

4.	Schedule 13G

In general, a registered investment adviser may file a Schedule 13G instead of a Schedule 13D when its beneficial ownership exceeds 5 percent of a class of outstanding registered equity securities and it holds the securities passively (i.e., without the purpose of changing or influencing control of the issuer). Schedule 13G generally must be filed with the SEC within forty-five (45) days after the end of the calendar year in which the registered investment adviser’s beneficial ownership exceeded the 5 percent threshold. In addition, a registered investment adviser choosing to file Schedule 13G must notify any person (e.g., a client) on whose behalf it holds, on a discretionary basis, over 5 percent of a class of outstanding equity securities of any transaction or acquisition that the other person may have to report.

Amendments to Schedule 13G generally are required within forty-five days after the end of the calendar year to report any changes (whether or not material) to the disclosures set forth in the Schedule 13G. However, a registered investment adviser filing on Schedule 13G also must file an amended Schedule 13G within ten days after the end of any month in which its direct or indirect beneficial ownership of a class of registered equity securities exceeds 10 percent of the outstanding securities in that class. After such a filing is submitted, a subsequent filing is required within 10 days after the end of any month in which an adviser’s aggregate beneficial ownership increases or decreases by 5 percent or more of the outstanding securities in the class.

If a registered investment adviser no longer holds the securities passively (i.e., the registered investment adviser holds the securities with the purpose of changing or influencing control of the issuer), the registered investment adviser must file a Schedule 13D within 10 calendar days of the change in investment purpose.

Responsibility

The CCO is responsible for ensuring that the appropriate Schedule 13G filings and amendments are made with the SEC. The CCO must consult with investment personnel to determine the appropriateness of filing either Schedule 13G or Schedule 13D. Factors considered in making the determination generally focus on ClariVest’s level of interaction/influence on the company’s management, specific to whether or not ClariVest is attempting to change or influence the company’s management. Factors considered by the CCO and investment personnel may include the level of communication between the company and ClariVest and the existence of regular and/or sporadic formal written correspondence between the company and ClariVest, and the contents of such correspondence.

5.	Reports of Directors, Officers, and Principal Shareholders (Section 16)

Persons who are directors, officers or directly or indirectly the beneficial owner of more than 10% of any class of equity Securities registered under Section 12 of the 34 Act are generally required to file reports with the SEC under Section 16 of the 34 Act (“Section 16”). The CCO will maintain a current list of Employees subject to the filing requirements of Section 16 (“Reporting Persons”).

Prior to an Employee, or an immediate family member living in the same household as the Employee, becoming a Reporting Person, the Employee must report his/her status (or the status of the immediate family member) with the CCO and file a Form 3 with the SEC within 10 days after the event by which the individual became a Reporting Person. The CCO may assist the Reporting Person in the preparation and filing of all Form 3’s for ClariVest’s Reporting Persons, unless the Reporting Person informs the CCO that he/she will undertake to complete the filing (and the CCO permits such person to perform the filing).

If a Reporting Person makes any purchases or sales of Securities of an issuer for which the Reporting Person is subject to Section 16, or there is otherwise an event required to be reported on Form 4, the Reporting Person shall report the transaction on Form 4 and file it with the SEC within two business days following the date of the transaction.

The Reporting Person is also responsible for the filing of any Form 5, which is used to report Section 16 exempt transactions and other transactions not previously reported on a Form 3 or Form 4. A Form 5 must be filed within 45 days after the end of the fiscal year in which such transaction took place.

For Employees, upon providing pre-clearance to purchase or sell Securities, the CCO will check the status of the person as a Reporting Person with respect to the Securities at issue and notify such person if the transaction is subject to Section 16 reporting requirements. The CCO will inform the Reporting Person if a Section 16 filing must be made, and the CCO will not grant pre-clearance approval until the appropriate filing has been completed.

Responsibility

Employees are responsible for monitoring the requirements of Section 16 of the 34 Act and ensuring that the appropriate Forms 3, 4 and 5 filings and amendments are made with the SEC, as may be required. Employees must immediately notify the CCO following their designation as Reporting Persons.

6.	State Licensing, Notification and Registration

State Requirements

ClariVest may be required to provide one or more state securities authorities with copies of its SEC filings (“notice filings”). ClariVest’s notice filings will be sent electronically to the states that are checked on Item 2.B. of Part 1A of Form ADV. Generally speaking, if ClariVest either maintains a place of business in, or has more than five (5) Clients in a particular state, then it must notice file in that particular state.

ClariVest may not solicit or render investment advice for any client domiciled in a state where ClariVest is not properly registered or conditionally exempt or excluded from registration. ClariVest will file with the SEC, and notice file in numerous states due to the location of additional places of business and residence of its Clients. ClariVest will review its state notice filing requirements as part of its account opening process.

Registration of Investment Adviser Representatives

Under Section 203A, states are permitted to impose individual licensing requirements for any person that is located in the state and provides investment advice on behalf of a SEC registered investment adviser and who is also subject to the supervision and control of the investment adviser (“Supervised Person”). However, a Supervised Person is exempt from any state licensing requirements so as long as most of the clients are either institutional clients or natural person4 clients with a net worth in excess of $1.5 million or have placed $750,000 under the adviser’s management.

State licensing may be required if the Supervised Person manages accounts for natural persons that have less than $750,000 or such natural persons net worth is less than $1.5 million (“Retail Client”). Section 203A permits a Supervised Person to manage a limited number of Retail Clients without having to register in a state. A Supervised Person can manage the greater of:

•	5 Retail Clients; or

•	Up to 10% of its total clients are Retail Clients.

For example, if a Supervised Person has four total clients then the Supervised Person can manage up to five Retail Clients without being subject to state licensing requirements. To use another example, assume the Supervised Person had a total of 70 clients. The Supervised Person can accept up to seven Retail Clients without being subject to state licensing requirements.

Responsibility

ClariVest will monitor its clients and determine when a Supervised Person should be registered. ClariVest will complete the necessary filing via Web CRD when registration is required for a Supervised Person. In addition, depending on the state, the Supervise Person may have to satisfy certain examination requirements as a requisite to registration. The following examinations, or exam waivers, are recognized by states as satisfying the examination requirements; (i) Series 65 examination, (ii) Series 7 examination plus the Series 66 examination (requires an active broker-dealer agent registration), or the following professional designations are widely recognized as acceptable substitutes for the examinations, CFP, CFA, ChFC, PFS or CIC. In a few instances, some states may recognize other examinations, such as the Series 2, Series 6, Series 63, in combination with the exams noted above, or other professional designations, such as an active CPA license, may be acceptable.

For state registered advisers

Individuals associated with state registered investment advisers generally must be registered in states where they have a place of business or in states where they have more than five clients. Most states generally define an investment adviser representative (IAR) as any person who, for compensation (1) makes any recommendations or otherwise renders advice regarding securities; (2) manages accounts or portfolios of clients; (3) determines which recommendation or advice regarding securities should be given; (4) solicits, offers, or negotiates for the sale of or sells investment advisory services, or (5) supervises employees who perform any of the foregoing.

Responsibility

ClariVest will monitor its clients and determine when an IAR should be registered. ClariVest will complete the necessary filing for an IAR when registration is required. Generally, most states that require registration of IARs to satisfy certain examination requirements as a requisite to registration. The following examinations, or exam waivers, are recognized by states as satisfying the examination requirements;

[4]	Natural person means a real human being.

(i) Series 65 examination, (ii) Series 7 examination plus the Series 66 examination (requires an active broker-dealer agent registration), or the following professional designations are widely recognized as acceptable substitutes for the examinations, CFP, CFA, ChFC, PFS or CIC. In a few instances, some states may recognize other examinations, such as the Series 2, Series 6, Series 63, in combination with the exams noted above, or other professional designations, such as an active CPA license, may be acceptable.

7.	Form D

Rule 503 of Regulation D and the general instructions to Form D state that all issuers offering securities in reliance on an exemption under Regulation D or Section 4(6) of the Securities Act of 1933 (such as an unregistered investment fund) must file Form D with the SEC no later than 15 days after the first sale of securities. In addition to the SEC filing, the Form D must also be filed in states in which the securities are marketed to prospective investors. Form D is a brief notice that includes the names and addresses of the company’s owners and stock promoters, but contains little other information about the company.

Responsibility

The CCO is responsible for ensuring that the Form Ds are appropriately filed with the SEC and states.

8.	Filings with the Federal Reserve

Large Position Reporting

A report of positions in specific Treasury security issues that exceed the large position threshold specified by the U.S. Treasury Department (minimum $2 billion) must be filed with the Federal Reserve Bank of New York. Reports are also filed in response to notices issued by the U.S. Department of the Treasury if such threshold is met. ClariVest monitors positions in specific Treasury security issues held by ClariVest that might trigger Large Position Reporting requirements and ClariVest is responsible for deciding when such reports must be filed on ClariVest’s behalf.

Treasury Auction Filing

Treasury security reports need only be filed with the Federal Reserve Bank in connection with the purchase of government securities in a Treasury Auction. Confirmations must be filed by any customer who is awarded a par amount of $500 million or more in U.S. government securities in a Treasury auction. The confirmation must include the reportable net long position, if any. ClariVest monitors U.S. government securities purchased by ClariVest in a Treasury auction that might trigger Treasury Auction filings and ClariVest is responsible for deciding when such reports must be filed on ClariVest’s behalf.

Duty to Supervise

Implementation Date: March 2006

Issue

Section 203(e) of the Advisers Act states, in part, that the SEC may prohibit investment advisers from engaging in investment advisory activities for a period not exceeding twelve months, or in egregious cases, revoke the registration of the investment adviser for a failure to properly supervise its Employees. The severity of the sanction is determined on a case-by-case basis; however, past SEC enforcement actions have observed the reasonableness of compliance procedures as an affirmative defense against a claim of failure to supervise.

ClariVest’s management recognizes its duty to supervise the actions of its Employees. This Manual assists management in carrying out this task by providing guidance in completing advisory activities and setting forth the ethical issues to be considered by the Company. In addition, the ClariVest has developed position descriptions to ensure that Employees are aware of their job responsibilities and ClariVest’s supervisory structure. ClariVest shall carefully review the following activities (note that this list is not all-exhaustive):

•	Setup of new accounts

•	Securities pricing and valuation

•	Preparation of investment advisory agreements

•	Maintenance of client files

•	Portfolio management

•	Client trading, including best execution and trade allocations

•	Customer correspondence

•	Personal trading activities of Employees

•	Customer complaint inquiries

•	Form ADV amendments

•	Regulatory registration issues

•	Marketing and advertising

•	Adherence to the Code of Conduct

Potential Risks

In developing this policy and procedures, ClariVest considered the material risks associated with its supervisory structure. This analysis includes risks such as:

•	Employees engaging in activities that violate the securities laws and/or ClariVest’s internal policies

•	Employees may engaging knowingly or unknowingly in activities that could adversely affect the reputation of ClariVest.

•	The actions of an Employee could cause the SEC to prohibit ClariVest from engaging in investment advisory activities for a specified time period or permanently if ClariVest failed to properly supervise its Employees.

ClariVest has established the following guidelines to effectuate and monitor ClariVest’s policy to effectively supervise its Employees.

Policy

The following Employees with supervisory responsibilities will reasonably supervise the activities of their subordinate Employees:

Portfolio Management and Research – The Portfolio Managers retain the overall responsibility for the supervision of ClariVest’s investment team, and shall direct the Investment Committee as specified in ClariVest’s Portfolio Management and Reviews policy and procedures.

Trading – The Head Trader is responsible for the successful completion of the trading function.

Marketing and Client Relations – The Director of Client Development is responsible for oversight of the marketing and client relations function. The group is responsible for developing new client relationships and interacting with existing Clients.

Administration – The Operations Manager/Chief Administration Officer is responsible for ClariVest’s administration group, which is generally responsible for ClariVest’s daily operations.

Finance and Compliance – The CCO is responsible for the supervision of ClariVest’s back-office functions including: accounting, compliance, information technology (i.e. hardware/networking and database/software) and compliance/regulatory issues.

Procedures

As noted above, supervision over certain responsibilities is generally delegated to various Employees within ClariVest. Such delegation of responsibilities must occur to ensure that ClariVest provides Clients with a high level of service.

ClariVest expects that its Employees will report to their supervisors any issues arising in which they may be unfamiliar or may otherwise require the assistance and judgment of supervisory personnel. Employees must also report any activities that run contrary to the Code of Conduct and that may adversely affect the reputation of ClariVest. All activities reported by Employees may be done anonymously in order to protect the reputations of the Employees involved. ClariVest shall fully review the matter and implement any necessary corrective or disciplinary action. ClariVest requires the full commitment of its Employees to the tenets set forth in the Code of Conduct; Employees that elect to ignore and/or violate the tenets shall be disciplined as such including the possible termination of their association with ClariVest.

Responsibilities

Employees with supervisory responsibilities are required to supervise the activities of their subordinates and report any material issues to their direct supervisor and/or CEO.

Supervisory Duties

As noted above, Section 203(e)(6) of the Advisers Act authorizes the SEC to impose sanctions on an investment adviser for failure to reasonably supervise any person who violates the federal securities laws if that person is subject to the adviser’s supervision. In the event ClariVest establishes branch offices the CCO will be responsible for adequate supervision of those offices. The CCO may be assisted by designated personnel at branch offices.

Procedures

The CCO shall periodically arrange for an audit to thoroughly inspect one or more areas of each branch office. The audit generally will be announced; however unannounced inspections may be appropriate where there are indications of misconduct or potential misconduct, numerous client complaints, or excessive trade corrections. When and how often a particular office will be inspected will depend upon the nature and volume of business conducted through that office. At a minimum, each office will be examined no less than annually.

Set forth below are typical functions that the audit team may perform in a given audit:

•	Interview IARs to ascertain their knowledge of the types of investment management/advisory services they offer;

•	Review a random sample of client files; and

•	Review Company correspondence and marketing materials.

At the completion of each audit, a written report will be prepared highlighting each instance of non-compliance and recommend measures to remedy and prevent non-compliance.

Review of Third-Party Service Providers

Implementation Date: March 2006

Issue

ClariVest utilizes unaffiliated third-parties to assist it in providing investment advisory services to Clients. In entering into agreements with such parties, ClariVest will ensure that the parties are completing the contracted services. Failure by the third-party service providers to meet their obligations could not only subject ClariVest to a precarious situation, but more concerning could subject Clients to unnecessary risks associated with the inadequate or failed completion of the contracted services.

Potential Risks

In developing this policy and procedures, ClariVest considered the material risks associated with its reliance on services provided by third-parties. This analysis includes risks such as:

•	Third-party service providers failing to adequately meet their contractual obligation and therefore expose Clients to unnecessary risk.

•	Service agreements being outdated and inaccurate.

ClariVest has established the following guidelines to effectuate and monitor ClariVest’s policy to evaluate its relationships with, and the services provided by, third-party service providers.

Policy

ClariVest must conduct due diligence of service providers and supervise any service providers retained by the Firm to assist in the furnishing of advisory services to Clients.

Procedures

Employees responsible for the evaluation of outside service providers must:

1.	Determine the exact services to be provided by the service provider and include precise descriptions of the services in ClariVest’s agreement with the service provider.

2.	Obtain an executed written agreement with the service provider that acknowledges the services being provided to ClariVest under the terms of the agreement.

3.	Employees that utilize the service are kept apprised of the required components of the service and ClariVest’s expectations of the service. In addition, the overall quality of the service shall be discussed with Employees that utilize the service.

4.	As necessary, the Employee responsible for managing the relationship with the service provider shall follow-up on any issues associated with the service provider. If an Employee has any reason to believe that the service provider is failing to meet the terms of its agreement with ClariVest, the Employee must report the issue to the CEO.

5.	On an annual basis, ClariVest makes it a general policy to informally review its agreements with service providers. Any recommended contract terminations with service providers must be approved by CEO.

Responsibility

Employees consuming the services of outside service providers are responsible for ensuring a reasonable quality of services is being provided to ClariVest. The CEO is responsible reviewing the arrangements not less frequently than annually, and conducting follow-up inquiries as necessary.

Account Opening and Closing Procedures

Implementation Date: March 2006

Issue

Mistakes in the account opening and closing processes could result in the inefficient management of client accounts. To ensure that accounts for ClariVest’s Clients and Investors are opened and closed in an efficient manner, the Company has adopted this policy and procedures.

Potential Risks

In developing this policy and procedures, ClariVest considered the material risks associated with its account opening and closing processes for its separately managed accounts and the Fund. These risks include:

•	Client investment objectives and restrictions not being adequately documented.

•	That a Client who terminates his or her account may not receiving a pro rata fee refund.

•	That Client or Investor background information, correspondence, or other relevant documentation not being maintained in accordance with the books and records rule.

•	Employee function in the account opening and closing processes not being clear.

•	A non-discretionary account being deemed to be discretionary and vice-versa.

ClariVest has established the following guidelines to monitor ClariVest’s policy with respect to its account opening and closing procedures, and to help mitigate these risks.

Policy

Client and Investor accounts shall be opened and closed in accordance with the procedures noted below. These procedures have been developed in an attempt to minimize the operational and compliance risks associated with the account opening and closing processes, thereby minimizing any potential negative impact on the Company’s Clients and Investors.

Summary Procedures for Opening a New Client Account

1.	Accounts will not be managed unless the investment advisory agreement authorizes ClariVest to have discretion over the account and the COO has approved the account opening.

2.	If applicable, ClariVest and new Clients must complete forms to authorize the transfer of client assets to the custodian chosen by the new client. ClariVest will discuss with the client the merit of selling a portion or all of the assets with the previous custodians, and transferring cash to the new custodian. Such factors as asset tax basis and ClariVest’s knowledge of the new client’s investments are taken into account. When a final decision is made and approved by the new client, he or she signs the new custodian’s transfer form. If some or all assets are to be sold by the old custodian, the new Client must instruct the custodian to make the appropriate sales.

3.	ClariVest and new Clients must complete new account forms that are required by the broker chosen by the new client. The forms must provide ClariVest with the authorization to trade on behalf of the client (limited power-of-attorney) and may also grant ClariVest the ability to directly debit advisory fees from the client’s custodial account.

4.	Refer to the Anti-Money Laundering section of this Manual for additional steps that may be taken in order to verify the identity of a person or entity seeking to establish an advisory account (“account owner”), and to prevent the potential for money laundering.

5.	ClariVest shall obtain and document information for the purpose of determining investment suitability and investment objectives from each account owner.

6.	New Clients must attest to their eligibility to participate in “new equity issues” as defined by NASD Rule 2790.

7.	ClariVest shall document any prohibitions or investment restrictions for new advisory accounts. If a trade restriction exists, it is noted in ClariVest’s order management system. The actual trade restriction at the security level is setup in the order management system and cannot be overridden. ClariVest will code client restrictions into the order management system at the client’s request. The account is added to the master Trade Restriction List.

8.	ClariVest must be careful to document any prohibitions/restrictions on foreign investments for new advisory Clients. This may be particularly relevant in the case of institutional accounts, including pension and profit sharing plans that may be subject to ERISA. Non-standard agreements executed with such Clients will be reviewed for such restriction.

9.	In the event that the owner of a new account is referred to ClariVest by an outside solicitor, ClariVest will collect the account owner’s signed and dated acknowledgement of his or her receipt of the solicitor’s separate written disclosure document and Part II of ClariVest’s Form ADV.

10.	ClariVest will furnish the owner of a new advisory account with Part II of Form ADV and ClariVest’s Privacy Notice no later than when the person executes the advisory agreement.

11.	ClariVest will enter data settings (percentage of advisory fee, name, account number, holdings, reports, etc.) into its system to include the client’s account.

12.	ClariVest will develop a file for the client that includes, among other things: the advisory agreement, brokerage statements and correspondence.

13.	ClariVest will add the client to its client relationship management software, including the client’s profile information.

14.	ClariVest will note the state of residence of the new advisory account to determine any additional state notice filing requirements.

Summary Procedures for Closing a Terminated Client Account

1.	ClariVest may be informed of a client termination through a variety of sources, including: i) receiving ACAT notice from a broker; ii) receiving a letter directly from the client with termination instructions (particularly on any position liquidations); or iii) verbal instructions from the client. If the client communicates this information verbally to ClariVest, a letter is sent to the client stating that ClariVest acknowledges the client’s desire to terminate, the date of termination, and fee payment/rebate instructions (see below). The day ClariVest becomes aware of the clients termination shall serve as the last day of advisory service for billing purposes.

2.	The Investment Team shall be informed of the termination, at which point all active management of the account shall cease. In some cases, the account owner may instruct ClariVest to liquidate certain positions in the account prior to closing. ClariVest will complete the trades to the best of its ability, taking into account the effects on the price at which the securities will be liquidated. In the event that the Investment Team believes that the price of the security will be materially affected, this information must be conveyed to the account owner to determine the appropriate course of action. The Investment Team must determine whether the account owner wishes to proceed with the liquidation, or hold the security. In either case, the COO shall memorialize material conversations regarding liquidations in written format and may include the information in the final letter to the account owner.

3.	If a Client terminates in the middle of a billing cycle, a pro rata fee shall be calculated for the relevant period based upon the termination date. The pro rata fee shall be calculated for the period based upon the client termination date.

•	If the terminating client pays fees in advance, any difference between the pro rata fee and the fee paid by the terminating client is promptly returned to the client.

•	If the terminating client pays fees in arrears, the pro rata fee is promptly billed to the terminating client.

4.	Documentation showing the specific manner in which the pro rata fee was calculated, how the amount due from/payable to was identified, and a copy of the check/wire instructions is maintained in the client file (or electronically on ClariVest’s portfolio management system). ClariVest shall furnish the terminated client with a final letter memorializing the termination instructions (as discussed above) and effective date of termination.

5.	All information relating to the management of a terminated account must be maintained in accordance with the Advisers Act (i.e., five years from the end of the fiscal year in which the account is terminated) and ClariVest’s Privacy policy and procedures.

6.	ClariVest will remove the client from its master custodial account (if applicable) by contacting the appropriate custodian.

7.	ClariVest will cooperate with any account transfer instructions received from the account owner of the terminated account, and act to complete an account transfer efficiently and expeditiously.

Responsibility

Several individuals will be responsible for various aspects of opening and closing a client account; however, the Manager of Account Administration will oversee the entire process.

Attachment A

Side Letter Provisions

Investor	Date of Side Letter	Topic of Side Letter	Requirements for ClariVest to Comply with Side Letter	Conflict with Other Side Letters?	Notes

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Client Complaints

Implementation Date: March 2006

Issue

From time to time, and despite its greatest efforts, ClariVest may receive complaints from Clients regarding services or related matters. ClariVest needs to respond to client complaints and correct or improve its business dealings in an effort to prevent future complaints.

Potential Risks

In developing this policy and procedures, ClariVest considered the material risks associated with handling client/investor complaints. This analysis includes risks such as:

•	Client complaints not being handled in a timely manner or are ignored.

•	The resolution of client complaints not adequately documented.

•	Employees being allowed to handle client/investor complaints without supervision.

ClariVest has established the following guidelines to handle client/investor complaints.

Policy

ClariVest shall investigate all client complaints and respond to all client complaints in a timely manner.

EMPLOYEES ARE PROHIBITED FROM RESPONDING TO CLIENT

COMPLAINTS WITHOUT THE APPROVAL OF THE CCO.

Procedures

1.	ClariVest shall maintain all written complaints in the designated Client Complaint Log included as Attachment A.

2.	Any statement alleging any specific, inappropriate conduct on the part of ClariVest constitutes a complaint. A client complaint must be initiated by the client and must involve a grievance expressed by the client. It may be difficult to judge whether or not a communication from a client constitutes a “complaint”. A mere statement of dissatisfaction from a client about an investment or about investment performance in most cases does not constitute a complaint. All questions regarding whether a complaint has been made should be brought to the attention of the CCO.

3.	The Complaint Log shall include the written complaint submitted by the advisory client and all correspondence to and from the client in response to the complaint.

4.	Special procedures must be followed anytime a complaint is received from a client, whether it is received orally or in writing. These procedures are outlined below:

•	Immediately notify the CCO, who at their discretion may notify outside counsel;

•	If the complaint was delivered orally, write a short memorandum describing the complaint based on facts obtained from knowledgeable employees;

•	Acknowledge the complaint in writing with the client and/or the client’s counsel;

•	Make every effort to settle the complaint. Any offers of settlement or actual settlements must be made only with the knowledge, participation, and written approval of the CCO; and

•	Create a written record of the complaint, including all correspondence and memoranda and file this record in the complaint file.

5.	The Oral Complaint Memorandum included as Attachment B for all oral complaints shall include the date the complaint was received, the client’s name, a description of the complaint, individuals identified in the complaint, how ClariVest intends on resolving the complaint and any additional remarks. Any written response to the oral complaint shall be maintained in the Complaint Log.

Responsibilities

The CCO shall be responsible for resolving all issues derived from client complaints.

Attachment A

Client Complaint Log

Client	Date Complaint was Received	Employee Completing Log	Oral or Written Complaint?	Nature of Complaint	ClariVest Employee(s) Involved	Potential $ Exposure	Entities Contacted by Client (if known)	ClariVest’s Course of Action for Follow-Up/Resolution

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

			Oral Written				Attorney Regulator

Attachment B

Oral Complaint Memorandum

To:	Chief Compliance Officer

From:	Employee

Date:	Date

Re:	Oral Receipt of Client Complaint

In accordance with ClariVest Adviser’s Client Complaint Policy, I am reporting my oral receipt of a client complaint.

1.	Client Making Complaint

________________________________________________________________________________________________________

2.	Date the Complaint was Received

________________________________________________________________________________________________________

3.	Description and Nature of Complaint

________________________________________________________________________________________________________

________________________________________________________________________________________________________

4.	ClariVest Employees noted by Client that were Involved in the Complaint

________________________________________________________________________________________________________

5.	Action that I took upon Receipt of the Complaint

________________________________________________________________________________________________________

________________________________________________________________________________________________________

Employee:		(Print Name)

Signature:

Date:	___________________________________________

Advertising and Marketing

Implementation Date: March 2006

Issue

Rule 206(4)-1(a) under the Advisers Act governs investment adviser advertising. The rule forbids an advertisement that:

•	Refers to any testimonial of any kind concerning ClariVest or any advice, analysis, report or other service rendered by ClariVest (refer to the discussion of testimonials below);

•	Refers to past specific recommendations of ClariVest that were or would have been profitable to any person (refer to the discussion of past specific recommendations below);

•	Represents that any graph, chart, formula or other device offered by ClariVest can in and of itself be used to determine which securities to buy or sell, or when to buy or sell them;

•	Contains any statement to the effect that any report, analysis, or other service will be furnished free or without charge, unless the report, analysis or other service actually is or will be furnished entirely free and without any condition or obligation; and

•	Contains any untrue statement of a material fact, or which is otherwise false or misleading.

Additionally, the SEC has issued no-action relief to investment advisers regarding their use of advertisements. ClariVest intends to follow the requirements and guidelines outlined in these no-action letters, when applicable.

The term “Advertisement” includes any written correspondence or communication addressed to more than one person, or any notice or other announcement in any publication or broadcast by radio or television, which offers (1) any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (2) any graph, chart, formula, or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (3) any other investment advisory service with regard to securities.

Potential Risks

In developing this policy and procedures, ClariVest considered the material risks associated with the marketing of its advisory products/services/Funds. This analysis includes risks such as:

•	Advertisements failing to comply with Rule 206(4)-1(a) under the Advisers Act. Specifically, they include testimonials, past specific recommendations, or any untrue statement of a material fact.

•	Employees are not fully aware of what constitutes an “Advertisement.”

•	Marketing materials containing performance numbers are not presented fairly and do not comply with the relevant SEC no-action letters.

•	Marketing materials containing false claims of Global Investment Performance Standards (GIPS) compliance.

•	Hypothetical and/or back-tested performance data not containing the required disclosures.

•	Advertisements using performance data for which back-up is not available.

•	Marketing pieces including the names of Clients without the prior written consent of the client.

•	Marketing materials containing superlative statements.

•	Marketing and advertising pieces not being approved by the CCO.

•	Marketing pieces not being maintained subsequent to use.

•	Employees not pre-clearing prior to conducting a formal speaking engagement.

•	Press releases and article reprints not being approved by the CCO prior to distribution.

•	Articles published by third-parties containing false and misleading information about ClariVest.

ClariVest has established the following guidelines to effectuate and monitor ClariVest’s policy to market its advisory services.

Policy

All marketing materials produced by ClariVest shall be reviewed for conformity to applicable rules and regulations promulgated under state and federal securities laws. The rules, interpretations, and no-action positions governing marketing materials and communications are complex and are not covered in their entirety by this marketing policy. ClariVest has established this policy to help promote compliance with applicable rules and regulations.

In general, all marketing materials will be considered advertisements. ClariVest is prohibited from publishing, circulating, or distributing any advertisement that contains any untrue statement of a material fact or that is otherwise false or misleading. Marketing materials that are deceptive and misleading in their overall effect although it could be argued that no single statement of a material fact is incorrect are nevertheless prohibited. In considering whether marketing materials are misleading, the following factors should be considered:

•	The presence or absence of any explanations and disclosures necessary to make the materials not misleading;

•	The general economic or financial conditions affecting any assumptions in the materials;

•	Any representations of future gains, income or expenses;

•	Any portrayals of past performance that imply that past results may be repeated in the future, or that can not be justified under the circumstances;

•	Any discussion of benefits of the investment without giving equal prominence to the risks or limitations associated therewith; and

•	Any exaggerated or unsubstantiated claims.

Other factors that should be considered include the overall context in which the advertisement is made; the audience to which the advertisement is directed; the overall clarity of the advertisement; and the use of footnotes in the advertisement.

Any material that is solely for distribution internally to ClariVest and its affiliates must contain the legend “Internal Use Only” and may not be provided to persons who are not Employees of ClariVest.

Performance Advertising

The Advisers Act does not specifically address performance advertising. In a no-action letter to Allied Investments Co. (pub. avail. May 24, 1979), the SEC permitted, but did not require, advisers to disclose performance as long as it was presented fairly.

Over the years, the SEC has issued no-action relief to investment advisers seeking to market their performance information in advertisements. Performance no-action letters that may be applicable to ClariVest, when developing its advertising materials, are briefly outlined below (this list in not meant to be inclusive of all relevant no-action letters):

•	Clover Capital Management (pub. avail. October 28, 1986) discusses disclosure and the use of model and actual performance results. Although dated, this SEC no-action letter continues to be the primary standard regarding adviser advertising and provides the most relevant and detailed guidance.

•	Investment Company Institute (#1) (pub. avail. July 24, 1987) permits an adviser to present performance figures on a “gross of fees” basis without reflecting custodian fees paid to a bank or other organization for safekeeping client assets.

•	Investment Company Institute (#2) (September 23, 1988) permits the use of “gross” performance on certain one-on-one presentations provided certain disclosures are made (see “One-on-One” Presentations section below).

•	J.P. Morgan Investment Management, Inc. (pub. avail. May 7, 1996) permits an adviser to present performance that reflects the deduction of the highest advisory fee charged to any account employing that strategy during the performance period.

•	Association for Investment Management and Research (pub. avail. December 18, 1996) permits an adviser to present performance that is calculated on a gross-of-fees basis provided that it is presented with performance that is calculated on a net-of-fees basis.

ClariVest intends to follow the criteria outlined in the above no-action letters, where applicable, when it includes performance information in its marketing materials.

Global Investment Performance Standards

ClariVest claims compliance with the Global Investment Performance Standards® (“GIPS”) as adopted by the CFA Institute Board of Governors. As such, it will follow all relevant GIPS requirements, including (but not limited to):

•	Claims of GIPS Compliance

•	Definition of the Firm

•	Composite Creation

•	Calculation Methodology

•	Required Disclosures

•	Maintenance of Supporting Documentation

•	Presentation and Reporting

•	Verification

In order to ensure compliance with GIPS, ClariVest obtains an annual verification from an independent third party. In addition to this verification, all marketing materials are reviewed for GIPS compliance by the Chief Compliance Officer and/or ACA.

Current Performance Data Requirement

All performance information included in any advertising material must be as current as practicable. For purposes of this Policy, the term “current” shall mean, at a minimum, quarterly. Thus, for example, ClariVest shall be prohibited from distributing an advertisement with performance data that does not include results for the most recent calendar quarter.

No Hypothetical/Backtested Performance

No hypothetical/backtested performance information may be used unless specific procedures are followed and disclosures exist. The CCO must be consulted prior to any planned use of hypothetical/backtested performance results.

Past Performance Information (Clover Capital Management)

The presentation of performance in marketing material is prohibited if the marketing piece:

•	Fails to disclose the effect of material market or economic conditions on the results portrayed (e.g., an advertisement stating that the accounts of the adviser’s Clients appreciated in the value 25% without disclosing that the market generally appreciated 40% during the same period);

•	Includes model or actual results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. With certain exceptions as it relates to advertisements provided on a one-on-one basis, all performance must be presented net of fees, or both net and gross of fees with equal prominence.

•	Fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings;

•	Suggests or makes claims about the potential for profit without also disclosing the possibility of loss;

•	Compares model or actual results to an index without disclosing all material facts relevant to the comparison (e.g. an advertisement that compares model results to an index without disclosing that the volatility of the index is materially different from that of the model portfolio); and

•	Fails to disclose any material conditions, objectives, or investment strategies used to obtain the results portrayed (e.g., the model portfolio contains equity stocks that are managed with a view towards capital appreciation).

Model Results

•	Fails to disclose prominently the limitations inherent in model results, particularly the fact that such results do not represent actual trading and that they may not reflect the impact that material economic and market factors might have had on the adviser’s decision-making if the adviser were actually managing Clients’ money;

•	Fails to disclose, if applicable, that the conditions, objectives, or investment strategies of the model portfolio changed materially during the time period portrayed in the advertisement and, if so, the effect of any such change on the results portrayed;

•	Fails to disclose, if applicable, that any of the securities contained in, or the investment strategies followed with respect to, the model portfolio do not relate, or only partially relate, to the type of advisory services currently offered by the adviser (e.g., the model includes some types of securities that the adviser no longer recommends for its Clients); and

•	Fails to disclose, if applicable, that the adviser’s Clients had investment results materially different from the results portrayed in the model.

Actual Results Only

•	Fails to disclose prominently, if applicable, that the results portrayed relate only to a select group of the adviser’s Clients, the basis on which the selection was made, and the effect of this practice on the results portrayed, if material.

One-on-One Presentations (Investment Company Institute)

Advertisements using gross performance numbers may be used in one-on-one presentations of a private nature if accompanied by written disclosure of:

•	The fact that the performance figures do not reflect the deduction of investment advisory fees;

•	The fact that the client’s return will be reduced by the advisory fees and any other expenses it may incur in the management of its investment advisory account;

•	The fact that the investment advisory fees are described in Part II of the adviser’s Form ADV; and

•	A representative example showing the effect an advisory fee, compounded over a period of years, could have on the total value of a client’s portfolio.

ClariVest intends to include the disclosures described above if it utilizes gross performance numbers in one-on-one presentation materials. In addition, ClariVest will include all of the other disclosures noted in the Clover no-action letter as discussed in the preceding section.

Back-up of Performance Required

Past performance reporting not only must be accurate, it also must be substantiated. No performance for which the back-up is not available and maintained by ClariVest may be used.

Use of Performance Returns Generated while at another Firm

ClariVest may use the performance returns generated by an Employee while he/she managed assets at another firm under limited circumstances. Specifically, in order to use such returns in its advertisements, ClariVest will make certain that:

•	no other person played a significant role in generating the performance;

•	the accounts currently managed by the Employee are similar to the accounts managed at the prior firm;

•	the performance of the predecessor firm’s accounts that were not transferred to ClariVest did not differ materially from the performance of the transferred accounts;

•	ClariVest maintains the backup necessary to demonstrate the calculation of the performance results achieved by the Employee while at his/her prior firm; and

•	the marketing materials include all relevant disclosures, including that the performance results were from accounts managed at another entity.

Past Specific Recommendations

As noted above, ClariVest is prohibited from including past specific recommendations in advertisements that refer directly or indirectly to past specific recommendations made by ClariVest unless generally the advertisement sets out a list of all recommendations (with specific information included) made by the adviser within at least the prior one-year period.

However, the SEC staff has clarified its position on this issue through the following two no-action letters:

•	Investment Counsel Association of America, Inc. (“ICAA”, pub. avail. March 1, 2004) permits an adviser to furnish specific information about its past specific recommendations to consultants provided the information was requested from the adviser on an unsolicited basis. The adviser may furnish the same information to existing Clients provided that the Clients have recently held the securities in their portfolios and the purpose of the communication was not to offer advisory services. When providing past specific recommendations to consultants/Clients as set forth above, the adviser must do so in a balanced non-misleading way.

•	Franklin Management, Inc. (pub. avail. December 10, 1998) permits advisers to include a partial list of its securities recommendations in advertisements provided that the list is selected based on objective, non-performance based criteria (such as a top-ten holding list); the same selection criteria is used each time an advertised list is used; the list will not discuss, directly or indirectly, the amount of the profits or losses, realized or unrealized, of any of the specific securities; and, the adviser maintains, and makes available to the Commission staff for inspection, records that evidence the complete list of all recommendations made by the adviser.

Testimonials

As noted above, ClariVest is prohibited from using testimonials, which are generally understood to include any statement by a former or present advisory client that endorses ClariVest or refers to the client’s favorable investment experience with the Company. The SEC believes that testimonials may create a deceptive or mistaken inference that the reader of the testimonial may mistakenly believe that he/she is likely to experience the same favorable results as those of the person providing the testimonial.5

In its most recent no-action letter dealing with this issue to Cambiar Investors, Inc. (“Cambiar”, pub. avail. August 28, 1997) the SEC indicated that advisers may distribute a partial list of Clients to prospective clients and consultants, provided that the following conditions are met:

•	the adviser will not use performance based criteria in determining which Clients to include in the list;

•	each client list will carry a disclaimer stating that it is not known whether the listed Clients approve or disapprove of the adviser or the advisory services provided; and

•	each client list will include a statement disclosing the objective criteria used to determine which Clients to include in the list.

In addition to the position set forth in Cambiar, the conditions of the ICAA letter described above also apply to ClariVest’s furnishing of a testimonial to a client, prospective client or consultant in response to an unsolicited request.

CLARIVEST WILL NOT USE THE NAME OF A CLIENT IN

PROMOTIONAL MATERIALS WITHOUT THE CLIENT’S PRIOR

CONSENT.

Superlative Statements

ClariVest may not include superlative words or statements in its marketing materials (such as “superior”, “top-notch”, etc.) that may cause an investor to believe that he/she could not obtain comparable advisory services elsewhere. In addition, ClariVest’s marketing materials must not contain exaggerated or unsubstantiated claims, and shall adopt a balanced approach to marketing its advisory services.

Use of “RIA” or “Investment Counsel”

ClariVest may not in any way, represent or imply that it has been sponsored, recommended or approved, or that its abilities or qualifications have in any respect been passed upon by the SEC, or any regulatory authority/organization. In addition, ClariVest forbids the use of “RIA” or “Investment Counsel” on business cards or marketing materials describing Employees’ qualifications.

Responding to Questionnaires, Surveys, and Other Communications

Questionnaires, surveys, and other communications furnished to third parties that publish reports about advisers are considered advertisements by the SEC. Sales & Marketing is responsible for coordinating and responding to all RFPs and questionnaires received from third parties. Prior to dissemination, the CCO will review the RFP or questionnaire for accuracy.

[5]	However, in Kurtz Capital Management (pub. avail. January 18, 1988) the SEC staff took the position that bona-fide unbiased third-party reports may contain testimonials. Refer to the “Press Releases and Article Reprints” policy and procedures for additional information.

ClariVest will maintain a copy of any written communication provided to such third parties and should a third party publish inaccurate information regarding ClariVest, the CCO will contact the publisher to inform them of the error.

Procedures

1.	All marketing materials utilized by ClariVest’s offices and “wholesalers” must be submitted to CCO for approval prior to dissemination.

2.	All marketing materials must be forwarded to the CCO. Final approval will be in writing (preferably email), and sent to the individual seeking approval for the use of the marketing material.

Marketing materials that do not change from month to month, other than performance figures, shall not be required to be reviewed on an ongoing basis after the initial required review.

3.	ClariVest will retain copies of the approvals received from the CCO.

4.	ClariVest will retain copies of all marketing pieces utilized by individuals marketing ClariVest’s services.

5.	Any proposed presentation to, or interview with, the media by an Employee must be approved in advance by the CCO and the CEO. (See Media Communications Policy and Procedures)

6.	Proposed articles in magazines and other publications must be approved in advance by the CCO and/or ACA. (See Use of Press Releases and Media Reports Policy and Procedures)

7.	In the event that ClariVest becomes aware of an article, story, etc. written by a third-party that contains erroneous information about ClariVest, the CCO shall notify the third-party in writing of the error and maintain documentation of the written notification. Neither ClariVest nor any individual or entity acting on its behalf shall reprint and distribute the erroneous information as part of ClariVest’s marketing efforts.

8.	An Employee who proposes to participate in a seminar or a speak in front of a group regarding ClariVest’s services must pre-clear such activity with the CCO and the CEO (Refer to Attachment A). Any written materials, slides, and other presentation materials to be supplied at the seminar or speech must be pre-approved by the CCO.

Procedures to Maintain Performance Composites

ClariVest constructs performance composites and markets the returns of such composites in various marketing materials. ClariVest adheres to the following procedures to ensure that it is properly constructing and maintaining performance composites:

1.	The maintenance of ClariVest’s performance composites is based on account inclusion/exclusion parameters that are periodically reviewed to ensure that the criteria accurately represent the performance returns of ClariVest’s Clients.

2.	Mellon is responsible for updating performance composite returns on a monthly basis subject to oversight from CCO. The process can be summarized by the following:

•	Terminated accounts are removed from performance composites as of the month of termination or loss of investment discretion

•	New accounts enter the appropriate performance composite as of the first day of the full month that ClariVest has investment discretion.

•	Existing accounts may switch performance composites based on ClariVest’s parameters.

•	COO shall provide guidance in determining the appropriate performance composite for each new account, as well as when transfers from one performance composite to another are warranted.

3.	ClariVest strives to calculate its performance free from material errors. In the event that an Employee discovers or is informed of a performance calculation error, the Employee must promptly notify the CCO. The CCO will promptly determine whether the error could be deemed to be material. If deemed material, the CCO will coordinate prompt and appropriate action, which may include disseminating correct performance to all individuals/entities that received the incorrect performance returns.

Books and Records

In its books and records, ClariVest will maintain copies of all marketing materials. These materials may include (this list is not intended to be exhaustive):

•	Brochures

•	Newsletters

•	Web Site

•	Article Reprints

•	Press Related Marketing Materials

•	Letters to Current or Prospective Clients

•	Responses to RFP’s

•	Quarterly and Annual Data Provided to Consultants

•	Consultant Questionnaires

•	Presentations developed for Seminars or client Meetings

•	Transcripts of Newspaper Interviews

•	Transcripts or Tapes of Television Appearances

•	E-mails

Responsibility

The CCO will generally be responsible for reviewing the marketing process, and the CIO will oversee Marketing to ensure that only approved materials are distributed to prospective clients.

Attachment A

Approval to Conduct Formal Speaking Engagements

Pursuant to Adviser ClariVest LLC’s Advertising and Marketing policy and procedures as set forth in its Code of Conduct and Regulatory Compliance Manual, the undersigned seeks to obtain approval to participate in a speaking engagement.

Date of speaking engagement:                     ____________________________________________________

Location of speaking engagement:              ____________________________________________________

Sponsor of event:                                           ____________________________________________________

Topic             discussed         by         ClariVest         employee(s)         at         speaking         engagement:

____________________________________________________________________________________________________________

Please indicate the supplemental materials (i.e. PowerPoint presentation, handouts, etc.) that you plan to utilize at the speaking engagement:

____________________________________________________________________________________________________________

Date         on         which         the         supplemental         materials         were         approved         for         use:

___________________________________

Are any costs associated with the undersigned’s attendance at speaking engagement (other than a meal or incidentals) paid by an entity other than ClariVest? If so, please list the costs:

____________________________________________________________________________________________________________

List the individual(s) requesting the speaking engagement:

___________________________________

____________________________________________________________________________________________________________

Compliance Use Only

_____ Approved _____ Not Approved Person Approving ____________

Reasons Supporting Decision to Approve/Not Approve: _____________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

Media Communications

Implementation Date: March 2006

Issue

From time to time, Employees may have the opportunity to communicate with the media regarding ClariVest and its business and services. All communications by investment advisers are subject to the anti-fraud provisions of the Advisers Act. Specifically, section 206(1) and (2) of the Advisers Act states that, “It shall be unlawful for any investment adviser, by use of the mails or any means or instrumentality of interstate commerce, directly or indirectly:

(1)	to employ any device, scheme, or artifice to defraud any client or prospective client; and

(2)	to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.”

Thus, investment advisers have an obligation to ensure that all of their communications with Clients, prospective clients and others are truthful, accurate, balanced and not misleading.

An area where investment advisers must exercise specific caution is in their communication with the media. Personnel of investment advisers are often called on to be interviewed by members of the press, either with respect to activities of the investment adviser or to provide commentary on the securities markets.

Potential Risks

In developing this policy and procedures, ClariVest considered the material risks associated with communicating with the media. This analysis includes risks such as:

•	Statements to the media being inaccurate or misleading.

•	Employees inadvertently communicate non-public, confidential information to the media.

•	Transcripts and/or video or audio tapes of interviews not being maintained.

•	Interviews with the media not being pre-cleared by the CCO.

ClariVest has established the following guidelines to effectuate and monitor ClariVest’s policy to communicate with the media.

Policy

ClariVest, as a matter of policy, requires its Employees to adhere to the following policies when communicating with the media:

Be Accurate

•	Do not make untrue statements or leave out a significant fact.

•	In any presentation, interview, etc. where you are expressing your opinion, state that fact. Your opinion may not reflect the views of ClariVest as a whole.

•	Do not make statements that are defamatory or libelous.

Do Not Make Projections

•	Do not make statements that imply performance is guaranteed.

•	Do not make promises of specific results, or exaggerated or unwarranted claims. Projections or forecasts should only refer to general market trends. You should not make projections about performance. This would not preclude statements about how market trends will generally affect performance of ClariVest Clients.

Do Not Provide Material, Non-Public or Similar Information

•	Do not disclose material information about an issuer that is not publicly available, non-public personal information about a firm client, or confidential information about ClariVest or its activities.

Any questions with respect to this policy and procedures should be directed to the CCO.

Procedures

1.	All Employees who receive a request for an interview from members of the press must obtain the pre-approval of the CCO (Refer to ClariVest’s Marketing Policy).

2.	When being interviewed, the Employee must adhere to the following standards (in addition to those outlined in the Policy section above):

•	Do not, directly or indirectly, make false or misleading statements;

•	Communications must exhibit truthfulness and good taste. Any flamboyant, misleading, exaggerated, or inflammatory, inappropriate or unduly controversial material is forbidden;

•	Statements containing promises of specific results, exaggerated or unwarranted claims, or opinions or forecasts for which no reasonable basis exists are forbidden;

•	Discussions of potential returns of any investment must be balanced with discussions of the risks and drawbacks of that investment, including the possibility of loss of principal, whenever applicable;

•	Comparisons must clearly indicate the purpose of the comparison, and they must provide a fair and balanced presentation, including any material differences.

•	False or misleading statements to induce the purchase or sale of securities are prohibited;

•	Do not make unrealistic claims for performance, service, quality or “value-added” service;

•	Never use superlatives (including, but not limited to, such words as best, worst, most, least, highest, lowest, always, never, etc.);

•	Always bear in mind the level of financial sophistication of the ultimate recipient of the communication.

4.	In addition, and with respect to any issuer specifically mentioned during the interview, the Employee must disclose to the interviewer, during or upon completion of the interview, the following:

•	If ClariVest or its affiliates or the Employee has a financial interest in the securities of the issuer, and if so, the nature of the financial interest (including, without limitation, whether it consists of any option, right, warrant, future, long or short position);

•	If, as of the end of the month immediately preceding the date of the interview (or the end of the second most recent month if the interview date is less than 10 calendar days after the end of the most recent month), ClariVest or its affiliates or the Employee beneficially own 1% or more of any class of common equity securities of the issuer. (Computation of beneficial ownership of securities must be based upon the same standards used to compute ownership for purposes of the reporting requirements under Section 13(d) of the Securities Exchange Act of 1934);

•	Any other actual, material conflict of interest of ClariVest or its affiliates or the Employee with respect to the issuer, which the Employee knows or has reason to know at the time of the interview;

•	If one exists for the issuer, the Employee must disclose the valuation methods used to determine a price target. Price targets must have a reasonable basis and must be accompanied by a disclosure concerning the risks that may impede achievement of the price target;

•	If an Employee or a member of any Employees’ household serves as an officer, director or advisory board member of the issuer; and

•	If known to the Employee at the time of the interview, whether the issuer, or an affiliate of the issuer, is a client of ClariVest or its affiliates.

5.	After the interview, the interviewee must complete the Post-Interview Information Sheet (included as Attachment A) and the forward to the CCO as soon as practicable.

6.	Taking cost into consideration, the Employee should request that the interviewer arrange for a copy of any media dissemination to be provided to ClariVest. This includes printed materials, transcripts, and/or video tape of television broadcasts. The copy will be stored in ClariVest’s permanent file.

7.	The CCO will review all documentation of the media dissemination of the interview. Violations of this policy and procedures appearing in the documentation will be noted with the copy in the permanent file. If such violations appear to have been caused by statements of the Employee being interviewed, the CCO will conduct an investigation. If necessary, appropriate disciplinary action will be taken by the CCO.

Responsibilities

Any questions regarding the compliance with this policy should be directed to the CCO.

Attachment A

Media Interview Information Sheet

Please complete the following fact sheet after completing an interview with the media:

Date of interview: _________________________________________________________________

ClariVest Employee(s) interviewed: __________________________________________________

                                                            __________________________________________________

Name and organization of interviewer: __________________________________________________

Contact information for interviewer: __________________________________________________

Type of media (television, newspaper, etc.): ______________________________________________

If known, whether the interview will be replayed: __________________________________________

Topic of the interview: ______________________________________________________________

____________________________________________________________________________________________________________

Compliance Use Only

Check if reviewed _____

Check if follow-up with Interviewee is required _______

Further action taken _____________________________________________________________

____________________________________________________________________________________________________________

Press Releases and Article Reprints

Implementation Date: March 2006

Issue

Rule 206(4)-1(b) under the Advisers Act defines “advertisement” for purposes of the rule as including:

[a]ny notice, circular, letter or other written communication addressed to more than one person, or any notice or other announcement in any publication or by radio or television, which offers (1) any analysis, report, or publication concerning securities, or (2) any graph, chart, formula or other device to be used in making any determination as to when to buy or sell any SECURITY, or which us SECURITY to buy or sell, or (3) any other investment advisory service with regard to securities.

In general, all marketing materials will be considered advertisements. For purposes of this policy, press releases authored by ClariVest are deemed advertisements at the time that they are transmitted to the media. Media reports, and specifically article reprints, are deemed advertisements only when they are distributed by ClariVest.

Potential Risks

In developing this policy and procedures, ClariVest considered the material risks associated with utilizing press releases and article reprints. This analysis includes risks such as:

•	Statements included in press releases or article reprints being inaccurate or misleading.

•	Press releases or article reprints include information violating Rule 206(4)-1 or contradict SEC positions.

•	Copies of press releases or article reprints not being appropriately maintained.

ClariVest has established the following guidelines to effectuate and monitor ClariVest’s policy when utilizing press releases or article reprints.

Policy

ClariVest is prohibited from publishing, circulating, or distributing any advertisement that contains any untrue statement of a material fact or that is otherwise false or misleading. Marketing materials that are deceptive and misleading in their overall effect when it could be argued that no single statement of a material fact is incorrect are also prohibited. In considering whether marketing materials are misleading, the following factors should be considered:

•	The presence or absence of any explanations and disclosures necessary to make the materials not misleading;

•	The general economic or financial conditions affecting any assumptions in the materials;

•	Any representations of future gains, income or expenses;

•	Any portrayals of past performance that imply that past results may be repeated in the future, or that can not be justified under the circumstances;

•	Any discussion of benefits of the investment without giving equal prominence to the risks or limitations associated therewith; and

•	Any exaggerated or unsubstantiated claims.

Other factors that should be considered include the overall context in which the advertisement is made; the audience to which the advertisement is directed; the overall clarity of the advertisement; and the use of footnotes in the advertisement.

Press Releases

For purposes of this policy and procedures, a “press release” is defined as a public-relations statement about ClariVest prepared and issued by ClariVest with the goal that portions of the statement will be reprinted by bona-fide media outlets. Because press releases are generated by ClariVest, the advertising rules under the Advisers Act are fully applicable.

Article Reprints

An “article reprint” is defined as any story or discussion about ClariVest or its affiliates that appears in a bona fide media source that is subsequently copied and distributed by ClariVest. For such a media outlet to be deemed bona-fide, the publisher of the article to be reprinted may not be an affiliate of ClariVest. ClariVest always must receive permission from publishers of the original article to reprint or change it. Because article reprints are distributed by ClariVest, the advertising rules under the Advisers Act are generally applicable.

Noteworthy, however, is the no action relief granted to Kurtz Capital Management (pub. avail. January 18, 1988) (“Kurtz”). In Kurtz, the SEC staff took the position that bona-fide unbiased third-party reports generally are not covered by Rule 206(4)-1(a)(1), which prohibits the use of testimonials by an investment adviser. Similarly, the staff took the position that the subsequent distribution of a bona-fide news article written by an unbiased third-party is not subject to the requirements of Rule 206(4)-1(a)(2) when past specific recommendations happen to be referred to within the article. Use of reprints, however, remains subject to Rule 206(4)-1(a)(5), which makes it a violation for an investment adviser to publish an advertisement that contains any untrue statement of a material fact or is otherwise false or misleading.

Procedures

Press Releases

1.	All press releases must be approved by the CCO, prior to distribution.

2.	In addition to full compliance with the rules under the Advisers Act with respect to advertising, special care must be taken if the press release contains historical performance of ClariVest. In such cases, performance must be shown either net of all fees and expenses of ClariVest, or alternatively, gross and net performance may be shown with equal prominence. Relevant disclosure, as described primarily in the no-action letter to Clover (as discussed in the Marketing Policy), should be included.

3.	ClariVest, and specifically the Employee who authored the press release, will make reasonable efforts to obtain copies of all newspaper articles, etc. created by bona-fide media outlets as a result of the ClariVest press releases. Copies will be maintained in ClariVest’s permanent file for five years from the end of the fiscal year in which the press release was issued.

4.	The CCO will review all copies of articles created as a result of the ClariVest press releases.

Article Reprints

1.	All article reprints must be approved by the CCO, prior to distribution.

2.	Before ClariVest may distribute an article reprint, it must determine if the information in the reprint is accurate at the time of distribution. If necessary, disclosure must be added to the reprint that clarifies or amends the misleading language of the original article.

3.	Excerpts of articles may be distributed, provided that the excerpted language is not misleading when removed from the context of the entire article. If necessary, disclosure must be added to the excerpt that clarifies or amends the misleading language.

4.	The original date of the article must appear on the article reprint.

5.	Care must be used when distributing article reprints containing ClariVest performance results, as it is highly unlikely that the performance results contained in the article would remain accurate at the time of distribution. Thus, all article reprints must include disclosure updating the performance identified in the article reprint to the most recent calendar quarter end. Relevant disclosure, as described primarily in Clover, should be included.

In addition, if performance results or an investment strategy appearing in an article reprint are not currently applicable to ClariVest, disclosure to that effect must be included in with the article reprint. For example, if an article reprint discusses performance achieved using IPO shares that are no longer available, the article reprint must contain disclosure that a percentage of the returns shown was attributable to ClariVest’s investments in IPOs and that because IPO shares are not available at in the quantities previously available, it is questionable whether ClariVest could continue to achieve substantially similar performance as it had previously achieved.

6.	Article reprints referencing a mutual fund advised by ClariVest will be approved before their use by the fund’s distributor. Guidelines for use and approval of these article reprints may be found in the distributor’s policies and procedures.

7.	Copies of all article reprints (or excerpts of article reprints), with the disclosures that were distributed with the article reprints, will be maintained in ClariVest’s permanent file for five years from the end of the fiscal year in which the press release was issued. A copy of the original article will be maintained along with each article reprint.

Responsibilities

Any questions regarding the compliance with this policy should be directed to the CCO.

Investment Performance Presentations. GIPS

Implementation Date: March 2006

Introduction

The GIPS6 were released in 1999 with the intention of having all countries adopt the GIPS as the standard for investment firms seeking to present historical investment performance. The five-year transition period in which countries were able to adopt a “Country Version of GIPS” approach has ceased on January 1, 2006. That is, all presentations that include performance results made by advisers claiming compliance with the GIPS after December 31, 2005, must meet all of the requirements of the revised GIPS. ClariVest is committed to full, firm-wide compliance with the revised GIPS.7

Company Definition

ClariVest is an SEC registered investment management firm established in 2006, which manages domestic and international equity portfolios for mostly institutional clients.

Discretionary vs. Non-Discretionary Accounts

ClariVest defines a discretionary account as an account where the holder has given ClariVest full authority to buy and sell securities. However, that authority may come with client imposed restrictions. Examples of client-imposed restrictions include holding specific securities for reason of sentimental attachment, restricted asset allocations, requiring a high cash balance, and limiting ClariVest’s ability to sell securities due to tax concerns.

Any account with restrictions that limit ClariVest’s ability to effectively manage an account in accordance with ClariVest’s established management styles will be considered non-discretionary. Non-discretionary accounts will not be included in any performance composite.

Valuations, Accounting Measurements & Calculation Methodologies

For accounts included in composites that are not participating in a wrap-fee program, account holdings are priced by the portfolio accounting system and returns are calculated based on a time-weighted, asset-weighted, net-of-fees, total-return basis (including realized and unrealized gains plus dividends and income).

For all other accounts included in composites that participate in wrap-fee programs, ClariVest receives accounts’ performance returns from the wrap-fee program sponsors. ClariVest relies on the independent third-parties to calculate the performance returns in accordance with methodologies set forth in the GIPS. The accuracy of the returns is tested by verifiers through the verification process.

[6]	The CFA Institute has not been involved with constructing the information contained in this policy.

[7]	The GIPS do not allow firms that do not meet all of the standards to represent that it “is in compliance with all of the Global Investment Performance Standards except for…”

Portfolio measurement is performed monthly and geometrically linked. Composites are asset-weighted using beginning-of-period weightings. Returns from cash and cash equivalents are included in total-return calculations. Accounts are valued monthly on a trade-date basis using the accrual method of accounting. All calculations are done after trading expenses, and no estimated trading expenses are permitted.

All composites are compiled on a pre-tax basis.

The standard deviation of investment returns is calculated from the measurements of variance from the mean annual account return.

Leverage shall be used in the purchase of securities only within permitted strategies.

All performance is presented accurately and is full and fair to the best of ClariVest’s knowledge.

Creation and Maintenance of Composites

All fee-paying discretionary portfolios will be assigned to appropriate composites according to investment objective.

Composites will include new portfolios at the start of the next performance measurement period (i.e. the beginning of the next month) after the portfolio comes under management and will exclude terminated portfolios after the last full performance measurement period the portfolios were under management (i.e. the end of the last full calendar month), but composites will continue to include terminated portfolios for all periods prior to termination.

ClariVest may “carve out” a single asset class from a multiple asset class portfolio and present the returns as part of a single asset composite, but may only do so by allocating cash to the carve-out returns in a timely and consistent manner.

The composites must include only ClariVest’s (the defined “firm”) assets under management, and ClariVest is not permitted to link simulated or model portfolios with actual performance.

Portfolios may not switch composites unless documented changes to an account’s investment guidelines or the redefinition of a composite make it appropriate. In the event of a switch, the historical record of the account must stay with the original composite. All changes must be documented with the COO, who will make the appropriate changes to the composite(s).

Benchmarks

ClariVest will utilize the following benchmarks to compare its composite performance:

RUSSELL 2500 GROWTH INDEX

The Russell 2500 Growth Index measures the performance of those Russell 2500 companies with higher price-to-book ratios and higher forecasted growth values. The Russell 2500 Index is an unmanaged total return index of the smallest 2,500 companies in the Russell 3000 Index, as ranked by total market capitalization.

RUSSELL 2000 GROWTH INDEX

The Russell 2000 Growth Index measures the performance of Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values.

RUSSELL 2000 INDEX

The Russell 2000 Index is an unmanaged total return index of the smallest 2,000 companies in the Russell 3000 Index, as ranked by total market capitalization. The Russell 2000 Index is widely regarded in the industry as accurately capturing the universe of small company stocks.

RUSSELL 3000 INDEX

The Russell 3000 Index is a market capitalization weighted index that measures the performance of the 3,000 largest U.S. companies representing approximately 98% of the investable U.S. equity market.

RUSSELL 1000 VALUE INDEX

The Russell 1000 Value Index contains those Russell 1000 companies that have higher book-to-price ratios, and thus a less-than-average growth orientation, than the remaining companies in the Russell 1000 Index that encompass the Russell 1000 Growth Index.

RUSSELL 1000 GROWTH INDEX

The Russell 1000 Growth Index contains those Russell 1000 companies that have lower book-to-price ratios, and thus a higher-than-average growth orientation, than the remaining companies in the Russell 1000 Index that encompass the Russell 1000 Value Index.

NASDAQ COMPOSITE INDEX

The Nasdaq Composite Index is unmanaged and measures all Nasdaq domestic and non-U.S. based common stocks listed on the Nasdaq Stock Market. The index is market-weighted.

S&P 500 INDEX

The S&P 500 Index is a market-capitalization weighted index containing the 500 most widely held companies (400 industrial, 20 transportation, 40 utility and 40 financial companies) chosen with respect to market size, liquidity, and industry. The index is calculated on a total return basis with dividends reinvested.

S&P 500/BARRA VALUE INDEX

The S&P 500/Barra Value Index is a market-capitalization weighted index containing those S&P 500 companies that have higher book-to-price risk index factor exposures and, as a consequence, higher book-to-price ratios than the remaining companies in the S&P 500.

MSCI EAFE

The MSCI EAFE Index is an arithmetic, market capitalization weighted average of the performance of over 900 securities listed on the stock exchanges of several developed markets around the world, excluding the U.S. and Canada.

Benchmarks are selected based upon similarity to the investment style of our composites and accepted norms within the industry.

In the event that ClariVest changes the benchmark(s) used for a given composite, the date and reason for the change will be disclosed in the footnotes of all relevant performance exhibits.

Disclosures

The GIPS require advisers to include specific disclosures on all documents that claim compliance with the GIPS. When presenting marketing materials that include a claim of compliance with the GIPS standards, ClariVest will refer to the guidance provided by the GIPS Advertising Guidelines to determine the disclosures necessary for the presentation. Some of the disclosures required by GIPS include (this list is not exhaustive):

•	The definition of “firm” used to determine the total firm assets and firm wide compliance;

•	The availability of a complete list and description of all of the firm’s composites;

•	The minimum asset level, if any, below which portfolios are not included in a composite. Firms must also disclose any changes to the minimum asset level;

•	The currency used to express performance;

•	The presence, use, and extent of leverage or derivatives, if material, including a description of the use, frequency, and characteristics of the instruments sufficient to identify risks;

•	The relevant details of the treatment of withholding tax on dividends, interest income and capital gains. If using indexes that are net-of-taxes, the firm must disclose the tax basis of the benchmark (e.g. Luxembourg based or U.S. based) versus that of the composite;

•	Any known inconsistencies in the exchange rates used among the portfolios within a composite and between the composite and the benchmark;

•	If a composite contains any non-fee-paying portfolios, the firm must disclose, as of the end of each annual period, the percentage of the composite assets represented by the non-fee-paying portfolios;

•	For any performance presented for periods prior to 1 January 2000 that does not comply with the GIPS Standards, firms must disclose the period of non-compliance and how the presentation is not in compliance with the GIPS Standards;

•	The policy used to allocate cash to carve-out returns;

•	The composite’s creation date;

•	A description of the composite and any changes to the name of a composite; and

•	A description of the measure of dispersion that is presented.

For a complete list of the GIPS disclosures, refer to section 4 of the GIPS.

Presentation Requirements

ClariVest will endeavor to present any documents that claim compliance with the GIPS as follows:

•	At least 5 years performance (or a record for the period since ClariVest or composite inception, if ClariVest or composite has been in existence less than 5 years) that meet the requirements of the GIPS; after presenting 5 years of performance, ClariVest must present additional annual performance up to 10 years. (For example, after ClariVest presents 5 years of compliant history, ClariVest must add an additional year of performance each year so that after 5 years of claiming compliance, ClariVest presents a 10 year performance record). The performance returns must be presented as annual returns for each year of performance;

•	The number of portfolios and amount of assets in the composite, and either the percentage of ClariVest’s assets represented by the composite or the amount of total ClariVest assets at the end of each annual period. If the composite contains less than 5 portfolios, the number of portfolios is not required;

•	A measure of dispersion of individual portfolio returns for each annual period. If the composite contains less than 5 portfolios for the full year, a measure of dispersion is not required;

•	ClariVest must use the following compliance statement to indicate that it is in compliance with the GIPS standards: “ClariVest has prepared and presented this report in compliance with the Global Investment Performance Standards (GIPS®).”;

•	ClariVest may link non-GIPS compliant returns to its compliant history, provided that it meets the disclosure requirements for non-compliant performance and only compliant returns are presented for periods after 1 January 2000;

•	ClariVest may utilize the historical returns of a prior or affiliated firm under certain limited conditions.

•	If a composite includes or is formed using single asset class carve-outs from multiple asset class portfolios, the presentation must include the percentage of the composite that is composed of carve-outs prospectively for each period.

•	The total return for the benchmark (or benchmarks) that reflects the investment strategy or mandate represented by the composite must be presented for each annual period. If no benchmark is presented, the presentation must explain why no benchmark is disclosed. If the firm changes the benchmark that is used for a given composite in the performance presentation, the firm must disclose both the date and the reasons for the change. If a custom benchmark or combination of multiple benchmarks is used, the firm must describe the benchmark creation and re-balancing process.

ClariVest must make every reasonable effort to provide a fully-compliant presentation to all prospective clients, and will do so by providing prospective clients with a fully compliant presentation within the previous 12 months.

Website

ClariVest is permitted to advertise its claim of compliance with the GIPS standards on its website provided that the website includes a link to ClariVest’s fully-compliant GIPS presentation.

Record Keeping

The Director of Operations will maintain all documents regarding historic data, as well as any records that document the furnishing of composite lists and descriptions to Clients. Any errors or violations of this policy will be reported to the CCO and/or CEO.

The CCO will regularly review any updates, interpretations, guidance statements and reports to ensure ongoing compliance with GIPS standards.

Solicitors

Implementation Date: March 2006

Issue

Rule 206(4)-3 under the Advisers Act allows registered investment advisers to pay a cash fee to a solicitor (both internal and unaffiliated) for referring Clients, only if pursuant to a written agreement. The Rule requires, among other things, that the investment adviser make a bona fide effort to determine whether the solicitor has complied with the agreement, and have a reasonable basis for believing the solicitor has complied with the Rule.

Potential Risks

In developing this policy and procedures, ClariVest considered the material risks associated with utilizing solicitors to refer business to ClariVest. This analysis includes risks such as:

•	ClariVest paying a solicitor a cash fee, although ClariVest and the solicitor have not executed a written solicitation agreement.

•	ClariVest making indirect payments to third parties for client referrals.

•	The solicitor failing to provide Clients with the disclosure documents required by Rule 206(4)-3, the Solicitor’s Rule.

•	The solicitor being subject to disciplinary actions that prohibit it from engaging in solicitation activities.

•	Solicitor documents not being adequately maintained.

•	ClariVest failing to make a bona fide effort that the solicitor is complying with the terms of the solicitation agreement.

ClariVest has established the following guidelines to effectuate and monitor ClariVest’s policy to utilize solicitors.

Policy

The requirements for solicitors that are affiliated with ClariVest (i.e., officers, directors, employees) are less stringent than the requirements for unaffiliated solicitors. Below are details of the requirements for both internal and unaffiliated solicitors.

Procedures

Internal and Unaffiliated Solicitors

Rule 206(4)-3 under the Advisers Act prohibits solicitation payments to any solicitor unless the following conditions are met:

1.	The investment adviser (i.e. ClariVest) is registered under the Advisers Act;

2.	The solicitor is not a person (A) subject to a Commission order issued under section 203(f) of the Act, or (B) convicted within the previous ten years of any felony or misdemeanor involving conduct described in section 203(e)(2)(A)-(D) of the Act, or (C) who has been found by the Commission to have engaged, or has been convicted of engaging, in any of the conduct specified in paragraphs (1), (5) or (6) of section 203(e) of the Act, or (D) is subject to an order, judgment or decree described in section 203(e)(4) of the Advisers Act;

3.	Such cash fee is paid pursuant to a written agreement to which the adviser is a party; and

4.	The status of such solicitor as a partner, officer, director or employee of such investment adviser or other person, and any affiliation between the investment adviser and such other person, is disclosed to the client at the time of the solicitation or referral.

Unaffiliated Solicitors

Rule 206(4)-3(a)(2)(iii)(A) prohibits a registered investment adviser from paying fees to an unaffiliated solicitor8 for client referrals unless the following requirements are met:

1.	ClariVest will only pay cash fee, directly or indirectly, to a solicitor pursuant to a written agreement. ClariVest is strictly prohibited from making any indirect payments to marketing intermediaries such as pension consultants for the referral of Clients to ClariVest.

2.	The written agreement between ClariVest and the solicitor shall require the following conditions:

•	Description of the solicitation activities to be engaged in by the solicitor on behalf of ClariVest and the compensation to be received;

•	An undertaking by the solicitor to perform his or her duties under the agreement in a manner consistent with ClariVest’s instructions and the provisions of the Advisers Act and the Rules thereunder;

•	An undertaking that the solicitor is not a person subject to the disciplinary actions stated in Rule 206(4)-3(A)(1)(ii);

•	An undertaking to complete a verification letter on an annual basis (see Attachment A); and

•	An undertaking by the solicitor to, at the time of any solicitation activities, provide the client with a current copy of ClariVest’s Part II of Form ADV and a separate written disclosure document (provided that the solicitor is not an Employee, or otherwise affiliated with ClariVest).

3.	The unaffiliated solicitor’s separate written disclosure document must be provided to the prospective client at the time of solicitation. The disclosure document must contain the following information:

•	The name of the solicitor;

8	This requirement does not apply to solicitors who are (A) a partner, officer, director or employee of the investment adviser or (B) a partner, officer, director or employee of a person which controls, is controlled by, or is under common control with such investment adviser.

•	The name of ClariVest;

•	The nature of the relationship, including any affiliation, between the solicitor and ClariVest;

•	The solicitor is not a person subject to the disciplinary actions stated in Rule 206(4)-3(A)(1)(ii) under the Advisers Act;

•	The terms of such compensation arrangement, including a description of the compensation paid or to be paid to the solicitor; and

•	The amount, if any, the client will be charged in addition to the advisory fee.

•	The client’s signature, as an acknowledgment of receipt by the prospective clients.

The SEC staff has, by no-action letter, permitted investment advisers (in lieu of their solicitors) to deliver copies of the investment advisers’ Form ADV and the solicitors’ separate written disclosure statements to prospective clients and, in the case of mass mailings and advertisements, to make such deliveries only when such prospective clients express interest in the investment advisers’ services (as opposed to at the time of solicitation). See, e.g., AMA Investment Advisers, Inc. (available October 28, 1993); Moneta Group Investment Advisors, Inc. (available October 12, 1993) (cash solicitation arrangement with professional associations and credit unions); E. F. Hutton & Company, Inc. (available September 27, 1987). The SEC has also permitted the investment advisers’ Form ADV (or substitute brochure) to be delivered within one business day of the referral when, in the interest of administrative efficiency copies of the Form ADVs were maintained at a central office (as opposed to a branch office). See Charles Schwab & Co., Inc. (available April 29, 1998). The SEC has said that the solicitor’s separate written disclosure statements can be delivered (and the required signed and dated client acknowledgment of receipt obtained) electronically consistent with the guidelines presented in the SEC’s May 1996 release on the use of electronic media. See Securities Act Release No. 7288 (May 9, 1996).

4.	ClariVest must collect a signed and dated acknowledgement from the client that they received the solicitor’s separate written disclosure document and ClariVest’s Part II of Form ADV. ClariVest must receive the acknowledgment prior to, or at the time of, entering into the advisory agreement with the client. In order to ensure compliance with this procedure, ClariVest may require Clients to sign and date the solicitor’s separate written disclosure document which will evidence the client’s receipt of the solicitor’s separate written disclosure document as well as Part II of ClariVest’s Form ADV.

5.	Any solicitor acting on behalf of ClariVest shall not be a person subject to the disciplinary actions stated in Rule 206(4)-3(A)(1)(ii) under the Advisers Act.

6.	ClariVest shall maintain originals and/or copies of all solicitor documents in the respective client files.

7.	ClariVest shall require its solicitors to complete the Solicitors Verification Letter included as Attachment A on an annual basis.

Responsibility

The CEO will oversee ClariVest’s solicitation arrangements, including the establishment of new relationships. The CEO shall determine the eligibility of the solicitors, and he will ensure that each solicitor complies with the terms of the written agreement with ClariVest. The CCO will ensure that all of the appropriate solicitation documentation exists to ensure compliance with the cash solicitation rule.

Attachment A

Solicitors Verification Letter

[DATE]

NAME OF SOLICITOR

ADDRESS

CITY, STATE ZIP

Dear <SOLICITOR>:

In accordance with our obligation to comply with the provisions of Rule 206(4)-3 under the Investment Advisers Act of 1940 (“Advisers Act”), more commonly referred to as the “cash solicitation rule,” ClariVest Advisor, L.P. (“ClariVest”) must ensure that its unaffiliated solicitors provide the requisite disclosure documents to prospective clients of ClariVest. Specifically, subparagraph (a)(2)(iii)(C) of the rule requires an adviser to make a bona fide effort to ascertain whether the solicitor has complied with the written agreement that governs the arrangement and have a reasonable basis for believing that the solicitor has so complied.

Since ClariVest and <SOLICITOR> have executed an agreement to compensate <SOLICITOR> for the referral of advisory Clients to ClariVest, ClariVest respectfully requests confirmation from <SOLICITOR> that it has provided and continues to provide all prospective clients of ClariVest, at the time of any solicitation activities: 1) a current copy of Part II of ClariVest’s Form ADV, and 2) the separate written disclosure document required by subparagraph (b) under Rule 206(4)-3. By signing below, you acknowledge and certify that, to the best of your knowledge, you have complied with the disclosure requirements noted above.

Additionally, by signing below, <SOLICITOR> certifies that it continues to comply with the following representations which were made in the original solicitation agreement with ClariVest:

1.	<SOLICITOR> is not a person, as defined by Section 202(a)(16) of the Advisers Act, (a) subject to a Commission order issued under Section 203(f) of the Advisers Act, or (b) convicted within the previous ten years of any felony or misdemeanor involving conduct described in Section 203(e)(2)(A)-(D) of the Advisers Act, or (c) who has been found by the Commission to have engaged, or has been convicted of engaging, in any of the conduct specified in paragraphs (1), (5) or (6) of Section 203(e) of the Advisers Act, or (d) is subject to an order, judgment or decree described in Section 203(e)(4) of the Advisers Act (collectively referred to as “Rule 206(4)-3 Disqualifying Orders”);

2.

If <SOLICITOR> has been sanctioned by the Commission and is subject to a one or more Rule 206(4)-3 Disqualifying Orders, ClariVest may still be permitted to compensate <SOLICITOR> in compliance with Rule 206(4)-3. In the Division of Investment Management’s no-action letter to Dougherty & Company LLC (March 21, 2003), the staff indicated that an adviser may pay a solicitor cash solicitation fees when the Commission has sanctioned the solicitor but has not barred or suspended the solicitor from acting in any capacity under the FEDERAL SECURITIES LAWS. Thus, in order to comply with the provisions outlined in Dougherty, by signing below, <SOLICITOR> acknowledges and confirms that if he is subject to a Rule 206(4)-3 Disqualifying Order, to the best of his knowledge: (1) the cash solicitation arrangement continues to be conducted in compliance with the terms of Rule 206(4)-3 except for ClariVest’s payment of cash solicitation fees to <SOLICITOR> who is subject to a Rule 206(4)-3 Disqualifying Order; (2) no Rule 206(4)-3 Disqualifying Order bars or suspends <SOLICITOR> from acting in any capacity under the FEDERAL SECURITIES LAWS; (3) <SOLICITOR> has complied with the terms of each Rule 206(4)-3 Disqualifying Order, including, but not limited to, the payment of disgorgement, pre-judgment interest, civil or administrative penalties and fines; and (4) for a period of ten years following the date of each Rule 206(4)-3 Disqualifying Order, <SOLICITOR> shall disclose the order to each person whom <SOLICITOR> solicits in the separate written disclosure document required to be delivered to such person under Rule 206(4)-3(a)(2)(iii)(A) or, if <SOLICITOR> is a person specified in Rule 206(4)-3(a)(2)(i) or (ii), <SOLICITOR> shall disclose the order to each person whom <SOLICITOR> solicits by providing the person at the time of the solicitation with a separate written disclosure document that discusses the terms of the order.

3.	<SOLICITOR> has obtained any SEC and/or state registrations that may be appropriate or required in connection with the solicitation services provided under the solicitation agreement with ClariVest or has been advised by counsel that it is exempt or excluded from registration;

4.	<SOLICITOR> does not provide investment advisory services on behalf of ClariVest in any manner to solicited Clients;

5.	With respect to any prospective or solicited client that is a retirement plan subject to ERISA or a tax qualified retirement plan or IRA under the Internal Revenue Code, <SOLICITOR>, and any of its officers, directors, Employees, agents or affiliates, are not a fiduciary, trustee or administrator for any such plan; and

6.	With respect to any prospective or solicited client that is a state, municipality, or other political entity, agency or subdivision, <SOLICITOR>, and any of its officers, directors, Employees, agents or affiliates, are not associated in any way with such entity or have been elected official, Employee or person providing professional services to such entity within the last two years.

ClariVest acknowledges that the information it receives from <SOLICITOR> will be kept confidential and will not be disclosed to anyone, except as required by law. Please complete the enclosed acknowledgement and return it to the above noted address at your earliest convenience. If you have any questions with respect to this request, please call me at 858-794-1451. Thank you for your attention to this matter.

Regards,

Stacey Nutt, CEO ClariVest ADVISER, Inc.

ACKNOWLEDGED AND CERTIFIED BY:

By:	(Print Name)

Signature:

Date:

Maintenance of Books and Records

Implementation Date: March 2006

Issue

Rule 204-2 under the Advisers Act requires investment advisers to maintain certain books and records.

Potential Risks

In developing this policy and procedures, ClariVest considered the material risks associated with its maintenance of an effective books and recordkeeping system. This analysis includes risks such as:

•	ClariVest’s system of maintaining books and records being outdated, insufficient, and not compliant with Rule 204-2(a) under the Advisers Act.

•	Employees not being sufficiently knowledgeable about the books and records rule and what documents must be maintained.

•	Electronically stored documents not being reasonable safeguarded from loss, alteration, or destruction.

ClariVest has established the following policy and procedures to help monitor and ensure ClariVest properly maintains and safeguards its books and records.

Policy

All books and records required by Rule 204-2 will be maintained for a period of not less than five years from the end of the fiscal year during which the record was last altered (with limited exceptions as described in Attachment A), the first two years in ClariVest’s office.9

Records pertaining to investment advisory services rendered to a registered investment company must be maintained for no less than six years.

Procedures

Maintenance of Required Records – ClariVest will maintain the records required by Rule 204-2 under the Advisers Act. These records include, but are not limited to the following: trade tickets, financial statements, bank statements, bills and invoices, contracts, and written communications with Clients. The records will be maintained by various individuals and maintained in ClariVest’s office.

[9]	However, ClariVest must maintain all documents to substantiate the calculation of investment performance results that it includes in any notice, circular, advertisement, newspaper article, investment letter, etc. For example, ClariVest must maintain documentation to substantiate the calculation of investment performance results for periods preceding the last five year (i.e. if ClariVest is advertising its performance results from 1990 to present, it must maintain the documentation to substantiate the calculation of the investment performance results for the entire period commencing in 1990).

Record Retention Policy - ClariVest will maintain its books and records in an easily accessible place for a period of not less than five years from the end of the fiscal year during which the record was last altered, the first two years in ClariVest’s office.

EMPLOYEES MAY HAVE A NEED TO REMOVE ORIGINAL DOCUMENTS FROM CLARIVEST; IN SUCH INSTANCES, THOSE EMPLOYEES SHOULD INFORM THE CCO, WHO WILL MAINTAIN DOCUMENTATION THAT LISTS ALL OF THE ORIGINAL DOCUMENTS THAT ARE REMOVED FROM CLARIVEST. ALL NOTICES INFORMING THE CCO OF RETURNED DOCUMENTS SHALL ADDITIONALLY BE MAINTAINED.

Corporate Records - Limited liability company agreements, certificates of formation and amendment, partnership articles, articles of incorporation, charters, minute books, and stock certificate books of ClariVest and of any predecessor, shall be maintained in the principal office of ClariVest and preserved until at least three years after termination of the enterprise.

Maintaining Records Electronically – ClariVest may elect to maintain and preserve certain books and records electronically, on a computer storage medium under the conditions set forth below. ClariVest will:

1.	Arrange and index the records in a way that permits easy location, access, and retrieval of any particular record;

2.	Provide promptly any of the following that the SEC (by its examiners or other representatives) may request:

•	A legible, true, and complete copy of the record in the medium and format in which it is stored;

•	A legible, true, and complete printout of the record; and

•	Means to access, view, and print the records; and

3.	Separately store, for the time required for preservation of the original record, a duplicate copy of the record on any medium allowed by this section.

Reproduction of Non-Electronic Records to Electronic Storage Medium – ClariVest utilizes Adobe Acrobat and a scanner to convert hard copy documents into electronic documents for the purposes of storing the documents in electronic medium. The use of the technology provides ClariVest with reasonable assurance that any reproduction of a non-electronic original record on electronic storage media will be complete, true, and legible when retrieved.

ClariVest shall maintain certain books and records electronically and in accordance with the Advisers Act.

Destruction Policy

The CCO has sole authority to authorize the destruction of any book or record after it has been maintained and preserved for the requisite time period. All destruction of records stored in onsite or offsite records facilities will be approved by the CCO after the record has been retained for all applicable retention periods and verification is received that there are no legal impediments on destruction.

If ClariVest or any of its Employees are under any type of regulatory or legal investigation or proceeding, or know that one is pending, all documents related to the matters under investigation or involved in the proceeding must be preserved in a manner specified by counsel. The CCO is responsible for notifying Employees of any such investigation or proceeding (the level of detail to be determined by applicable law and related circumstances) and the parameters to be followed regarding the maintenance and destruction of related documents.

Should ClariVest determine to destroy any documents, ClariVest will:

1.	Ensure that documents containing Non-public Information are burned, pulverized, or shredded so the information cannot be read or reconstructed;

2.	Ensure the destruction or erasure of electronic media containing Non-public Information so the information cannot be read or reconstructed; and

3.	Ensure that “disposal companies” engaged by ClariVest to dispose of Non-public Information are performing their duties in accordance with this policy. ClariVest may perform this diligence by:

•	reviewing an independent audit of the disposal company’s operations and/or its compliance with the disposal rule;

•	obtaining information about the disposal company from several references or other reliable sources;

•	requiring that the disposal company be certified by a recognized trade association or similar third party; and/or

•	taking other appropriate measures to determine the competency and integrity of the disposal company.

Responsibilities

The CCO is responsible for overseeing and implementing this policy in consultation with the CEO. All Employees must be familiar with the record-keeping requirements required by the federal securities laws, and most importantly, the Advisers Act. Such familiarity will ensure the effectiveness of ClariVest’s books and record-keeping system. All questions regarding an Employee’s responsibility under this policy should be directed to the CCO.

Electronic Communications

Implementation Date: March 2006

Issue

ClariVest has adopted the Electronic Communications Policy and Procedures (the “EPolicy”) to comply with federal and state securities laws, including Rule 204-2 under the Advisers Act. The EPolicy was designed to ensure that ClariVest implements reasonable procedures to monitor Employees’ use of the Internet and electronic communications, including without limitation, e-mail.

All software, files, e-mail messages, and voice mail messages on ClariVest’s computers, network, and communications systems are the property of ClariVest. These resources are made available by ClariVest to facilitate your ability to do your job efficiently and productively. Employees are to use computers, software, phone systems and Internet access for the benefit of ClariVest and its Clients. In addition, all ClariVest related software, files, e-mail messages on personal computers, PDAs and similar sources must be maintained in accordance with the Advisers Act and this EPolicy. For example, all e-mail correspondence to and from Clients must be maintained in accordance with the Advisers Act and this EPolicy.

Potential Risks

In developing this policy and procedures, ClariVest considered the material risks associated with Employees’ use of electronic means for communicating internally and with outside parties. This analysis includes risks such as:

•	Employees’ use of email and the Internet not being properly monitored for inappropriate use.

•	Email communication with Clients and/or investors not being maintained, as required by the books and records rule.

•	ClariVest’s computer systems being exposed to infiltration by computer viruses due to increased use of email and the Internet.

•	Employees not being aware that their use of the Internet, email, and instant messaging is subject to the same standards as all other forms of communications and is not private.

•	Employees using public email services from their work computer for business purposes without retaining or archiving such records for purposes of the record retention requirements under the Advisers Act

•	Instant messages not being captured and maintained.

•	Regulatory documents being delivered electronically without the client’s informed consent to receive such documents electronically.

ClariVest has established the following guidelines to effectuate and monitor ClariVest’s policy to govern the manner in which Employees may communicate via electronic means.

Policy

This EPolicy applies to all electronic communications, including e-mail. Employees are reminded that ClariVest requires Employees to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, Clients, prospects, their employer, and their fellow Employees. An Employee’s use of ClariVest’s e-mail, computer, Internet and PDA is held to the same standard as all other business communications, including compliance with our anti-discrimination and anti-harassment policies. ClariVest expects its Employees to use good judgment in their use of these systems.

As noted above, electronic communications systems, particularly the Internet and internal and external e-mail, are resources of growing importance for both regulators and our Clients. Given the vast accessibility of these technologies, it is quite easy to overlook the significant risks associated with their use. Thus, all Employees must take great care in using the Internet and in communicating with business associates just as one would when using print or any other media. The Internet is a public forum as opposed to a private or secure network. One should always assume that nothing written in an e-mail communication is private.

E-Mail has become a fundamental means for Employees to communicate with Clients, service providers, and others. Among the many purposes that it serves, e-mail is utilized to streamline and document a number of an Employee’s daily functions and tasks. Thus, it has, or will, become an integral part of the daily communication ritual of most, if not all, Employees.

Procedures

A.	Correspondence. Any written electronic communications sent by an Employee to Clients, customers, service providers, another Employee, or any other party, including e-mail and fax should be treated in the same manner and with the same care as letters or other official communications on ClariVest’s letterhead. In addition, such communications may be subject to the recordkeeping requirements under the Advisers Act, which generally mandates that such documentation be maintained by an adviser for a period of five years from the end of the fiscal year in which the communication was created – the first two years in the office of the adviser. Investor or client complaints that are received by an Employee via e-mail must immediately be forwarded to the CCO.

B.	Electronic Mail. Employees must take great care in preparing and sending both internal and external e-mails. Certain e-mails that are sent to more than one person (including Clients, prospective clients, etc.) may be considered by the SEC to be advertisements that are subject to the marketing and advertising rules under the Advisers Act. Thus, the same care should be taken in creating an e-mail as that which is taken when creating a new marketing or promotional piece.

In order comply with the requirement that all Employee e-mails be maintained in accordance with the recordkeeping rules under the Advisers Act, ClariVest has engaged an independent service provider to archive and retain all of the e-mails that are sent and received by all Employees.

ClariVest shall ensure that its e-mails are maintained in accordance with the recordkeeping requirements under the Advisers Act, and is aware of the fact that such e-mails may be subject to inspection by the SEC or other regulatory authorities, including any third parties that ClariVest may contract to monitor Employees’ e-mail.

In maintaining e-mails, Employees’ must update e-mail addresses and domain names to allow ClariVest’s archival system to search” the recipients of Employees’ e-mails in order for the system to automatically save the correspondence. The CCO will periodically review the saved e-mails and query Employees on updating e-mail addresses and domain names to ensure that all required e-mails are being captured by the system.

Employees are prohibited from using public e-mail services from their ClariVest computer (desktop or laptop) for business use. Employees are permitted to make reasonable personal use of their ClariVest e-mail account to send or receive personal e-mails. However, such use should not interfere with ClariVest’s business activities or involve a meaningful amount of Employee’s time or ClariVest’s resources. As always, all e-mail, whether business or personal, must be appropriate in both tone and content. Employees acknowledge that ClariVest and its authorized agents have the right to access and obtain all e-mails, including personal e-mails that Employees send or receive through ClariVest computers. Employees acknowledge that all of their e-mails may be subject to, at any time and without notice to Employee, monitoring and review by ClariVest and/or its authorized agents as permitted or required by law. Employees expressly consent to such monitoring and review by ClariVest and/or its authorized agents of all e-mails.

C.	PDAs. Employees utilizing PDAs (Blackberry, etc.) for business use are prohibited from sending messages directly to the PIN number(s) of other PDA users. Conversely, Employees are prohibited from furnishing PIN number(s) to other PDA users with the expectation of receiving messages that are sent directly to the Employee’s PIN number. When sending/receiving messages in the manner described above, the messages do not get copied to ClariVest’s email server, and thus certain messages may not be maintained in accordance with ClariVest’s EPolicy.

D.	Privileged Emails. When corresponding via e-mail with its legal counsel, ClariVest will consider that such e-mails may be subject to SEC review. As such, ClariVest will consider the maintenance of a “Vaughn index” to log e-mails in which it will seek the attorney-client privilege.[10] E-mails in which ClariVest seeks to exert the attorney-client privilege should be marked by including the phrase, “Privileged and Confidential” in the subject line of the e-mail. Notwithstanding the foregoing, legal privilege is not applicable on a wholesale basis or simply because the Company wants it to be. Including the words “Privileged and Confidential” does not automatically confer privileged status. Recent legal decisions have tended to confine the ambit of privilege considerably more narrowly than was previously generally understood

E.	Instant Messaging and Chat Rooms. Instant messaging is an increasingly popular form of electronic communication that allows one user to communicate with another one in real time. A “chat room” differs from instant messaging as several users have the ability to communicate with one another in real time.

Employees are prohibited from using an instant message platform that has not been approved in writing by ClariVest. In addition, Employees are strictly prohibited from utilizing instant messaging for business purposes without the written consent of the CCO.

[10]	The term “Vaughn index” is derived from Vaughn v. Rosen, 484 F.2d 820 (D.C. Cir. 1973). A Vaughn index is an itemization of the documents claimed to be privileged together with an assertion of the privilege or privileges claimed for each document. The “privilege log” should include, at a minimum: the date of the e-mail, the author, the recipient, and the basis or assertion for the claim of privilege.

It is difficult and burdensome for ClariVest to monitor and supervise its Employees’ chat room communications. In addition, it is typically cost prohibitive for an adviser to develop or acquire the sophisticated systems that are required to capture, archive, and retrieve chat room communications. Accordingly, ClariVest prohibits the use of chat rooms by its Employees at work for both business and personal use.

F.	Prohibited Communications. ClariVest prohibits Employees from using ClariVest’s electronic facilities to do any of the following:

•	Download or transmit unlawful or inappropriate images or materials;

•	Transmit externally any documents marked “For Internal Distribution Only” or forward any e-mail automatically to an outside e-mail account;

•	“Hack” or attempt to gain unauthorized access to computers or databases, tamper or interfere with electronic security mechanisms, misrepresent a user’s identity (e.g., spoofing”) or disseminate intentionally any viruses or other destructive programs;

•	Transmit chain letters, unapproved mass solicitations or any other form of unsolicited e-mail/SPAM for non-ClariVest approved purposes;

•	Establish a personal business or use ClariVest facilities for personal profit; or

•	Download, install or execute software, including patches and upgrades, without prior approval of either the CCO or CEO.

G.	Electronic Delivery of Regulatory Documents. The expansion of the Internet and electronic communications now allows advisers to deliver investment adviser regulatory documents electronically. The delivery of such communications, including, among other things, an adviser’s Form ADV and privacy policy, must be made in accordance with the three elements of Notice, Access, and Evidence of Delivery as discussed more fully below.

Notice - Information provided electronically (i.e., on ClariVest’s website or in an e-mail sent by an Employee to a client) provides notice to ClariVest’s client that they have received something important.

Access - Those who are provided with electronic documents should have access comparable to that of a paper document. The use of a particular medium (i.e., Internet website or e-mail) should not be so burdensome that intended recipients cannot effectively access the information provided. Persons to whom information is sent electronically must have an opportunity to retain the information through the selected medium (i.e., recipient should be able to either download or print information delivered electronically such that they can maintain a permanent record).

Evidence of Delivery - When providing documents electronically, one must have reasonable assurance that such documents have been actually delivered. In order to evidence satisfaction of delivery obligations advisers may: 1) obtain the client’s informed consent, 2) obtain evidence the client has actually received the document (i.e., return receipt), or 3) disseminating information via fax.

In order to satisfy the requirements with respect to the electronic delivery of regulatory documents, ClariVest shall: 1) include a provision in the client’s contract (or ensure that it is in the client’s custodial agreement) where the client could sign-off on their approval to receive documents (i.e., custodian statements) in electronic format and 2) send such documents with “return-receipt” and “read” function so that you know he/she has received and opened the email. Employees should refer to SEC Interpretive Release IA-1562 which discusses this issue in more detail - http://www.sec.gov/rules/concept/33-7288.txt.

H.	Security. The Internet is not a secure environment. Files and e-mail can be intercepted and read by technically savvy Internet users, including ClariVest’s competitors. All Employees should attempt to limit the amount of confidential, classified, or proprietary information that is transmitted electronically to only that which is absolutely necessary and required to conduct one’s job.

I.	Reporting Problems. If sensitive ClariVest information is lost, disclosed to unauthorized parties or suspected of being lost or disclosed, Employees shall immediately notify the CCO. In addition, the CCO should be notified if any unauthorized use of ClariVest’s information systems has taken place, or is suspected of taking place. Similarly, when passwords or other system access control mechanisms are lost, stolen, or disclosed, or suspected of being lost, stolen, or disclosed, the CCO should be notified immediately. All unusual system behavior, such as missing files, frequent systems crashes, misrouted messages and the like should be reported immediately to ClariVest’s technology expert as one of these issues may indicate a computer virus infection or similar security problem.

J.	Monitoring and Surveillance Program. In order to ensure compliance with this EPolicy, ClariVest reserves the right, subject to applicable law, to monitor (which includes, without limitation, the right to access, disclose, record or review) for any purpose, all communications delivered via ClariVest’s electronic communications resources and all communications, information or materials created or stored on ClariVest’s network computer systems or on an Employee’s personal computer. Thus, Employees should be mindful that their e-mails may be reviewed on a random basis by ClariVest or its authorized agents. The reviews may be documented as set forth in Attachment A. At any time, ClariVest may require an Employee to provide ClariVest with any of their electronic access codes or passwords.

ClariVest may monitor the electronic communications of Employees for any purposes, including without limitation: regulatory requirements, investigating possible Employee theft or espionage, monitoring work flow, retrieving missing business data in an Employee’s absence, reviewing and evaluating Employee performance, ensuring that ClariVest’s systems are used for legitimate purposes and not for the transmittal of discriminatory or offensive messages, finding illegal software installed on an Employee’s computer, ensuring that Employees are either not using ClariVest’s equipment and resources for personal purposes, or complying with any state, federal or international laws or legal process, including without limitation, responding to subpoenas, court orders for surveillance or similar requests.

K.	Bloomberg. ClariVest will follow the procedures below to capture all electronic communications through Bloomberg.

1.	Daily Monitoring Setups

Daily Message Compliance Files. Employees have the ability to receive a file either by email or FTP for their Bloomberg style messages, and another file for their Internet style messages. These files can be accessed by account number or firm number and contain all the messages sent to and from the account for a 24-hour period. Bloomberg’s message dumps start at 3:30pm Eastern each day and finish at approximately 5:00pm. ClariVest can usually access the files on the FTP site or have the files emailed from Bloomberg after 5:00pm. The dump includes all messages from the previous 24-hour period (3:30pm-3:30pm). ClariVest can download the FTP files by going to a specified FTP site provided by a Bloomberg Install Representative. FTP is recommended since these files tend to be large and may be difficult to download using ClariVest’s email system. In order to be set up for this capability, Bloomberg requires written authorization on ClariVest’s letterhead from the CCO or legal counsel.

Attachments. Attachments are only stored on Bloomberg’s system for five (5) days, and Bloomberg is unable to retrieve attachments after the five day period. Bloomberg can provide a daily dump that contains a zip file—containing all the attachments corresponding to the messages being dumped for that day.

Chat (Instant Messaging). Chat sessions are now archived by Bloomberg and are available with ClariVest’s FTP message compliance setup only. The archives include all chat sessions initiated or joined by users and the entire chat record. The file is separate from the message compliance and attachment files.

2.	Real-Time Monitoring Setups

Mail Compliance Setup Function. MCPS monitors Bloomberg email for key word usage. Any email sent or received by ClariVest’s Employees that contain any of the key words listed in MCPS will be copied and sent to a separate Bloomberg mailbox of the CCO. To update the list of key words, the CCO needs only do MCPS <Go> and add a new keyword, one per line, to the list of words. The compliance login will not have normal message capability. In other words, the CCO cannot use the message key or function to send or receive messages. The inbox of this login is strictly for the MCPS function. The login used for this functionality must be a separate login from the CCO’s normal Bloomberg login.

Compliance Supervisor List Function. CMPL allows the CCO to monitor email messages in real-time by groups. Only the CCO has the capability to update the group list and may assign an email address belonging to a supervisor or designated individual who can monitor the group’s messages. The CCO must create a list of users belonging to the group. The users are limited to the Bloomberg logins under the account number that the CCO is authorized to monitor. The CCO then assigns one email address per group in which a copy of each user email will be forwarded (This email address does not have to be a Bloomberg address). For each Bloomberg user, all external email (ingoing and outgoing) will have a copy sent to the email address assigned to the group. The Bloomberg user is unaware that a copy of the message is being sent to the email address. Provided ClariVest is utilizing MCPS, the Company can use the same login to setup the CMPL function and vice versa. In order to be set up for this capability, Bloomberg requires written authorization on ClariVest’s letterhead from the CCO or legal counsel.

Message Retrieval. Aside from the daily email dump, Bloomberg can retrieve old messages based on user, account, or firm numbers. Bloomberg currently has messages online dating as far back as 1997. If messages from a later date need to be retrieved, a DRQS can be entered to have Bloomberg retrieve the messages. If ClariVest has access to a Bloomberg, DOCS 900902 <Go> is a template that can be downloaded which specifies all of the information needed, which then must be faxed on ClariVest’s letterhead and signed by the CCO or legal counsel to (917) 369-3910.

Employee Consent and Non-Compliance with the EPolicy

Your consent and compliance with this EPolicy is a term and condition of your employment. Failure to abide by this EPolicy or to consent to any interception, monitoring, copying, reviewing or downloading of any communications or files is grounds for discipline, up to and including suspension or dismissal, at the discretion of management. In any situation where you are unsure about the application of this EPolicy, please discuss the situation confidentially with the CCO.

Confidentiality

All reports and any other information filed with ClariVest pursuant to this EPolicy shall be treated as confidential, except that the same may be disclosed to ClariVest’s management, any regulatory or self-regulatory authority or agency upon its request, or as required by law or court or administrative order.

Responsibility

The CCO and designees are responsible for overseeing and implementing this policy.

Attachment A

Email Review Log

The CCO periodically reviews a sample of Employees’ emails and documents the review as set forth below.

Date of Review	Time Period Covered by Review	Criteria used to Review Emails	Total Emails Reviewed During Review Period	Number of Emails Flagged for Follow-Up	Necessary Follow-Up Conducted	Miscellaneous Notes

Trading

Implementation Date: March 2006

Issue

The SEC has indicated that among the specific obligations that flow from an adviser’s fiduciary duty is the requirement to seek to obtain the best price and execution of client securities transactions where the adviser is in a position to direct brokerage transactions (See In the Matter of Kidder Peabody & Co., Advisers Act Release No. 232 (pub. avail. October 16, 1968) and In the Matter of Delaware Management Company, Inc., Exchange Act Release No. 8128 (pub. avail. July 19, 1967)). This policy discusses ClariVest’s philosophy relating to trading securities.

Potential Risks

In developing this policy and procedures, ClariVest considered the material risks associated with its trading processes. This analysis includes risks such as:

•	Client trades not being placed in such a way to ensure that ClariVest is seeking to obtain best execution on the transactions.

•	The allocation of investment opportunities among client accounts is not being done in a fair manner.

•	Clients participating in a bunched order, when appropriate, do not receive average price.

•	Allocation of bunched trades are not done prior to close of business on trade date.

•	Allocation of trades are consistently done after, rather than prior to execution.

•	The allocation of hot IPOs systematically favors certain Clients over others.

•	Cross trades are favoring one client over another.

•	Cross trades are done at a price other than the current market price.

•	ClariVest does not have written consent from the client authorizing agency cross transactions.

•	ClariVest conducts trading that violates FEDERAL SECURITIES LAWS.

•	ClariVest conducts trading that violates investment limitations and/or restrictions.

•	Order tickets do not contain all required information, as set forth in Rule 204-2(a)(3).

•	Trade breaks are not identified and corrected in a timely manner.

•	ClariVest does not periodically evaluate the quality and cost of services provided by broker/dealers.

•	Portfolio Managers are not questioned about their use of certain brokers when it doesn’t appear as though they are achieving best execution.

•	Clients who direct brokerage are not made aware that they may pay higher commissions and spreads and may receive less favorable net prices on transactions than would be the case if they did not direct their brokerage.

•	ClariVest fails to disclose all material conflicts of interest relating to its brokerage arrangements.

ClariVest has established the following guidelines to effectuate and monitor ClariVest’s policy to govern the manner in which trades will be placed in client accounts.

Policy

ClariVest’s principal objective in selecting broker/dealers and entering client trades is to obtain best execution for Clients’ transactions. As such, ClariVest will follow procedures to ensure that it is seeking to receive the best execution available on client trades as there may be conflicts of interests that on occasion arise in the trading function.

ClariVest recognizes that the analysis of execution quality involves a number of factors, both qualitative and quantitative. To consider all of these factors, ClariVest will follow a process in an attempt to ensure that its Portfolio Managers are seeking to obtain the most favorable execution under the prevailing circumstances when placing client orders.

ClariVest’s allocation procedures seek to allocate investment opportunities among Clients in the fairest possible way taking into account Clients’ best interests. ClariVest will follow procedures to ensure that allocations do not involve a practice of favoring or discriminating against any client or group of Clients.

When necessary, ClariVest shall address known conflicts of interests in its trading practices by disclosure to Clients in its Form ADV or other appropriate medium.

Only the Portfolio Managers are authorized to place trade orders on behalf of Clients. In the event that the lead Portfolio Manager is unreachable, a secondary Portfolio Manager is authorized to trade client positions.

Trading Procedures - Allocation of Brokerage

1.	The communication of the detailed trade is executing brokers via email or the order management system, Charles River Investment Management System.

2.	Portfolio Managers are empowered with the discretion to decide upon the appropriate means of executing each specific trade. Though numerous factors may contribute to the decision, including (but not limited to) price, opportunity for price improvement, anonymity, liquidity, speed of execution, quality of research, expertise with difficult securities, trading style and strategy, geographic location of the broker, the number of errors committed by each broker, and access to new issues, Portfolio Managers generally use their experience and long term patterns of broker’s execution to determine the most advantageous venue to execute security transactions.

3.	While the Portfolio Managers may utilize any number of trading venues to execute transactions (ClariVest maintains in excess of 10 brokerage relationships), generally trades will be placed with brokers providing the lowest short fall or smallest spread between the market price when the order was placed and the price at which the order was filled. As a measure of execution quality Portfolio Managers may analyze patterns of the execution shortfalls to build patterns and ultimately choose brokers on their ability to execute trades in the best interest of clients.

4.	Trades are communicated with executing brokers via Charles River IMS, verbally, or via email. Additionally, Portfolio Managers may elect to execute transactions through an electronic communications network.

5.	On occasion, a client may direct ClariVest to effect securities transactions in the client’s account through a specific broker/dealer. This instruction shall be construed as a “directed brokerage arrangement”. In such circumstances, the client is responsible for negotiating the terms and arrangements for their account with that broker/dealer. ClariVest will not seek better execution services or prices from other broker/dealers or be able to aggregate the client’s transactions (unless via a “step-out” trade), for execution through other broker/dealers, with orders for other accounts advised or managed by ClariVest. As a result, ClariVest may not obtain best execution on behalf of the client, who may pay materially disparate commissions, greater spreads or other transaction costs, or receive less favorable net prices on transactions for the account than would otherwise be the case.

Prior to accepting the direction, in the event that ClariVest is unfamiliar with the broker/dealer, it shall conduct a diligence review on the broker/dealer, focusing on the entity’s financial solvency and its ability to provide services similar to those provided by other brokers through which ClariVest conducts business. After the review has been conducted, the Company will either approve the implementation of the arrangement or request that the client reconsider the direction, depending on the outcome of the review.

ClariVest will evidence the client’s direction of brokerage in a written format, with signed and dated client acknowledgement of the direction.

6.	ClariVest does not consider client referrals from broker/dealers in determining the manner in which it will allocate its brokerage.

7.	Commissions are generally limited to a maximum 3 cents per share for agency equity trades unless unusual circumstances warrant otherwise (such as compensation paid to intermediaries executing trades in foreign securities that may be based on a percentage (e.g. 25 bps) of the total value of the transaction or Risk Bid Trades). Portfolio Managers shall continuously evaluate the appropriateness of the currently accepted maximum per share commission rate and execution prices.

8.	In order to facilitate directed brokerage arrangements while at the same time considering best execution, ClariVest may elect to conduct “step-out” trades. In such instances, the Portfolio Managers have determined that executing through a particular broker/dealer would be more favorable than splitting an order to send for execution by multiple directed and non-directed brokers. Upon the client consent Portfolio Managers may utilize step out trades and will maintain documentation of all instances in which step-out trades are utilized.

Trading Procedures – Order Aggregation

1.	The individual managing the trade will allocate the securities across the accounts, considering account size, diversification, cash availability, and other factors, including, where appropriate, the value of having a round lot in the portfolio.

2.	Orders for the same security entered on behalf of more than one client will generally be aggregated (i.e., blocked or bunched) subject to the aggregation being in the best interests of all participating Clients. Subsequent orders for the same security entered during the same trading day may be aggregated with any previously unfilled orders; filled orders shall be allocated separately from subsequent orders. One exception is that subsequent orders may be aggregated with filled orders if the market price for the security has not materially changed and the aggregation does not cause any unintended duration exposure. All Clients participating in each aggregated order shall receive the average price and subject to minimum ticket charges, pay a pro-rata portion of commissions.

3.	When a trade is to be executed for an individual account and the trade is not in the best interests of other accounts, then the trade will only be performed for that account. This is true even if the Portfolio Managers believe that a larger size block trade would lead to best overall price for the security being transacted.

4.	Instances in which client orders will not be aggregated include, but are not limited to, the following:

•	Clients directing ClariVest to use certain broker/dealers, in which case such orders shall be separately effected;

•	Portfolio Managers determining that the aggregation is not appropriate because of market conditions; and

•	Portfolio Managers must effect the transactions at different prices, making aggregation unfeasible.

6.	When placing client transactions ClariVest generally places all trades for the same security with the same executing broker. If a client has directed ClariVest to utilize a specific broker, ClariVest will generally place that client’s trades after the fully discretionary trades have been placed.

Trading Procedures – Allocation of Trades

1.	Prior to execution, ClariVest shall formulate allocations except in cases when the Portfolio Managers unexpectedly learn about investment opportunities and completing such written allocations proves unreasonable. If the entire order is filled, Clients shall receive their portion of the allocation specified on the initial allocation.

2.	All allocations shall be made prior to the close of business on trade date.

3.	In the event that an error is made in an allocation, details of the error shall be noted on the trade ticket along with the correct allocation by the Chief Compliance Officer.

4.	In the event an order is “partially filled”, the allocation shall be made in the best interests of all the Clients in the order, taking into account all relevant factors, including, but not limited to, the size of each client’s allocation, odd lots, price movement effects on cash requirements, Clients’ liquidity needs and previous allocations. Normally, ClariVest seeks to ensure that accounts will get a pro-rata allocation based on the initial allocation.

5.	When ClariVest transacts in limited investment opportunities for advisory accounts, ClariVest takes into account cash availability and need, eligibility (per NASD Rule 2790), suitability, investment objectives and guidelines and other factors deemed appropriate in making investment allocation decisions. The Head Portfolio Manager will conduct periodic reviews of client account performance, IPO distribution and purchase and sale journals to ensure that no client or group of Clients is being systematically favored or harmed in the selection and allocation of investment opportunities, including allocation of hot initial public offerings.

Sensitive allocation issues arise when ClariVest is given the opportunity to participate in an offering that is expected to be over-subscribed, or to purchase a limited position in a security that might be appropriate for multiple advisory Clients. Since hot issue premiums provide the potential of an immediate profit and since ClariVest may typically receive only a small portion of the allotments sought, ClariVest will exercise particular care in the allocation of these securities. ClariVest will prepare Allocation Statements for IPOs that will clearly identify the proposed allocation for an IPO. However, in the event that Clients are not suitable for the IPO such Clients will be excluded from the allocation. In addition, if Clients are suitable but were not allocated a particular IPO due to the number of shares that were made available to ClariVest, then those Clients will receive priority on the next IPO that ClariVest receives if the IPO is deemed by ClariVest to be suitable. Generally speaking, ClariVest will utilize a rotational methodology for allocating shares of new equity issues among eligible advisory accounts.

A client directing brokerage will generally not be able to participate in an allocation of shares of new issues if those new issue shares are provided by another broker. A client that has not directed his brokerage will generally be unable to participate in an allocation of shares of a new issue if those new issue shares are provided by brokers other than the broker that is the custodian of the client’s account.

6.	When the market price of a security moves substantially, the allocation of an order shall be made on a pro-rata basis in the same proportion as the original aggregated order. Whenever reasonable business judgment is used and a non-pro rata allocation is made, the reasons for the non-pro rata allocation shall be reported to the CCO. Whenever a pro-rata allocation may not be reasonable (such as Clients receiving odd lots or de minimis amounts) the individual placing the order may reallocate the order on a modified random basis without reporting the reallocation to the CCO.

7.	In the event that an unexpected investment opportunity makes completing a written allocation impractical, the written allocations shall be completed after execution of the trade. The size of the order shall be based on a rough estimate of what Portfolio Managers expect to be appropriate for the clients. Every effort will then be made to allocate the securities as soon as possible. Written allocations shall be completed no later than the close of business on the trade date.

Trading Procedures - Cross Trades

ClariVest does not utilize cross transactions when managing client accounts. All trades are placed in the open market.

Security Short Sales

Rule 105 of Regulation M prohibits covering short sales with stock that is purchased in a follow-on public offering (“offering stock”). The prohibition covers any short sales that are made from five days before the pricing of the offering stock until the time of pricing. Rule 105 was implemented to prohibit short sellers from artificially depressing the offering price of offering stock and from engaging in transactions in which they do not assume any real market risk.

Rule 105 prohibits the following:

1.	Covering a short position that is taken within five days of the pricing of an offering stock with such offering stock;

2.	Covering the short position with the offering stock at a later date by instructing the prime broker to collapse a “box” in which any part of the short position is taken within five days of pricing and any part of the long position is acquired in the follow-on offering; and

3.	Subsequently covering the short position with the offering stock by “crossing” an order to sell the offering stock with an order to cover the short position through the same broker.

Rule 105 does not prohibit creating a box with a short position that is created within five days of pricing and a long position that is acquired in the offering. However, the position must be unwound in the open market and market risk must be taken when the position is unwound.

With respect to short sales:

1.	ClariVest may execute a short position in Client accounts within five days of the pricing of the offering stock. However, in order to avoid the appearance of interfering with the pricing of the offering stock, ClariVest may not take a short position within two hours of market close on the day that the offering stock is priced.

2.	All instructions to collapse a box must be pre-approved by the CCO to ensure that such instruction does not violate Rule 105.

3.	ClariVest requires that the order to unwind one side of a box (e.g., the order to sell the long position or the order to cover the short position) must be completely worked before the order to unwind the other side of the box can be placed. This ensures that true market risk is taken and that ClariVest is not on both sides of the trade.

4.	ClariVest cannot partake in any type of “sham transaction” that is designed to evade the requirements of Rule 105. Examples of sham transactions include: 1. effecting short sales during the pre-pricing restricted period and covering the shorts using offering securities obtained through an arrangement with a third party who acquires the securities in the primary offering; and 2. effecting pre-pricing short sales during the Rule 105 restricted period, receiving offering shares, selling the offering shares into the open market, and then contemporaneously or nearly contemporaneously purchasing an equivalent number of the same class of shares as the offering shares to cover the short sales.

Miscellaneous Trade Restriction Issues

ClariVest is aware that certain federal and state laws may limit its ability to acquire controlling interests in companies in highly regulated industries. Generally speaking, ClariVest is limited to invest in no more than five (5) percent of the following issuers’ outstanding voting securities:

•	Public utility companies or public utility holding companies:

•	Bank holding companies;

•	Owners of broadcast licenses, airlines, railroads, water carriers and trucking concerns;

•	Casinos and gaming businesses;

•	Insurance companies; and

•	Public service companies (such as those providing gas, electric or telephone services).

ClariVest’s Portfolio Managers must be cognizant of the aforementioned limitations and inform the CCO if they intend on approaching the 5% ownership limit discussed above.

Manipulative Trading Practices

Section 9(a)(2) of the 34 Act makes it unlawful for any person, acting alone or with others, to effect a series of transactions in any security registered on a national securities exchange creating actual or apparent active trading in such security or raising or depressing the price of the security, for the purpose of inducing the purchase or sale of such security by others. Rule 10b-5 under the 34 Act has been interpreted to proscribe the same type of trading practices in OTC securities.

These prohibitions against manipulative trading practices mean that no Employee may engage in trading or apparent trading activity in a security for the purpose of: (a) inducing the purchase or sale of such security by others; or (b) causing the price of a security to move up or down, and then taking advantage of such price movement by buying or selling the security at the “artificial” price.

Price changes resulting from supply and demand are not prohibited. Therefore, buy or sell programs may cause security prices to rise or fall without violating securities laws. Section 9(a)(2) prohibits activity that has the purpose of affecting the price of a security artificially through trading or apparent trading, not otherwise lawful activity that has the incidental result of changing the supply or demand or the intrinsic value of a security.

The CCO will monitor client trading for any suspected breaches to Section 9(a)(2) of the 34 Act.

Order Documentation Procedures

A.	Order Memoranda

Portfolio Managers must transmit orders by placing them directly with broker-dealers. The Portfolio Manager must ensure that all order tickets (either electronic or paper) contain the following information (See Rule 204-2(a)(3) under the Advisers Act):

•	the terms and conditions of the order, instruction, modification, or cancellation;

•	the person connected with the adviser who recommended the transaction to the client;

•	the person connected with the adviser who placed the order;

•	the client account for which the transaction was entered;

•	the date for which the transaction was entered;

•	the bank, broker or dealer by or through whom the transaction was executed;

•	how the trade is to be allocated among Clients; and

•	an indication of whether the orders were entered pursuant to the exercise of discretionary power.

All order tickets must be stored, either in hard copy or electronic form, in accordance with the recordkeeping requirements of the Advisers Act. ClariVest currently utilizes the functionality of Charles River Investment Management to ensure that all “order memoranda” contain the information above. Trades that are not placed through the Charles River system will be placed directly with the broker dealer via email and the communication will have all of the information required by Rule 204-2(a)(3).

B.	Allocation Statements

ClariVest shall maintain copies of all Allocation Statements (in hard copy or electronic form), which are created by the Portfolio Managers.

C.	Trade Confirmations

Broker-dealers are required to disclose specified information in writing to customers at or before completion of a transaction in a security, including listed and OTC options. ClariVest will strive to ensure that each transaction entered into on behalf of an advisory client is confirmed in writing to ClariVest by the executing broker-dealer by means of a trade confirmation which includes all details of the trade. ClariVest will also require that executing broker-dealers deliver a copy of the confirmation to our advisory client. Confirmations may be delivered by mail, fax, or other electronic means.

Each confirmation must, among other things: (a) describe the security, price, quantity, trade date and settlement date, commission, tax or other settlement charges; and (b) specify whether the client account “bought” or “sold”. Special requirements arise in regard to confirmations for particular types of transactions or securities (e.g., swaps and options require special confirmation standards and confirmations of securities listed on an exchange or other organized market may be required to indicate the name of the securities market on which the transaction was made). (See, for example, Rule 10b-10 under the 34 Act and Advisers Act Rule 204.) Since any inaccurate information in an order placed by ClariVest may result in the receipt of an incorrect confirmation, ClariVest will ensure that accurate trade information is communicated to executing brokers and that confirmations are reviewed and compared to the original trade execution instructions sent to the executing brokers.

Trading Procedures – Back Office

1.	Once a trade has been executed it is confirmed in Charles River and added to our inventory.

2.	Portfolios are distributed daily to ensure that the portfolio is up to date and correct.

3.	At the end of the day, traders export trades on Charles River and verbally confirm with the broker for symbol, quantity, price and commissions.

4.	Any deviation (“breaks”) from trade to settlement information are identified in exception reports. Any “breaks” must be corrected as soon as practicable. The trade breaks must be corrected and posted back into the system with the proper amounts and quantities. The Portfolio Managers and/or operations personnel review trading information for missing trades and test for reasonableness and complete the trade file.

5.	Using batch processing, we send the daily trade blotter electronically to Mellon Global Services., and when applicable, to other custodians.

6.	We then import the file with price information into Charles River, review the file, and post the file.

7.	As an additional control measure, we compare the daily profit and loss to test the integrity of the numbers to identify potential trade errors.

8.	The Portfolio Management Team periodically completes a top-level review of current inventory and trading activity and is the ultimate decision-maker with respect to trade issues.

Reconciliation Procedures

Mellon Global Services reconciles client accounts with client custodians on a monthly basis.

Best Execution

As an investment adviser, ClariVest has a fiduciary relationship to its Clients. One of the specific duties that flows from this relationship is a duty to seek the best price and execution of client securities transactions when the adviser is in a position to direct brokerage transactions.11 While not defined by statute or regulation, “best execution” generally means the execution of client trades at the best net price considering all relevant circumstances. It is ClariVest’s policy to always seek best execution for client securities transactions. ClariVest shall evaluate its efforts to seek to obtain best execution on client trades by completing the following:

•	Contemporaneous Reviews by ClariVest’s Portfolio Managers

•	Semi-Annual Internal Meetings of the Portfolio Management Team

Contemporaneous Reviews

Trading shall review each trade completed by ClariVest for purposes of ensuring best execution is being sought considering all factors affecting the trade.

Semi-AnnualInternal Analyses

ClariVest shall convene a Brokerage Review Committee (the “Committee”) that meets on a quarterly basis to analyze its brokerage arrangements. The Committee shall be comprised of the Portfolio Management Team and shall follow the guidance provided in Attachment A as an agenda to its meetings.

Other Brokerage Analyses

The Committee shall consider the following during its analysis of brokerage arrangements:

1.	Company Involvement in the Process

[11]	Advisers Act Release No. 232 (October 16, 1968); see also Release No. 34-8128 (July 19, 1967).

All personnel of ClariVest that are involved in the order placement/order execution process will provide input regarding ClariVest’s execution quality, including Portfolio Managers, traders, compliance, and operations.

2.	Qualitative Analysis

The determining factor is whether a transaction represents the best overall execution for the client and not whether the lowest possible commission cost is obtained. The Company considers the full range and quality of the broker’s service in selecting brokers to meet best execution obligations, and may not pay the lowest commission rate available. As a starting point, though, the primary consideration is the trade price and commission quoted by the brokers. These things being equal or fairly equal among brokers, a wide variety of qualitative factors are considered by the Committee.

3.	Quantitative Analysis

ClariVest’s Portfolio Managers develop patterns of execution and order fill capabilities of each broker dealer utilized for client transactions. Generally Portfolio Managers consider the shortfall as a measure of execution quality. The order fill shortfall is a quantitative measure of the deviation from price at which the Portfolio Manager placed the order. Portfolio Managers shall periodically memorialize this quantitative measure for discussions at Committee meetings.

4.	Summary Analysis

ACA reviews a sample of all transactions and incorporates the quantitative factors discussed above into the review. The reports also consider the qualitative factors. Finally, with assistance from ClariVest, ACA attempts to recognize areas that represent potential conflicts of interests in ClariVest’s trade execution process.

Brokerage Allocation Report for Registered Investment Companies

Rule 31a-1(b)(9) under the IC Act requires that each fund maintain a record for each fiscal quarter, which shall be completed within 10 days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such orders among named persons were made during such quarter. The record shall indicate the consideration given to:

(i)	sales of shares of the investment company by brokers or dealers,

(ii)	the supplying of services or benefits by brokers or dealers to the investment company, its investment adviser or principal underwriter, or any persons affiliated therewith, and

(iii)	any other considerations other than the technical qualifications of the brokers and dealers as such.

The record is also required to show the nature of the services or benefits made available, and describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

The record shall also include the identities of the persons responsible for the determination of such allocation and the division of brokerage commissions or other compensation, such as to the mutual FUNDS’ portfolio manager and/or traders.

ClariVest will produce and forward the brokerage allocation report to the fund’s Board of Trustees.

Reporting to the Board of Trustees/Directors of a U.S. Registered Investment Company

Investment company trustees have a responsibility, under both Section 15(c) and Section 36 of the IC Act, to request and review information regarding brokerage allocation practices. Accordingly, upon request ClariVest will provide the CCO of any U.S. registered investment company as well as the U.S. registered investment company’s Board of Trustees with the following information to assist the Board in evaluating the impact of brokerage allocation practices on the U.S. registered investment company:

•	portfolio turnover rates;

•	a list of broker-dealers used and total commission dollars paid to each broker-dealer;

•	aggregate average commission per share and average commission rate per share by broker;

•	a list of brokers with which ClariVest has soft dollar arrangements that includes a description of the product or service received, total commissions generated by the U.S. registered investment company that were directed to the broker-dealer and total estimated annual cost of each soft dollar arrangement; and

•	written attestation from ClariVest that all trades of a U.S. registered investment company received best execution and that principal trades were not used for soft dollar arrangements.

ClariVest will also provide any other information that may be reasonably requested by the Board of Trustees in connection with its brokerage allocation practices.

U.S. Registered Investment Company Trading Issues

When sub-advising a U.S. registered investment company, ClariVest will be mindful of certain regulations pertaining to executing transactions on behalf of the investment company. Below is a summary of each relevant regulation of the IC Act:

1.	Section 17(a)(7) prohibits a registered investment company from buying securities from, or selling securities to, an affiliate of the registered investment company, or an affiliate of an affiliate, absent compliance with Rule 17a-7. Rule 17a-7 governs purchase and sale transactions between a registered investment company and any persons who may be deemed to be affiliated with the registered investment company including another registered investment company or other accounts managed by the adviser of the registered investment company. ClariVest will abide by the registered investment company’s 17a-7 policy and procedures.

2.	Section 17(e) and Rule 17e-1 govern the payment of brokerage commissions to affiliated persons of a registered investment company. Together, these provisions require that the brokerage commission or other fee paid by a registered investment company to an affiliated broker be reasonable and fair compared to the commission or other fee that other brokers would charge in comparable transactions involving similar securities purchased at the same time. ClariVest will abide by the registered investment company’s 17e-1 policy and procedures.

3.

Section 10(f) prohibits a registered investment company from acquiring a security during a public offering (either a primary or a secondary offering) if an affiliate of the registered investment company is a member of the underwriting syndicate. Rule 10f-3 provides an exemption from this prohibition and establishes the conditions under which a registered investment company may purchase securities from an underwriting syndicate in which a broker-dealer affiliated with an investment adviser or sub-adviser of the registered investment company, or any affiliate thereof, participates as a manager or co-manager of the underwriting or as a member of the underwriting syndicate (i.e., principal underwriter). ClariVest will abide by the registered investment company’s 10f policy and procedures.

4.	Section 12(d)(3) prohibits a registered investment company from purchasing or otherwise acquiring any security issued by, or other interest in, broker-dealers, underwriters, and investment advisers. The SEC interprets this section broadly to prohibit the acquisition of interests in these entities either directly or indirectly through ownership of controlled or affiliated companies. Rule 12d3-1 provides an exemption from Section 12(d)(3) provided certain conditions are satisfied. ClariVest will abide by the registered investment company’s 12d3 policy and procedures.

5.	Section 12(d)(1)(A) prohibits a registered investment company (and companies or Funds it controls) from:

•	Acquiring more than three percent of another registered investment company’s voting securities;

•	Investing more than five percent of its total assets in any one acquired registered investment company; or

•	Investing more than ten percent of its total assets in all acquired registered investment companies.

Section 12(d)(1)(B) prohibits a registered open-end investment company from selling securities to any fund (including unregistered Funds) if, after the sale, the acquiring fund would:

•	Together with companies and Funds it controls, own more than three percent of the acquired fund’s voting securities; or

•	Together with other Funds (and companies they control) own more than ten percent of the acquired fund’s voting securities.

ClariVest will abide by the registered investment company’s 12(d)(1) policy and procedures.

6.	Section 35(d) and Rule 35d-1 requires investment companies with specific terms in their names to maintain certain investment thresholds so as not to be misleading to investors. Under this “Fund Name Rule” rule:

•	A name suggesting that the fund focuses its investments in a particular type of investment or investments, or in investments in a particular industry or group of industries, is misleading unless: (i) the fund has adopted a policy to invest, under normal circumstances, at least 80% of the value of its assets in the particular type of investments, or in investments in the particular industry or industries, suggested by the fund’s name; and (ii) either said policy is a fundamental policy under section 8(b)(3) of the IC Act, or the fund has adopted a policy to provide the Fund’s shareholders with at least 60 days prior notice of any change in the policy.

•

Names suggesting investment in certain countries or geographic regions. A name suggesting that the fund focuses its investments in a particular country or geographic region, is misleading unless: (i) the fund has adopted a policy to invest, under normal circumstances, at least 80% of the value of its assets in investments that are tied economically to the particular country or geographic region suggested by its name; (ii) the fund discloses in its prospectus the specific criteria used by the fund to select these investments; and (iii) either said policy is a fundamental policy under section 8(b)(3) of the IC Act, or the fund has adopted a policy to provide the fund’s shareholders with at least 60 days prior notice of any change in the policy.

•	Names suggesting an average maturity. The SEC takes the position that a “short-term,” “intermediate-term,” or “long-term” bond fund should have a dollar-weighted average maturity of, respectively, no more than 3 years, more than 3 years but less than 10 years, or more than 10 years. Such a fund should, however, invest at least 80% of its assets in bonds in order to comply with Rule 35d-1.

The Fund’s name implies that its assets will be invested in mid-cap equity securities. As such, ClariVest will ensure that at least 80% of the Fund’s assets (including cash) are invested in mid-cap equity securities. As a matter of practice, ClariVest will complete the following to ensure compliance with Rule 35d-1:

1.	Prior to the purchase of an equity security, ClariVest’s Portfolio Managers will determine the capitalization of the security to determine whether the security is outside the mid-cap band as noted in the Fund prospectus (i.e. $500 million to $10 billion). If the security is outside of the mid-cap band, the Portfolio Managers must ensure that the proposed transaction would not result in a violation of Rule 35d-1.

2.	On a bi-monthly basis, the CCO will produce and review a schedule of Fund investments that tracks the market caps of all stocks held in the Fund, including the market caps at the time of purchase. Additionally, the schedule shall test compliance with Rule 35d-1 incorporating the Fund’s total cash position. The CCO shall furnish the Fund’s Chief Compliance Officer with the schedule.

3.	Any purchases that have been identified by the CCO that call into question compliance with Rule 35d-1 shall be reviewed by the CEO and CCO to determine the appropriate course of action.

4.	Any issues noted by the CCO resulting from the preceding reviews shall be reported to the Fund’s Chief Compliance Officer as soon as practicable.

With respect to the monitoring of the Fund, ClariVest will determine whether the Fund’s administrator or the Fund’s investment adviser is providing monitoring and/or oversight for compliance with the relevant IC Act rule and regulations.

Directed Brokerage Arrangements for Sale of Mutual Fund Shares

Rule 12b-1(h) under the 1940 Act prohibits a mutual fund from compensating a broker or dealer for the promotion or sale of mutual fund shares by directing portfolio securities transactions to such broker or dealer (an arrangement often referred to as “directed brokerage”). The ban on directed brokerage extends to any payments made by a mutual fund to a broker-dealer who promotes or sells mutual fund shares (a “selling broker-dealer”), including any commission, mark-up, mark-down, or other fee (or portion of another fee) received or to be received from the mutual fund’s portfolio transactions. The ban also prohibits mutual Funds from indirectly compensating a selling broker-dealer through step-out or similar arrangements, in which the selling broker-dealer receives a portion of the commission from a portfolio securities transaction.

Notwithstanding the ban on directed brokerage, new Rule 12b-1(h)(2) permits a mutual fund to use its selling broker to execute transactions in portfolio securities if an adviser has implemented policies and procedures designed to ensure that its selection of selling brokers for portfolio securities transactions is not influenced by considerations about the sale of fund shares. Accordingly, all portfolio trading decisions made on behalf of the Fund shall be made solely with regard to seeking best execution and without regard to sales, marketing or distribution matters, relationships, and broker-dealers’ promotional or sales efforts relating to shares of the Fund.

In order for ClariVest to continue to trade with brokers who are known distributors of the Fund, ClariVest prohibits:

•	information to be shared with its trading and portfolio management personnel regarding: (i) the Fund’s distribution strategy, (ii) the implementation of such strategy or (iii) a particular selling broker-dealer to which portfolio securities transactions could be allocated, and

•	Employees from entering into any agreement or other understanding under which ClariVest shall direct brokerage transactions or revenue generated by Fund transactions to a broker-dealer to pay for distribution of Fund shares.

Any Employee who becomes aware of any breach to this policy statement must report the incident to the CCO.

Responsibility

The Portfolio Managers are primarily responsibility for maintaining compliance with the procedures set forth in this policy. Any matters arising from the policy are required to be brought to attention of the CCO, who will independently review the matters to determine an appropriate course of action. The Committee is generally responsible for reviewing macro issues related to ClariVest’s brokerage relationships.

Attachment A

Brokerage Review Committee Agenda

The Brokerage Review Committee (“Committee”) shall review the following areas relating to its brokerage capabilities and matters relating to execution quality. The Committee shall meet no less frequently than semi-annually. All materials used to form the basis of the Committee’s conclusions shall be maintained and the meetings shall be documented via minutes.

•	The existence of new brokers or relationships

•	The establishment of new soft dollar relationships

•	Any errors in pricing by particular broker(s)

•	Any trading errors by particular broker(s)

•	The existence of conflicts of interests (referrals, soft dollars, etc.) and their effects on ClariVest’s selection of brokers

•	The existence of whether ClariVest places trades through registered representatives that may be related to ClariVest employees and/or are Clients of ClariVest, and the potential for conflicts

•	The existence of any gifts received from brokers and any potential affects that the acceptance of the gifts may have had on the brokerage selection process

•	The fairness of the rotation in which trades are executed including the order in which advisory client accounts are executed and the order in which brokers are called

•	The fairness of ClariVest’s order allocation process (i.e. have Clients been fairly allocated securities in accordance with ClariVest’s policy)

•	The amount of soft dollar credits outstanding, including an overabundance of credits

•	Review soft dollar arrangements when applied to a mixed-use product. Ensure that the hard:soft ratio remains appropriate and in line with other soft dollar brokers

•	The benefits and costs associated with the use of “step-out” trades

•	Impact of the use of brokers on “charity days” (including the use of step-out trades)

•	Analyze commission rates paid by Clients and note the outliers and reasons for being “outside the norm” (Including commission per share and percentage of total commissions allocated to specific brokers). The analysis should include a review of the reasonableness of commissions paid to soft dollar brokers.

•	Analyze commission rates paid to brokers and note the outliers and reasons for being “outside the norm” (Including commission per share and percentage of total commissions allocated). The analysis should note any trades that were executed at greater than 3 cents per share excluding Risk Bid Trades.

•	Evaluate alternative brokerage arrangements and note ClariVest’s brokerage costs relative industry norms

•	Review trades to ensure compliance with ERISA mandates and the Investment Company Act of 1940

•	Establish commission targets for each of its brokerage relationships

•	Complete the Brokerage Review Committee Broker Survey.

Soft Dollars

Implementation Date: March 2006

Issue

Consistent with its policy of obtaining best execution for its advisory Clients when selecting broker-dealers, ClariVest may receive research products or services in connection with its allocation of portfolio brokerage. ClariVest has established guidelines to effectuate and monitor such soft dollar arrangements.

Potential Risks

In developing this policy and procedures, ClariVest considered numerous risks associated with soft dollar arrangements. This analysis includes risks such as:

•	ClariVest obtains products and services under soft dollar arrangements that are outside of safe harbor and does not disclose these arrangements adequately or obtain informed consent of Clients.

•	ClariVest uses the commissions paid to broker dealers by one group of Clients to provide benefits to other Clients without full and fair disclosure of these arrangements.

•	Trades of mutual funds or ERISA clients are used to generate non-safe harbor benefits for ClariVest or other advisory clients; such practices violate the IC Act or ERISA because disclosure cannot cure such practices.

•	Soft dollars are used to pay for ClariVest’s trade errors.

•	ClariVest fails to analyze mixed-use products and inadvertently pays soft dollars for products which should be pro-rated based on use.

•	ClariVest pre-commits to directing a certain amount of business to a broker/dealer over a specific time period as a result of the soft dollar arrangement.

•	The CCO does not approve ClariVest’s soft dollar arrangements.

ClariVest has established the following guidelines to effectuate and monitor such soft dollar arrangements.

Policy

No soft dollar arrangement may be entered into by Employees on behalf of advisory Clients without the prior approval of the CCO. In the case of research products or services provided by a broker where a specific cost (either in dollars or commissions) is attributed to the product or service by the broker (e.g., non-proprietary research), such approval will be recorded on an “Approval of Soft Dollar Expense” form, attached hereto as Attachment A, and which may be modified from time to time as the CCO determines.

Substantive Requirements for Soft Dollar Arrangements

1.	Brokerage or Research-Related Products and Services

The product or service obtained through any soft dollar arrangement or transaction must be a brokerage or research product or service. Determinations as to the status of particular products or services will be made by the CCO.

2.	Mixed Use Research Products and Services

If a research product or service has both a research and non-research use, an allocation must be made between the research and non-research functions, with the portion allocable to research being paid with commission dollars, and the non-research portion being paid by ClariVest. An allocation of the cost of the product or service will be made according to its use (i.e., the component that provides assistance to ClariVest in the investment decision-making process vs. the component that relates to non-research activities) and disclosure of the mixed-use allocation shall be included in Part II of ClariVest’s Form ADV. The allocation will generally be made on the basis of the percentage of time devoted to ClariVest’s use of the product for research vs. non-research applications, or such other appropriate measure of the value of the product for each use as the CCO determines to be appropriate, both initially and upon subsequent periodic review. Such reviews will generally be part of the Committee’s review of brokerage relationships.

3.	The Broker Must Provide the Service

In all cases, any brokerage or research product or service that ClariVest obtains for soft dollars must be “provided by” a broker-dealer. To satisfy this standard in the context of brokerage or research supplied by other than the executing broker, the broker must assume a direct obligation to purchase the product or service from the third party vendor without regard to the manner, amount and timing of any compensation received by the broker from ClariVest or its advisory Clients. The broker may arrange to have the third party deliver research directly to ClariVest as long as it is clearly documented, through vendor contracts or invoices or other appropriate documentation, that the broker alone remains responsible for the payment to the third party. All vendors of products or services will be instructed by the CCO (or designee) to send the related invoices to the paying broker rather than to ClariVest. ClariVest may receive a copy of such invoices.

4.	Reasonable Commissions

The commissions paid must be reasonable in relation to the value of the brokerage or research products or services provided. This will be determined based upon a periodic assessment (at a minimum on an annual basis) of products and services received for soft dollars to ascertain whether they have a value that is reasonable in view of the commissions ClariVest is allocating for them. Among other things, this analysis will include a comparison of the soft dollar cost charged by other brokers for a similar product or service to provide reasonable assurance that the amount being paid by ClariVest is competitive. In addition, if the product is available for hard dollars, then consideration will be given to whether the execution plus the product or service could be obtained for an overall lower cost on an unbundled basis (if available), if paid in hard dollars. Finally, in the event that ClariVest is “paying up” for brokerage executions, ClariVest shall avoid maintaining an overabundance of outstanding soft dollar credits at brokers, as doing so could call into question whether ClariVest is causing its Clients to pay unnecessary brokerage costs. Conversely, ClariVest shall avoid maintaining large deficit balances, which could raise issues related to ClariVest’s financial solvency and create conflicts of interests by obligating ClariVest to trade through the broker that must receive commissions in order to reduce the deficit.

5.	Permissible Transactions

(a)	Agency Transactions

Section 28(e) expressly provides a safe harbor for “commissions” in excess of the lowest available. However, ClariVest will carefully review all agency transactions, and particularly those in over-the-counter (“OTC”) equity or debt securities for which it intends to receive soft dollar research or brokerage services. Portfolio Manager shall be cognizant of the transaction costs, shortfall history, and commission schedule of each executing broker considered for a trade.

(b)	Principal Transactions

Section 28(e) affords safe harbor protection only for research paid for with commissions paid on agency transactions in securities. The SEC has long taken the position that advisers cannot claim the protection of Section 28(e) when generating soft dollar credits through principal trades.

In December 2001 the SEC provided an interpretive position indicating that the term “commission” in Section 28(e) includes a markup, markdown, commission equivalent or other fee paid by a managed account to a dealer for executing a transaction where the fee and transaction price are fully and separately disclosed on the confirmation and the transaction is reported under conditions that provide independent and objective verification of the transaction price subject to self-regulatory organization oversight (e.g., NASD oversight).12

If ClariVest obtains soft dollar credits on principal transactions, it will do so in compliance with the December 2001 SEC interpretation.

(c)	Commodity Futures

The safe harbor of Section 28(e) is available only for securities transactions. Accordingly, ClariVest will not enter into soft dollar arrangements in connection with commodity transactions.

6.	Error Correction

The SEC staff has discouraged the use of soft dollars to correct errors it makes while placing trades for a client’s account. Accordingly, ClariVest does not allow trade errors to be corrected through soft dollar commissions. Refer to ClariVest’s Trading Error Policy for additional information.

[12]	NASD Rule 4632 (applicable to Nasdaq National Market securities), NASD Rule 4642 (applicable to Nasdaq SmallCap Market securities), and NASD Rule 6420 (applicable to "eligible securities") require a riskless principal transaction in which both legs are executed at the same price ("Eligible Riskless Principal Transaction") to be reported once, in the same manner as an agency transaction, exclusive of any markup, markdown, commission equivalent, or other fee. Fees paid for Eligible Riskless Principal Transactions that are reported under NASD Rule 4632, 4642, or 6420 would fall within this SEC interpretation.

Recordkeeping

Appropriate records shall be maintained concerning soft dollar transactions including the following:

•	records of all soft dollar approval forms and supporting documentation (including a description of the service or product) provided in exchange for soft dollars;

•	a list of all brokers through which soft dollar services have been obtained;

•	if applicable, non-binding agreements received from broker-dealers that document soft dollar arrangements (if such agreements exist);

•	all invoices and brokers’ statements reporting on soft dollar arrangements;

•	records that document the basis of allocation in the case of mixed-use products or services;

•	records of all brokerage allocation “targets” and progress towards those targets; and

•	copies of all client disclosures and authorizations related to soft dollar arrangements (i.e. Form ADV, etc.).

Pre-Commitments of Brokerage and Brokerage Placement

ClariVest has a policy of not pre-committing a specific amount of business to any broker or dealer over a specific time period, although it may take into consideration in selecting brokers the value of brokerage and research provided by brokers. ClariVest may agree only to a non-binding expectation of future commissions. A majority of ClariVest’s brokerage placement will be dictated by the needs of a specific transaction such as market-making, availability of a buyer or seller of a particular security, or specialized execution skills. ClariVest will not allocate its brokerage business on the basis of sales of investment company shares provided, however, that this does not preclude brokers who purchase shares of the ClariVest Funds for their Clients from receiving business from ClariVest. Absent special circumstances, ClariVest will allocate brokerage based, in part, upon its assessment of the brokerage and research services provided by brokers, and attempt to allocate its brokerage business in response to this assessment. However, ClariVest’s allocation of brokerage must be consistent with its duty to seek to obtain best execution on client trades.

Responsibility

The Portfolio Managers are responsible for monitoring the commissions paid to ClariVest’s soft dollar brokers on a regular basis, while the Committee is responsible for conducting macro reviews of the soft dollar relationships. Finally, the CCO is responsible for approving soft dollar products and services and monitoring ClariVest’s overall compliance with this policy.

Attachment A

Soft Dollar Product/Service Approval Form

Please complete Part I of this Application and submit it to the Chief Compliance Officer for approval before obtaining a product or service with the expectation of directing commission dollars to the broker providing the service.

Part I – Requested by:

1.	Name: ________________________________________________________________________________________________

Last                                                                                                      First

_____________________ Date

2.	The product OR service will be used for the benefit of:

☐	A particular client(s). Identify:__________________________________________________________

☐	All Clients

3.	Name of product or service:__________________________________________________________________

Provide a detailed description of the product or service (including who will use it and its purpose):

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

4.	Actual hard dollar cost of product or service: $ . If the product or service consists of several parts for which the vendor has identified separate prices, provide the price of each part separately in the table below:

Part	Price $
1.
2.
3.
4.
5.

5.	Vendor: ________________________________________________________________________________________________

6.	Paying Broker: __________________________________________________________________________________________

7.	Expected soft dollar/hard dollar ratio: ________________________________________________________________________

8.	Physical location where product will be located or where or to whom service will be provided:

_________________________________________________________________________________________

9.	Will product or service be used for other than research services? Yes _______ No _______

10.	What percentage will be used for other than research? ____________________________________________

Part II – To be completed by the Chief Compliance Officer

1.	The product or service is (check one):

A.	___ Brokerage B. ___ Research C. ___ Mixed use D. ___ None of the above

2.	Product or service is provided by the paying broker within the meaning of Section 28(e) (check one):

A.	___ Yes B. ___ No Comments: _____________________________________________________

3.	[CIO, CEO, Etc.] has represented that target commissions paid are reasonable in relation to the value of the product or service provided (check one):

A.	___ Yes B. ___ No Comments: _____________________________________________________

4.	The product or service is within the disclosure of items permitted to be obtained with soft dollars in ClariVest’s Form ADV and other relevant disclosure documents (e.g., client contracts and investment fund offering memoranda) (check one):

A.	___ Yes B. ___ No Comments: _____________________________________________________

5.	Commission dollars may be directed from the following accounts to acquire this service:

CHECK THOSE THAT ARE APPLICABLE

____ Mutual Funds

____ Private Investment Fund

____ Advisory Clients (non-ERISA)

____ ERISA Clients

6.	The soft dollar expense is (check one):

A.	___ Approved in its entirety

B.	___ Mixed use – approved in part, ________________ (state the amount or percentage approved). (Indicate any changes in Notes column below.)

7.	Notes: ____________________________________________________________________________________________

______________________________________________________________________________________________________

______________________________________________________________________________________________________

Note: If any of 1D, 2B, 3B, or 4B above are checked, the product or service may not be acquired in a soft dollar transaction and must be disapproved in its entirety.

Approval Continued
Signature of CCO	Date	Notes

Investing/Trading Errors

Implementation Date: Mach 2006

Issue

The Advisers Act does not specifically address trade error corrections, and the SEC staff has provided only limited guidance regarding correction of trade errors.

1.	In a letter to Charles Lerner (pub. avail. October 25, 1988), the SEC staff stated that an investment adviser:

•	Should bear any loss associated with correcting a trade error in a client account; and

•	Should not consider a broker’s error correction functions as providing “lawful and appropriate assistance” to the investment manager in the carrying out of his responsibilities to advised accounts. Nor can an “error correction” trade be considered “incidental” to the initial trade for the client; it is an entirely separate transaction effected to correct the manager’s error, not to benefit the advised account. Thus, error correction functions would not constitute research or brokerage services for purposes of Section 28(e).

The SEC stated in the Lerner Letter, the absorption of trade error losses by a broker-dealer relieves the adviser of the responsibility and cost of the error it would otherwise have to bear. The Department of Labor has taken the position that the receipt by an investment manager of such consideration from a party (i.e., the broker) dealing with an Employee benefit plan client is a violation of Section 406(b)(3) of ERISA.13 Under the Advisers Act (which covers relationships with all Clients), the receipt by the adviser of a benefit not protected by Section 28(e) could be deemed a violation of the antifraud provisions of Section 206, as well as the adviser’s fiduciary duty.

2.	In Advisers Act Release No. 1318 (pub. avail. June 30, 1992), the SEC stated that the investment adviser willfully aided and abetted the violation of Section 206(1) and (2) of the Advisers Act by using one client’s account to correct an error made in another client’s account.

3.	In Adviser Act Release No. 2374 (pub. avail. April 6, 2005), the SEC alleged that traders at an investment adviser sold the same position twice, creating an inadvertent short position. According to the SEC, rather than have the investment adviser absorb the loss created by the error, the CEO and Chairman of the Board improperly took steps that led to the allocation of the loss to several client hedge fund accounts. Specifically, the SEC alleged that the CEO instructed personnel to prepare backdated trade tickets for the erroneous trade to give the impression that the Portfolio Managers had instructed the trading desk to sell the stock short.

The firm allegedly did not have any error correction procedures. The SEC’s complaint did not indicate whether the hedge Funds’ offering documents disclosed whether or not the Funds would indemnify the investment adviser for trading errors. The SEC went on to state that by making its Clients pay for its trade error, the adviser willfully violated Sections 206(1) and 206(2) of the Advisers Act.

[13]	Letter from Charles M. Lerner, Director of Enforcement, Pension and Welfare Benefits Administration, to Thomas B. Kelley, CEO, Associated Capital Investors, dated August 17, 1989.

Potential Risks

In developing this policy and procedures, ClariVest considered numerous risks associated with committing trade errors in client accounts. This analysis includes risks such as:

•	Trade errors not being identified and corrected in a timely manner.

•	Trade errors not being reported to management, including the CCO.

•	Management not carefully reviewing each error to determine if procedures may be implemented to prevent future similar errors.

•	Clients bearing the loss of trade errors.

•	The number of trade errors being excessive.

•	Documentation of trade errors and their resolution not being adequately maintained.

ClariVest has established the following guidelines to effectuate and monitor trade errors.

Policy

It is the policy of ClariVest that the utmost care be taken in making and implementing investment decisions of behalf of client accounts. To the extent that any errors occur, they are to be (a) corrected as soon as practicable and in such a manner that the client incurs no loss, (b) reported to the CCO, and (c) scrutinized carefully with a view toward implementing procedures to prevent or reduce future errors, if necessary.

Errors may occur either in the (a) investment decision-making process (e.g., a decision may be to purchase a security or an amount of a security that is inconsistent with a client’s investment restrictions) or (b) trading process (e.g., a buy order may be executed as a sell, or vice versa, or a security other than that which the Portfolio Manager ordered may be purchased or sold). For purposes of this policy, errors in both investment decision-making and trading are referred to as trade errors. A list of common trade errors is included in Attachment A.

Because ClariVest manages accounts on a primarily discretionary basis, an overwhelming majority, if not all, trade errors will be caused by ClariVest or an executing broker. As mentioned above, in all cases of trade errors, it is ClariVest’s policy that a client account be “made whole.” Thus, trades are adjusted as needed in order to put the client in such a position as if the error had never occurred.

Trade errors must be corrected at no cost to the Client. Moreover, ClariVest will not use “soft dollars” to correct trade errors. ClariVest also will not use future brokerage to compensate a broker either directly or indirectly for absorbing the cost of correcting an error in an earlier transaction.

ClariVest attempts to minimize trade errors by promptly reconciling confirmations with order tickets and intended orders, and by reviewing past trade errors to understand the internal control breakdown that caused the errors.

Trade Error Procedures

1.	Identification of Trade Error

a)	Portfolio Managers will review each transaction to detect possible trade errors. Upon detection of a possible error, the Portfolio Manager/trader will research the error, cause and the party(ies) responsible for the error and immediately notify the CCO and/or CEO.

b)	Trade errors must be corrected as soon after discovery as reasonably practical, consistent with the orderly disposition (and/or acquisition, as applicable) of the securities in question. If it is determined that more than two days are needed to correct an error, the approval of the CCO to delay resolution of the error must be obtained.

2.	Correcting a Trade Error

a)	A trade error in one client’s account may be corrected through a reallocation of securities to various other accounts participating in the transaction prior to settlement, or alternatively, may be corrected by other transfer involving a post-settlement adjustment involving a purchase or sale between the account in which the error occurred and another client(s) account(s). Such reallocation or other transfer must represent a legitimate investment decision on behalf of each account involved, and then is permissible only if the reallocation or other transfer is done without loss to the transferee account.[14] Final allocations must be documented to ensure that the allocations represent legitimate investment decisions for each of the accounts involved. In the case of registered investment companies, a reallocation may be effected to correct an error only if it would not change any net asset value of the fund calculated between the commission of the error and the reallocation. Regulatory restrictions may limit post-settlement adjustments through purchases and sales among certain types of accounts. In no event may such a post-settlement adjustment involve any account subject to ERISA

b)	In the case of a trade error caused by ClariVest that is discovered prior to the close of trading on the day after the trade date but prior to settlement, the Portfolio Manager/trader may seek cancellation of the trade by the broker if it is documented (e.g., by a printout from a trade screen or such other evidence as the CCO may require) that the price at which the trade was originally placed is not outside the spread quoted for the security at the time of cancellation. In the case of registered investment companies, trade cancellations may be effected to correct an error only if it would not change any net asset value of the fund calculated between the commission of the error and the cancellation. Any such error shall be reported as a trade error notwithstanding cancellation of the trade.

c)	Any trade ticket that is altered for the purpose of correcting a trade error by changing the trade date or time, the amount purchased or sold, the name of the security or the client account must be

[14]	A legitimate investment decision means a trade that is deemed to be made in the best interest of the client. It must be an investment that the Portfolio Manager would have made regardless of whether the error had occurred. The Portfolio Manager's initials on the trade ticket and the supervisor's initials on any documents shall constitute evidence that the final allocation represents a legitimate investment.

reviewed by the CCO. All modifications or cancellations to an order after a trade ticket has been prepared must be noted on the ticket. If the record of the trade in question is system-generated, an appropriate audit trail reflecting any modification or cancellation of the trade must be created.

d)	ClariVest will maintain all documentation to form an “audit trail” of a trading error to substantiate the course of action and kept in a trading error file. Such documentation may include account statements, trade confirmations, internal memoranda and reimbursement checks.

e)	ClariVest’s Traders must complete the Trade Error Reporting and Resolution Form in Attachment C. Errors below $2,000 require review by the CCO; while errors in excess of $2,000 require review by the Lead Portfolio Manager.

3.	Payment for Trade Error

a)	Broker-dealers may not be permitted to assume responsibility for trade error losses caused by ClariVest. Nor may there be any reciprocal arrangements with respect to the trade in question or any other trade to encourage the broker to assume responsibility for such losses.

b)	If ClariVest is wholly at fault, the broker may retain any profit when the trade is reversed. If the trade is at a loss, ClariVest will reimburse the broker for that loss, and ClariVest will book the charges against its own operating expenses. The Portfolio Manager/trader should immediately cover the trades that caused the error and confirm the covering of the trades that day with the broker/dealer.

c)	In the case of a dispute between ClariVest and the broker, in which the trader/Portfolio Manager believes in good faith that he or she was not responsible for the error and which can be adequately documented to demonstrate that a dispute in fact exists, ClariVest may consent in the broker’s assuming responsibility for part or all of the error. Any disputed error that is resolved in this manner shall be documented.

d)	In the event that ClariVest elects to reimburse a client for a trade in which the client believes is an error (despite the fact that ClariVest is disputing whether the trade was an error and whether ClariVest is financially responsible for the trade), prior to disbursing Funds ClariVest shall obtain the client’s written approval to resolve the trade in the proposed manner. A copy of the approval letter is included as Attachment B.

4.	Brokers’ Treatment of Trade Errors

Notwithstanding this Trading Error policy, the brokers/custodians through which ClariVest places client trades maintain certain policies with respect to trade errors committed by investment advisers through which they do business. Accordingly, the policies may affect the corrective action taken by ClariVest for trade/investment errors. However, as noted above, in no case will ClariVest’s advisory Clients pay for trade errors and in no case will ClariVest allocate brokerage based on a broker’s previous absorption of losses on trade errors.

Trade Break Procedures

The overwhelming majority of instances in which ClariVest will correct/amend certain trades result from reconciliation errors between ClariVest’s broker/dealers and custodians. ClariVest monitors such “trade breaks” in the manner discussed below:

1.	After ClariVest processes its daily trades and updates its books and records, it reconciles any trade breaks.

2.	The trade break reports are first downloaded from the custodian/broker-dealer.

3.	ClariVest’s traders print and review all trade breaks.

4.	After review, the Lead Portfolio Manager reviews the trade breaks with the individual responsible for placing the trade.

5.	For any trade break that lasts longer than a day, the back office confirms independently of the individual that placed the trade in question by going directly to the executing broker.

6.	The trade breaks are then deleted and posted by Jeff Jacabson, COO into Charles River’s with the proper amounts and quantity.

Responsibilities

The CCO will review error trades when they occur in conjunction with the Portfolio Manager that directed the trade and the trader that placed the trade.

The Account Administrator is responsible for discovering an unsettled trade during preparation of the daily or monthly reconciliations, and the back-office will notify the client’s custodian to assist in completing the settlement. Problems involving trade fails are brought to the attention of the trader responsible for the trade by the Account Administrator, if necessary, to resolve fails.

Attachment A

Possible Trade Errors

Types of Errors to Which Error Correction Procedures Apply	Example
Purchase/sale of securities not legally authorized for an account	Buy foreign securities for a municipal account statutorily barred from owning such securities

Purchase/sale of securities not authorized by the account’s investment objectives	Buy start-up, private placement securities for an account whose investment objectives preclude such investments

Purchase/sale of securities not authorized by the management contract	Buy tobacco company securities when management contract precludes such purchases

Purchase/sale of wrong or unintended number of securities	Buy 2,000 shares when intended to buy 20,000 shares

Purchase/sale of wrong or unintended securities	Buy Transcontinental Realty Investors, Inc., whose stock symbol was TCI, while intending to buy Tele-Communications, Inc., whose stock symbol was TCOMA

Purchase/sale of securities for wrong or unintended account	Buy shares for account X when the plan had been to buy the same shares for account Y

Allocation of wrong or unintended number of securities	Buy 20,000 shares and allocate 5,000 to each of five accounts

Allocation of securities to wrong or unintended account	Buy 20,000 shares and allocate 5,000 to X account, which has insufficient FUNDS to cover the purchase

Failure to purchase/sell securities as intended	Hold, rather than sell, securities in a client account

Failure to follow specific client directives to purchase/sell/hold/wait to purchase securities	Client directs that a particular investment be liquidated on Dec. 31, but adviser fails to execute this liquidation until January 3

Attachment B

Trade Error Release Form

Date

VIA CERTIFIED MAIL

Client Name

Address 1

Address 2

City, State Zip Code

Dear client:

In response to the Security trade in your account taking place on Date, we will pay you the sum of $X,XXX. Payment of the foregoing sum does not constitute an admission or acknowledgment of any wrongdoing. Enclosed herewith, please find a release form. Please execute the release, have it notarized and return it to us. Upon receipt of the release, we will forward a check to you. As set forth in the release, it will not be effective until you have received our check. If you have any questions regarding this matter, please feel free to contact me at (858) 40-2440.

Sincerely,

Jeff Jacobson Chief Compliance Officer ClariVest Asset Management LLC

To all to whom these Presents shall come or may Concern, Know That

___________________ as RELEASOR in consideration of the sum of $___________ to be received from ClariVest Asset Management LLC. (“RELEASEE”) hereby releases and discharges the RELEASEES, RELEASEES’ directors, officers, Employees, successors and assigns from all actions, causes of citation, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against the RELEASEES, the RELEASOR, RELEASOR’S heirs, executors, administrators, successors and assigns ever had, nor have or hereafter can, shall or may, have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this RELEASE.

Whenever the text hereof requires, the use of singular number shall include the appropriate plural number as the text of the within instrument may require.

This RELEASE may not be changed orally.

This RELEASE shall only be effective upon receipt of a check by RELEASOR from RELEASEE in the amount of $                    .

In Witness Whereof, the RELEASOR has hereunto set RELEASOR’S hand and seal on this ____ day of ________ in the year 200X.

In presence of

State of:

County of:

On this _____ day of __________, in the year 200X, before me personally appeared _________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument.

Notary Public

Attachment C

Trade Error Reporting and Resolution Form

Client(s) Involved:

Client	Custodian	Account Number

Transaction Date:

Securities Involved:

ClariVest Personnel Involved:

Cause for Error:

Resolution:

Total Amount of Gain/Loss:     $

Reimbursed by ClariVest: $

Reimbursed by Others: $

Management Acknowledgement: ___________________________________________________________

Backup Documentation Maintained: ________________________________________________________

Date: _____________________________

Portfolio Management and Reviews

Implementation Date: March 2006

Issue

ClariVest investment personnel are responsible for evaluating securities for investment, reviewing Clients’ portfolios for which they are primary or back-up managers, making asset allocation and security selection decisions and ensuring that transactions are properly executed. The intent of this policy is to ensure that all portfolios are reviewed and being managed according to Clients’ investment objectives and pursuant to ClariVest’s stated investment strategies and styles.

Potential Risks

In developing this policy and procedures, ClariVest considered numerous risks associated with the management of client accounts. This analysis includes risks such as:

•	Client portfolios being managed in ways that deviate from client mandates, potentially exposing client assets to a higher risk of loss.

•	Portfolio Managers making higher risk investments in an attempt to make up earlier losses incurred in managing Clients’ accounts.

•	The CCO not being knowledgeable about the management of client accounts.

•	Portfolio management staff failing to maintain documentation to substantiate their investment recommendations.

•	ClariVest failing to review risks on multiple levels (portfolio, firm-wide, program and financial model trading) to understand the level of risk exposure presented by its Clients’ portfolios.

•	ClariVest not maintaining adequate documentation to substantiate its Clients’ investment objectives and restrictions, both initially and on an ongoing basis.

ClariVest has established the following guidelines to effectuate and monitor the investment activities in client accounts.

Policy

The portfolio management function is a dynamic activity which considers objective and subjective factors in making investment decisions. Securities holdings and trades are reviewed on a daily basis by ClariVest’s Portfolio Managers.

Procedures

1.	Investment personnel will monitor economic and financial news and events on a daily basis to determine the effect on securities held in client portfolios.

2.	With the assistance of the investment personnel, the Chief Portfolio Manager compiles a “universe” of companies that meet ClariVest’s criteria for investment for specific investment strategies. ClariVest expects that the majority of its client accounts following a specific strategy or benchmark will include the securities from its respective the universe. The Recommended List is disseminated on a weekly basis.

3.	ClariVest utilizes third party as well as proprietary research to analyze and assess companies comprising its universe of potential investments. To the extent practical and possible ClariVest will maintain all research used in this process.

4.	ClariVest’s investment personnel hold both formal and informal meetings to discuss investment ideas, economic developments, current events, investment strategies, issues related to portfolio holdings, etc. In addition, ClariVest’s personnel have developed software to assist the firm in developing optimal portfolio allocations.

5.	The financial and allocation models are maintained by the Portfolio Management staff.

6.	ClariVest’s models seek to monitor exposures on multiple levels and the application of ClariVest’s investment strategy generally results allocations based on objective criteria suggested by the model and subjective input from specific portfolio manager in charge of the account. ClariVest’s portfolio managers review the managed accounts exposure levels and other criteria on a daily basis to ensure that it is operating within allowable risk parameters.

7.	ClariVest does not use leverage in its long only strategies. ClariVest reserves the right to launch future strategies with hedge

8.	Each advisory client is assigned one Portfolio Manager who is primarily responsible for the management of the account and maintenance of the relationship, and one backup managing officer that would perform the same functions in the absence of the primary Portfolio Manager.

9.	Investment personnel and the CCO regularly review ClariVest’s portfolios, specifically looking for irregularities and for unusual patterns. Performance attribution analyses will be conducted to ensure that all accounts with similar investment objectives are performing within a reasonable band of returns. Any issues will be resolved by the investment personnel with the oversight of the CIO and/or the CCO. The CCO’s may review include accounts for portfolio pumping (i.e. boosting the price of holdings at the end of a reporting period) and windowdressing (i.e. removing certain holdings from accounts at the end of a reporting period) in client accounts.

10.	ClariVest, through Mellon Global Services, provides Clients with monthly appraisals that include cost basis, current market values and yields of each position.

11.	ClariVest shall on an annual basis inquire into the financial situation and investment objectives of Clients. Any changes will be noted in the client’s file and the appropriate adjustments will be made to the client’s investment policy. All changes to a client’s investment objective that are received via telephone by ClariVest from the client must be confirmed as soon as practicable in writing to the client.

Responsibilities

ClariVest’s Portfolio Managers are responsible for reviewing client accounts subject to oversight from the CEO and Chief Portfolio Manager. Investment personnel are responsible for conducting periodic reviews of client portfolios to ensure their adherence to investment mandates and to detect trading irregularities and unusual positions. Finally, investment personnel are expected to stay apprised of events that may have an effect on Clients’ portfolios.

Contingency and Disaster Recovery Plan

Implementation Date: March 2006

Issue

This document outlines certain aspects of the immediate and long-term contingency planning and recovery process of ClariVest. The purpose of this Contingency and Disaster Recovery Plan (“CDRP”) is to provide specific guidelines ClariVest will follow in the event of a failure of any critical business capability.

ClariVest has developed additional succession procedures not contained in the policy in the event of an emergency that affects ClariVest’s key personnel.

Potential Risks

In developing this policy and procedures, ClariVest considered numerous risks associated with its inability to continue its operations in the event of an emergency. This analysis includes risks such as:

•	ClariVest not having procedures to follow in the event of a major disaster or the failure of a critical business system.

•	Employees not knowing what to do in the event of an emergency.

•	Company and client assets not being protected from loss or damage.

•	ClariVest not having an alternative work site(s) in place.

ClariVest has established the following guidelines to effectuate and monitor its disaster recovery procedures.

Goals and Objectives

The goal of the CDRP is to provide uninterrupted service to our Clients or to minimize the downtime should a system or vendor failure occur. The CDRP has been developed to meet the following objectives:

•	Provide for immediate, accurate and measured response to emergency situations;

•	Minimize the impact upon the safety and well being of firm personnel;

•	Protect against the loss or damage to organizational assets; and

•	Provide our Clients with alternative site processing with a minimum of inconvenience.

Risk assessment, disaster prevention, and disaster avoidance are critical components of ClariVest’s contingency planning process. The implementation of this CDRP should help to ensure all data processing systems, data communication facilities, information, data and business functions can be restored in a secure manner. Restoration must be accomplished in a time frame consistent with legal, regulatory and business requirements while maintaining information integrity.

A complete disaster recover plan is separately maintained and documented.

Proxy Voting

Implementation Date: March 2006

Issue

Rule 206(4)-6 under the Advisers Act requires every investment adviser who exercises voting authority with respect to client securities to adopt and implement written policies and procedures, reasonably designed to ensure that the adviser votes proxies in the best interest of its Clients. The procedures must address material conflicts that may arise in connection with proxy voting. The Rule further requires the adviser to provide a concise summary of the adviser’s proxy voting process and offer to provide copies of the complete proxy voting policy and procedures to Clients upon request. Lastly, the Rule requires that the adviser disclose to Clients how they may obtain information on how the adviser voted their proxies.

ClariVest votes proxies for its Clients unless requested otherwise, and therefore has adopted and implemented this Proxy Voting Policy and Procedures.

Risks

In developing this policy and procedures, ClariVest considered numerous risks associated with its voting of client proxies. This analysis includes risks such as:

•	ClariVest does not maintain a written proxy voting policy as required by Rule 206(4)-6.

•	Proxies are not voted in Clients’ best interests.

•	Proxies are not identified and voted in a timely manner.

•	Conflicts between ClariVest’s interests and the client are not identified; therefore, proxies are not voted appropriately.

•	The third-party proxy voting service utilized by ClariVest is not independent.

•	Proxy voting records and client requests to review proxy votes are not maintained.

ClariVest has established the following guidelines to effectuate and monitor its proxy voting policy and procedures.

Policy

It is the policy of ClariVest to vote proxies in the interest of maximizing value for ClariVest’s clients. Proxies are an asset of a client, which should be treated by ClariVest with the same care, diligence, and loyalty as any asset belonging to a client. To that end, ClariVest will vote in a way that it believes, consistent with its fiduciary duty, will cause the value of the issue to increase the most or decline the least. Consideration will be given to both the short and long term implications of the proposal to be voted on when considering the optimal vote.

Any general or specific proxy voting guidelines provided by an advisory client or its designated agent in writing will supersede this policy. Clients may wish to have their proxies voted by an independent third party or other named fiduciary or agent, at the client’s cost.

The staff of the Securities and Exchange Commission has issued interpretive guidance on investment advisers that use the recommendations of independent third parties to vote client proxies in its letter to Egan-Jones Proxy Services (pub. Avail. May 27, 2004). The interpretive letter addresses what is meant by “independent third party.” The letter states that a third party generally would be independent of an investment adviser if that person is free from influence or any incentive to recommend that the proxies should be voted in anyone’s interest other than the adviser’s Clients. An adviser should not, however, conclude that it is appropriate to follow the voting recommendations of an independent proxy voting firm without first ascertaining, among other things, whether the proxy voting firm (a) has the capacity and competency to adequately analyze proxy issues, and (b) can make such recommendations in an impartial manner and in the best interests of the adviser’s Clients.

The interpretive letter also discusses conflicts of interest that can arise from the proxy voting firm’s relationships with issuers. When the proxy voting firm has a relationship with an issuer of voting securities (e.g., to provide advice on corporate governance issues), the adviser’s proxy voting procedures should require a proxy voting firm to disclose to the adviser any relevant facts concerning the firm’s relationship with the issuer, such as the amount of the compensation that the firm has received or will receive. That information will enable the investment adviser to determine whether the proxy voting firm can make voting recommendations in an impartial manner and in the best interests of the Clients, or whether the adviser needs to take other steps to vote the proxies.

Procedures for Identification and Voting of Proxies

These proxy voting procedures are designed to enable ClariVest to resolve material conflicts of interests with Clients before voting their proxies.

1.	ClariVest shall maintain a list of all clients for which it votes proxies. The list will be maintained either in hard copy or electronically and updated by the Assistant Portfolio Manager who will obtain proxy voting information from client agreements.

2.	ClariVest shall work with the client to ensure that ClariVest is the designated party to receive proxy voting materials from companies or intermediaries. To that end, new account forms of broker-dealers/custodians will state that ClariVest should receive this documentation. The designation may also be made by telephoning contacts and/or client service representatives at broker-dealers/custodians.

3.	ClariVest subscribes to the Institutional Shareholder Services (“ISS”) proxy voting service. This browser-based proxy voting system automates the physical paper handling and detailed recordkeeping needs of ClariVest’s proxy voting function.

4.	ISS informs ClariVest of when it is required to vote a particular proxy on behalf of its clients. However, ClariVest retains all decision making authority with respect to the voting of client proxies and casts such proxy votes in an electronic format via the Internet over ISS’ website.

5.	For any client who has provided specific voting instruction, the Assistant Portfolio Manager shall vote that client’s proxy in accordance with the client’s written instructions.

6.	The Assistant Portfolio Manager will provide all proxy solicitation information and materials to the appropriate investment personnel of ISS (i.e., portfolio managers, analysts, etc.) for their review and consideration.

7.	In general, ClariVest shall support management if management’s position appears reasonable and is not detrimental to the long-term equity ownership of the corporation. This procedure should not be interpreted as a pre-determined policy to vote in favor of the management of companies held in client portfolios. As noted by the SEC in Release 2106, the fiduciary duty that ClariVest owes its clients prohibits the adoption of a policy to enter default proxy votes in favor of management. Thus, ClariVest shall review all client proxies in accordance with the general principles outlined above.

8.	If ClariVest finds that for a particular security management’s position on resolutions cannot be supported consistently, ClariVest shall review the quality of management and the projected future of the corporation to determine whether ClariVest should sell its equity interest in such company.

9.	ClariVest’s investment personnel shall be responsible for making voting decisions with respect to all client proxies. Such decisions shall then be provided to the Assistant Portfolio Manager who will then ensure that such proxy votes are submitted in a timely manner.

10.	The Assistant Portfolio Manager may delegate the actual voting of client proxies to any of ClariVest’s employees who are familiar with ISS’ service.

11.	ClariVest is not required to vote every client proxy and refraining from voting should not necessarily be construed as a violation of ClariVest’s fiduciary obligations. ClariVest shall at no time ignore or neglect its proxy voting responsibilities. However, there may be times when refraining from voting is in the client’s best interest, such as when an adviser’s analysis of a particular client proxy reveals that the cost of voting the proxy may exceed the expected benefit to the client (i.e., casting a vote on a foreign security may require that the adviser engage a translator or travel to a foreign country to vote in person). Such position also complies with Interpretive Bulletin 94-2 of the DOL.

12.	The Assistant Portfolio Manager shall be responsible for conducting the proxy voting cost-benefit analysis in those certain situations in which ClariVest believe it may be in its clients’ best interest for ClariVest not to vote a particular proxy. The Assistant Portfolio Manager shall maintain documentation of any cost-benefit analysis with respect to client proxies that are not voted by ClariVest.

13.	The Assistant Portfolio Manager will report any attempts by any of ClariVest personnel to influence the voting of client proxies in a manner that is inconsistent with ClariVest’s Policy. Such report shall be made to the CCO, or if the CCO is the person attempting to influence the voting, then to the ClariVest’s outside counsel.

14.	Proxies received after the termination date of a client relationship will not be voted. Such proxies should be delivered to the last known address of the client or to the intermediary who distributed the proxy with a written or oral statement indicating that the advisory relationship has been terminated and that future proxies for the named client should not be delivered to ClariVest.

15.	The Assistant Portfolio Manager, with the assistance of the CCO, will reasonably try to assess any material conflicts between ClariVest’s interests and those of its Clients with respect to proxy voting by considering the situations identified in the Conflicts of Interest section of this document.

Conflicts of Interest

1.	General: As noted previously, ClariVest will vote its clients’ proxies in the best interest of its clients and not its own. In voting client proxies, ClariVest shall avoid material conflicts of interest between the interests of ClariVest on the one hand and the interests of its clients on the other.

2.	Potential Material Conflicts of Interest: ClariVest is aware of the following potential material conflicts that could affect ClariVest’s proxy voting process in the future. It should be noted that these potential conflicts have been listed for informational purposes only and do not include all of the potential conflicts of interest that an adviser might face in voting client proxies. ClariVest acknowledges that the existence of a relationship of the types discussed below, even in the absence of any active efforts to solicit or influence ClariVest, with respect to a proxy vote related to such relationship is sufficient for a material conflict to exist.

•	Example Conflict: ClariVest retains an institutional client, or is in the process of retaining an institutional client that is affiliated with an issuer that is held in ClariVest’s client portfolios. For example, ClariVest may be retained to manage Company A’s pension fund. Company A is a public company and ClariVest client accounts hold shares of Company A. This type of relationship may influence ClariVest to vote with management on proxies to gain favor with management. Such favor may influence Company A’s decision to continue its advisory relationship with ClariVest.

•	Example Conflict: ClariVest retains a client, or is in the process of retaining a client that is an officer or director of an issuer that is held in ClariVest’s client portfolios. The similar conflicts of interest exist in this relationship as discussed above.

•	Example Conflict: ClariVest’s Employees maintain a personal and/or business relationship (not an advisory relationship) with issuers or individuals that serve as officers or directors of issuers. For example, the spouse of an Employee may be a high-level executive of an issuer that is held in ClariVest’s client portfolios. The spouse could attempt to influence ClariVest to vote in favor of management.

•	Example Conflict: ClariVest or an Employee(s) personally owns a significant number of an issuer’s securities that are also held in ClariVest’s client portfolios. For any number of reasons, an Employee(s) may seek to vote proxies in a different direction for his/her personal holdings than would otherwise be warranted by the proxy voting policy. The Employee(s) could oppose voting the proxies according to the policy and successfully influence ClariVest to vote proxies in contradiction to the policy.

•	Conflict: ClariVest or its affiliate has a financial interest in the outcome of a vote, such as when ClariVest receives distribution fees (i.e., Rule 12b-1 fees) from registered mutual funds that are maintained in client accounts and the proxy relates to an increase in 12b-1 fees.

3.	Determining the Materiality of Conflicts of Interest: Determinations as to whether a conflict of interest is material will be made after internal discussion among members of a committee that will include at a minimum, the CCO and Assistant Portfolio Manager. Where any other member of the committee has a direct connection to the conflict in question, that person will be recused from the materiality discussion. Among the factors to be considered in determining the materiality of a conflict include whether the relevant client relationship accounts for a significant percentage of ClariVest’s annual revenues, or the percentage of ClariVest’s assets that is invested with a particular issuer. Materiality determinations are fact based, and will depend on the details of a particular situation. Whether a particular conflict of interest is deemed material will be based on the likelihood that the conflict might cause a proxy to be voted in a manner that was not in the best interests of ClariVest’s clients. All materiality deliberations will be memorialized in writing by the committee.

If the committee determines that the conflict in question is not material, ClariVest will vote the proxy in accordance with the policies stated herein. If a conflict is judged material, ClariVest will consider ISS’ recommendation or, at its expense, engage the services of legal counsel who will provide an independent recommendation on the direction in which ClariVest should vote on the proposal. The proxy voting service’s or consultant’s determination will be binding on ClariVest.

Procedures for ClariVest’s Receipt of Class Actions

ClariVest recognizes that as a fiduciary it has a duty to act with the highest obligation of good faith, loyalty, fair dealing and due care. When a recovery is achieved in a class action, clients who owned shares in the company subject to the action have the option to either: (1) opt out of the class action and pursue their own remedy; or (2) participate in the recovery achieved via the class action. Collecting the recovery involves the completion of a Proof of Claim form which is submitted to the Claims Administrator. After the Claims Administrator receives all Proof of Claims, it dispenses the money from the settlement fund to those persons and entities with valid claims.

If “Class Action” documents are received by ClariVest for its clients, ClariVest will gather any requisite information it has and forward to the client, to enable the client to file the “Class Action” at the client’s discretion. The decision of whether to participate in the recovery or opt-out may be a legal one that ClariVest is not qualified to make for the client. Therefore ClariVest will not file “Class Actions” on behalf of any client.

Recordkeeping

ClariVest will maintain the documentation described in the following section for a period of not less than five (5) years, the first two (2) years at its principal place of business. The Assistant Portfolio Manager will be responsible for the following procedures and for ensuring that the required documentation is retained.

Client request to review proxy votes:

•	Any request, whether written (including e-mail) or oral, received by any Employee of ClariVest, must be promptly reported to the CCO and/or Assistant Portfolio Manager. All written requests must be retained in the permanent file.

•	The Assistant Portfolio Manager will record the identity of the client, the date of the request, and the action taken as a result of the request, in a suitable place.

•	In order to facilitate the management of proxy voting record keeping process, and to facilitate dissemination of such proxy voting records to Clients, the Assistant Portfolio Manager may distribute to any client requesting proxy voting information the complete proxy voting record of ClariVest for the period requested. Reports containing proxy information of only those issuers held by a certain client will not be created or distributed.[15]

Any report disseminated to a client(s) will contain the following legend:

“This report contains the full proxy voting record of Adviser ClariVest. If securities of a particular issuer were held in your account on the date of the shareholder meeting indicated, your proxy was voted in the direction indicated (absent your expressed written direction otherwise).”

•	Furnish the information requested, free of charge, to the client within a reasonable time period (within 10 business days). Maintain a copy of the written record provided in response to client’s written (including e-mail) or oral request. A copy of the written response should be attached and maintained with the client’s written request, if applicable and maintained in the permanent file.

•	Clients are permitted to request the proxy voting record for the 5 year period prior to their request.

Proxy voting policy and procedures:

•	Proxy Voting Policy and Procedures.

Proxy statements received regarding client securities:

•	Upon receipt of a proxy, copy or print a sample of the proxy statement or card and maintain the copy in a central file along with a sample of the proxy solicitation instructions.

Note: ClariVest is permitted to rely on proxy statements filed on the SEC’s EDGAR system instead of keeping its own copies.

Proxy voting records:

•	A record of how ClariVest voted client proxies.

•	Documents prepared or created by ClariVest that were material to making a decision on how to vote, or that memorialized the basis for the decision.

•	Documentation or notes or any communications received from third parties, other industry analysts, third party service providers, company’s management discussions, etc. that were material in the basis for the decision.

[15]	For clients who have provided ClariVest with specific direction on proxy voting, the Assistant Portfolio Manager will review the proxy voting record and permanent file in order to identify those proposals voted differently than how ClariVest voted clients not providing direction.

Disclosure

ClariVest will ensure that Part II of Form ADV is updated as necessary to reflect: (i) all material changes to the Proxy Voting Policy and Procedures; and (ii) information about how Clients may obtain information on how ClariVest voted their securities.

Proxy Solicitation

As a matter of practice, it is ClariVest’s policy to not reveal or disclose to any client how ClariVest may have voted (or intends to vote) on a particular proxy until after such proxies have been counted at a shareholder’s meeting. ClariVest will never disclose such information to unrelated third parties.

The CCO is to be promptly informed of the receipt of any solicitation from any person to vote proxies on behalf of Clients. At no time may any Employee accept any remuneration in the solicitation of proxies. The CCO shall handle all responses to such solicitations.

Attachment A

Report of Proxy Voting Conflicts

The following is a list, as of <DATE>, of the members of ClariVest’s Proxy Voting Committee:

Chairperson	Chief Compliance Officer

Member 2	_____________________________________

Member 3	_____________________________________

Member 4	_____________________________________

Anti-Money Laundering

Implementation Date: March 2006

Issue

Adviser hereby adopts the following anti-money laundering program (this “Program”). As used in this Program, the term “Client” refers to any entity or individual to whom Adviser renders investment advisory services.

Although the US Department of the Treasury has proposed rules which would require investment advisers to develop and implement an Anti-Money Laundering (“AML”) Program, no such rules currently apply to Adviser or its US unregistered sponsored private funds. Should a final rule be adopted by the Treasury Department, this AML Program will be revised to reflect any new requirements that may be applicable to Adviser.

Policy

Even though Adviser does not currently meet the definition of a “financial institution” under the Bank Secrecy Act who are required to comply with the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept mid Obstruct Terrorism Act of 2001 (the “Patriot Act”), Adviser intends to comply with the spirit of certain US AML provisions, and has therefore adopted these policies and procedures to limit any inherent risks to the Advisers operations and investors in sponsored private funds. In addition, as a matter of policy, the Adviser will not contractually assume responsibility for any AML or customer identification provisions on behalf of the Client’s custodian.

Design of AML Compliance Program

•	A system of internal controls to ensure ongoing compliance with AML requirements for the firms operations.

•	Testing of the AML compliance program.

•	Designated an individual responsible for managing the AML Program.

•	Training for appropriate personnel.

Identified Risks

Managed Accounts

•	Managed accounts are owned and funded by prohibited persons or entities as identified by OFAC.

•	Managed account’s custodial and brokerage arrangements are in countries that are prohibited by OFAC country sanctions, or are located in countries that have none or limited AML requirements.

•	Managed account’s custodial relationship is with an entity that is considered a “shell bank” entity, or is considered to be a “correspondent account” with a foreign financial institution.

I. Types of Accounts

A. Separate Managed Accounts

As a general practice, ClariVest does not open brokerage or custodial accounts on behalf of clients. All prospective non-related accounts are required to have established a custodial or brokerage account prior to Adviser effecting transactions in such accounts.

Non-Natural Persons or Entities

ClariVest shall request the client certify to the provisions stated in Attachment A to this Policy either at the time of the contract or prior to effecting transactions in the account. The certification shall be maintained in the client file.

II. OFAC Policy & Procedures

(i) Policy

A.	OFAC List Check

Information obtained from each prospective Client, as required by this Program, shall be reviewed by the Operations Manager in order to verify that no such individual or entity is named on the OFAC List. If so, the Operations Manager will implement the procedures noted in Section III of this Program and procedures. See Attachment B for a list of Identification Information.

B.	Refusal to Provide Identification Information

ClariVest shall not: (a) accept any payment from any Client or prospective Client or (b) enter into any agreement with any Client or prospective Client, who refuses to: (i) submit and verify all requested Identification Information; (ii) disclose the identity of the ultimate control owners of equity interests in the Client; (iii) otherwise comply with any and all applicable AML regulatory requirements; or (iv) provide acknowledgements represented in Attachment A regarding OFAC and Prohibited Persons.

C.	Prohibited Individuals

ClariVest shall not: (a) accept any payment from any Client or prospective Client or (b) enter into any agreement with any Client or prospective Client who has been identified on the OFAC List or who has affirmed that they can not make the acknowledgements represented in Attachment A regarding OFAC and Prohibited Persons.

(ii) Procedures

A.	OFAC List Database Checks

(i)	Initial Review

ClariVest’s review of the Identification Information of a Client or prospective Client shall include: (a) an examination of all identification documents provided by the Client or prospective Client; and (b) a check against the OFAC List through the publicly accessible database provided by the NASDR at http://apps.nasd.com/Rules_&_Regulations/ofac/default.asp

(ii)	Semi-Annual Review

At least every six months, the Operations Manager will be responsible for performing a review of all Clients who are subject to this Program. The reviewer shall obtain a list of names of all Clients subject to this review and conduct the semi-annual review of such Clients against the OFAC List through the NASDR OFAC Database.

(iii)	False-Positives or Hits

The AML Officer shall be responsible to make a final determination of whether a person or entity identified on the OFAC List is a “false-positive” by obtaining further information. For instance, the AML Officer shall compare the complete entry on the OFAC list with the Identification Information obtained by Adviser. An entry in the OFAC List will often have, for example, a full name, address, nationality, passport, tax ID number, place of birth, date of birth, former names and aliases.

B.	Reporting of Suspicious Individuals or Activities

•	Employees of ClariVest who identify any Client or prospective Client as: (i) named on the OFAC List; or (ii) being affiliated with any person, government, country or entity so named or appearing on the OFAC List, shall complete Attachment C and notify the AML Officer.

•	Employees of ClariVest who identify any Client or prospective Client as engaged in “Red Flag” activities, or any other suspicious activity or pattern of activities such as those listed in Attachment D, shall notify the AML Officer.

•	Any Client or prospective Client who refuses to: (i) submit and verify all requested Identification Information; (ii) disclose the identity of the ultimate beneficial owners of equity interests in the Client; or (iii) otherwise comply with any and all applicable regulatory requirements, shall be identified to the AML Officer.

The AML Officer shall make the determination, along with consultation with senior management or outside counsel, as to whether the Adviser shall voluntarily file a Suspicious Activity Report (Form SAR-SF) with FinCEN. A copy of the SAR-SF and filing instructions can be found at www.fincen.gov or at: http://www.fincen.gov/forms/fin101_sar-sf.pdf

III. Asset Freezes and Blocking of Accounts Procedures

A.	Suspension of Withdrawal Rights

ClariVest, by written notice to any Client shall, to the extent required by applicable law and within the power of ClariVest, suspend any withdrawal rights of such Client with respect to any interest if:

1.	Such Client is identified as: (a) a person named in the OFAC List, or (b) is known by ClariVest to being affiliated with any person, government, country or entity under the OFAC List;

2.	ClariVest is so ordered by a competent US court or regulatory authority; or

3.	ClariVest’s management reasonably deems it necessary to do so in order to comply with relevant AML legislation and regulations applicable to Adviser.

B.	Notification to Client

ClariVest may notify the Client that the Client’s assets have been frozen or restricted. However, no written notice to the Client shall be made prior to such suspension if the US court or regulatory authority ordering such suspension specifies, in writing, that ClariVest may not inform the Client of the suspension of such withdrawal rights.

C.	Notification to OFAC

In the event that the AML Officer makes the determination that a match is a “positive hit”, the AML Officer shall implement the due-diligence steps noted by OFAC at http://www.treas.gov/offices/enforcement/ofac/faq/one_page.shtml

If the AML Officer believes that it has a “positive hit” after completing the due-diligence steps, the AML Officer shall contact the OFAC Hotline at 1-800-540-OFAC (6322) for further guidance.

IV. Employee Training

Employees who participate in the review and approval of Clients, the opening or closing of Client accounts, reconciliation of Client custodial accounts, and who trade in foreign markets for ClariVest, shall participate in periodic training programs addressing ClariVest’s AML policies, procedures, practices and controls.

V. Testing of the Program

As part of ClariVest’s annual policy and procedures review requirement of Rule 206(4)-7 under the Advisers Act, the AML Officer shall ensure that under such review or periodic testing that this Program is included to assure that this Program is functioning as designed.

A written report shall be required as part of the testing of this Program, which may incorporated as part of ClariVest’s annual 206(4)-7 review. Any recommendations from the review should be promptly implemented or shall be submitted to the senior management of ClariVest for consideration.

VI. Recordkeeping & Retention

Client Files: ClariVest shall maintain records of all Identification Information submitted through the account opening stages (i.e., subscription documents, W-9, etc.) and any other relevant information provided by any Client. Additionally, documents which evidence ClariVest’s check against the OFAC SDN List during the account opening process shall be maintained in Client files. The retention requirement for these records is five years from the date the account is closed.

Semi-Annual OFAC Check: Documentation which evidence ClariVest’s semi-annual check against the OFAC List shall be maintained in a central OFAC File for five years from the end of the last fiscal year in which the review was conducted.

Other Reports/Documents: ClariVest shall also maintain records of all reports and supporting documentation made by employees to the CCO under this Program, as well as all reports and supporting documentation and communications to regulatory authorities, including divisions of the Department of the Treasury (OFAC and FinCEN). These records shall be maintained for five years from the end of the last fiscal year in which the contact or submission of the report was made.

Training: AML Officer shall maintain a Training File that will evidence employee training as required by this Program. Documentation should substantiate a copy of the AML training presentation (seminar agenda or materials), and the employee(s) attendance and date of training. These records shall be maintained for five years from the end of the last fiscal year in which the training was conducted.

Attachment A

Managed Account AML Certification

Name of Account: ______________________________

Custodian: ____________________________

Custodian Location:        ☐ U.S. Branch        ☐ US with Foreign Branch        ☐ Non-US

Type of Account:         ☐ Bank Trust Account        ☐ Private Pooled Entity        ☐ Non-US Govt        ☐ Other

Date of Contract: ___________________________

Anti-Money Laundering Acknowledgement Provision:

By signing below, client represents that the amounts contributed by it to the managed account(s), noted above, were not and are not directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.

Client hereby represents and warrants that, to the best of its knowledge, none of: (i) the Client; (ii) any person controlling or controlled by the Client; (iii) if the Client is a privately held entity, any person having a beneficial interest in the Client; or (iv) any person for whom the Client is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, nor is a person or entity prohibited under the OFAC Programs or is a senior foreign political figure, any immediate family member or close associate of a senior foreign political figure as such terms are defined in the Bank Secrecy Act.

Client understands and agrees that, by law, Adviser may be obligated to “freeze” the client’s interests, either by prohibiting additional contributions and/or declining any withdrawal requests with respect to assets under management in compliance with governmental regulations, and the Adviser may also be required to report such action and to disclose the Client’s identity to OFAC or other State or Federal agencies. Further, Client understands and agrees that the Adviser may not accept management of the account from the Client if Client cannot make ongoing representations set forth in this Agreement.

Client Signature Date

Attachment B

Identification Information of Clients

•	Full name (i.e., no initial for a first name, full middle name, etc.)

•	Full residence address, including apartment number, if any.

•	Social security number (if applicable) and a photocopy of the investor’s passport or driver’s license.

•	In the case of a legal entity:

•	Its taxpayer identification number (if applicable) or business name and purpose;

•	The jurisdiction in which it was incorporated;

•	The identities of its directors; and

•	Copies of the entity’s certificate of incorporation, evidence of registration or good standing, bylaws and powers of attorney, according to the jurisdiction in which the entity was chartered.

•	Information regarding the legal capacity in which the investor is acting (i.e., on his or its own behalf; or on behalf of another person or legal entity).

•	Information regarding the identity of any ultimate beneficial owners of the client.

•	For trusts, evidence of its due formation and existence and identity of its trustee(s). Information provided must be sufficient for ClariVest to understand the structure of the trust sufficiently to determine the source of the FUNDS, person who controls the trust, and persons who have the power to remove the trustee.

•	Information relating to the primary source of the investor’s wealth.

Attachment C

AML Form for the Reporting of Suspicious Activity

Name of Person Completing this Form:________________________________________

Date Form Completed:_____________________________________________________

I.	Name of investor: ______________________________________________

II.	Reason for Submission of Report (circle one or more and provide explanation; attach additional pages if necessary; and attach copies of such Identification Information as the investor may have provided, along with information regarding interests the investor may already hold.)

A.	Refusal to provide Identification Information.

Explanation:

B.	Refusal to provide information regarding beneficial ownership.

Explanation:

C.	Individual or entity is named on the OFAC SDN List, EO 13224 Annex, or is affiliated with an individual or entity so named.

Explanation:

D.	Inconsistency in Identification Information.

Explanation:

E.	Other

Explanation:

Date Received by AML CCO:____________________________________

Initials of AML CCO:___________________

Attachment D

Examples of Potential Money Laundering Activities

•	Unusually large transactions that have no apparent economic purpose;

•	Multiple persons or accounts that share the same name, address, telephone number or other identification;

•	Successive transactions by the same person(s) in a short period of time that are under the reporting threshold of $10,000 or below $3,000 if paid by money order or bank, traveler’s or cashier’s checks;

•	Group or cluster transactions (i.e., a name, address, or other identification appears on different persons’ identifying documents);

•	Financial activity that does not seem to correlate with the stated investment strategy;

•	Investor’s use of more than one address (including suspected false addresses); or

•	Investor’s use of traveler’s checks which are illegible, unverifiable, blank or suspiciously signed.

Security Valuation Policy

Implementation Date: March 2006

Issue

ClariVest has adopted the following Valuation & Pricing Policy and Procedures to govern the pricing (valuation) of securities held in ClariVest’s client portfolios.

Risks

In developing this policy and procedures, ClariVest considered numerous risks associated with its valuation of securities held in advisory client accounts. This analysis includes risks such as:

•	Account performance and advisory fees are calculated erroneously due to inaccurate pricing of portfolio holdings.

•	Fair valuation methodologies do not reasonably reflect the amount at which an asset could be sold in a current transaction.

•	The Portfolio Manager has the ability to override prices at his or her discretion. Portfolio managers may deliberately provide inaccurate prices to cover up unprofitable management decisions.

•	The CCO is not notified of pricing overrides.

•	ClariVest does not maintain written fair valuations procedures. Fair valuation procedures are not consistently applied.

•	ClariVest does not periodically test or verify the prices obtained from and independent pricing service.

•	Pricing errors are not corrected immediately and reviewed for materiality.

ClariVest has established the following guidelines to effectuate and monitor its securities valuation policy and procedures.

Policy

If a pricing issue arises that is not covered by these procedures, ClariVest’s trading group shall use its best efforts and all appropriate means to obtain all relevant information in order to determine a fair value. If it is deemed necessary or prudent, ClariVest may hire an independent third party to provide an appraisal of the security.

ClariVest should continuously assess the availability and reliability of market quotations, and should regularly test the accuracy of their fair value prices by comparing them with values that are available from other sources, including actual trade prices, as well as quotations from pricing services and dealers. A determination that market quotations are no longer “readily available” would not preclude ClariVest from concluding that the most recent closing market prices represent fair value. The most recent closing market prices generally should be considered, along with other appropriate factors, when determining the fair value of securities for which current market quotations are not readily available.

Methods of Valuing Investments

Securities held in ClariVest’s client portfolios are reported at fair value. Fair value is the amount at which the investment could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Many financial instruments are publicly traded in active markets, and therefore end-of-day market quotations are readily available. Quoted market prices in active markets are the best evidence of the fair value of a financial instrument. If quoted market prices in active markets are not available, ClariVest will initiate fair valuation techniques to price the security. ClariVest follows the proceeding procedures to value portfolio securities:

Market-Traded Securities. Valuing securities listed and traded on one or more securities exchanges, or unlisted securities traded regularly in over-the-counter (OTC) markets (for example, U.S. Treasury bonds, notes and bills or stocks traded in the National Market System [NMS] of the NASDAQ Stock Market), ordinarily is not difficult, because quotations of completed transactions are published daily, or price quotations are readily obtainable from financial reporting services or individual broker-dealers. A security traded in an active market on the valuation date is valued at the last quoted sales price except in rare situations. A security listed on more than one national securities exchange should be valued at the last quoted sales price at the time of valuation on the exchange on which the security is principally traded; securities traded both on a national exchange and in the over-the-counter market should be valued based on the price in the market where the security is principally traded. If the security was not traded in the principal market on the valuation date, the security should be valued at the last quoted sales price on the next most active market, if management determines that price to be representative of fair value. If the price is determined not to be representative of fair value, fair value should be estimated.

ClariVest generally utilizes its prime broker to price portfolio holdings. In the event the prime broker is unable to price securities, ClariVest shall utilize fair valuation techniques discussed below.

Fair Valuation. Although ClariVest does not generally trade in securities that are exposed to valuation issues, situations could plausibly arise when quoted market prices are not readily available because market quotations and transactions are infrequent and the most recent quotations and transactions occurred substantially prior to the valuation date. The market for such a security may be “thin” (that is, there are few transactions or market-makers in the security, the spread between the bid and asked prices is large, and price quotations vary substantially either over time or among individual market-makers).

Furthermore, situations may also arise in an active market where market quotations are available but the validity of the quotation is questionable as to whether it represents fair value. Those situations are rare but may occur. In such cases, ClariVest must estimate the fair value of the security based on consistent application of the Pricing Policy.

When market quotations are either not readily available or not available (such as restricted securities), the security should be valued at fair value as estimated in good faith by ClariVest’s senior management. The objective of the estimating procedures is to state the securities at the amount at which they could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The term current transaction means realization in an orderly disposition over a reasonable period. All relevant factors should be considered in selecting the method of estimating the fair value of each kind of security.

In determining the fair value assigned to a particular financial instrument, ClariVest should, to the extent necessary, take into consideration all indications of fair value that are available. The following is a list of some of the factors to be considered:

•	Financial standing of the issuer

•	Business and financial plan of the issuer

•	Cost at date of purchase

•	Size of position held and the liquidity of the market

•	Contractual restrictions on disposition

•	Pending public offering with respect to the financial instrument

•	Pending reorganization activity affecting the financial instrument (such as merger proposals, tender offers, debt restructurings, and conversions)

•	Reported prices and the extent of public trading in similar financial instruments of the issuer or comparable companies

•	Ability of the issuer to obtain needed financing

•	Changes in the economic conditions affecting the issuer

•	A recent purchase or sale of a security of the company

•	Pricing by other dealers in similar securities

•	Financial statements of investees

No single method exists for determining fair value in good faith because fair value depends on the facts and circumstances of each individual case. ClariVest should be satisfied, however, that the method used to estimate fair value is reasonable and appropriate and that the resulting valuation is fair. Methods commonly used in valuation of financial instruments include analogy to reliable quotations of similar financial instruments, pricing models, matrix pricing, or other formula-based pricing methods. These methodologies incorporate factors for which published market data may be available. For instance, the mathematical technique known as matrix pricing may be used to determine fair value based on market data available with respect to the issue and similar issues without exclusive reliance on issuer-specific quoted market prices.

An estimate of fair value different from market quotations should be infrequent, and continued use of the estimates should be assessed immediately upon the availability of subsequent market quotations. The rationale for the use of an estimate of fair value different from market quotations should be documented and should assist ClariVest in determining what valuation parameters are best suited to value the portfolio holdings.

Review and Documentation

A.	Review of Pricing Exception Reports

Pricing exception reports, if any, shall be forwarded to and reviewed by the CCO and CEO for reasonableness. The CCO shall maintain a centralized list of securities that have had prices overridden in lieu of the price provided by the prime broker. Such list should contain the name of the security, CUSIP, name of any independent pricing source or broker-dealer utilized, ClariVest manual price, other documentation as necessary to support the use of such manual price, and an explanation as to why the price was determined not to be appropriate.

B.	Review of Fair Value Pricing

At least quarterly, a report of all securities for which, during the preceding quarter, a fair value price was determined pursuant to the procedures noted above shall be provided to the CEO. The report shall include the names of the securities, the dates a price was determined pursuant to these procedures, and an explanation of the procedures used and the factors considered in determining the fair value of securities for which market quotations were not readily available.

C.	Maintenance of Valuation Records

ClariVest shall maintain any and all documentation necessary to support its monthly and quarterly valuations of securities including, but not limited to: written broker, dealer or market maker quotations, contemporaneous notes from conversations with representatives from brokers, dealers or market makers regarding the valuation of securities, or written documentation received from independent third-party pricing services.

Questions

Any questions or concerns regarding this Policy should be directed to the CCO.

Attachment A

Pricing Exception Reporting Form

The following pricing exception has been noted and is being reported in compliance with ClariVest’s Valuation and Pricing Policy and Procedures.

Date: ________________________

Name of Security: ____________________             CUSIP: ________________

Type of Exception:                    ☐ 5% Stress Test                    ☐ Price Override

Please note: If 5% stress test exception, please note the exact amount of the percentage deviation in price here: ___________________

Independent Pricing Service(s) or Broker-Dealer(s) Contacted and Prices Obtained:

Pricing Service/Price(s): _______________________________________

Broker-Dealer/Price(s): _______________________________________

Please provide a brief explanation as to how you have determined the “fair value” of the security in question:

______________________________________________________________________________________

______________________________________________________________________________________

I have read ClariVest’s Security Valuation Policy and believe that the above noted pricing exception fully complies with the requirements and procedures of the Policy.

Date: _____________ Signature: ___________________________

Print Name: ___________________________

______________________________________________________________________________________

Exception Approval

Price Approved __________ Price Not Approved __________

By: _____________________________ Date: ________________

Custody

Implementation Date: March 2006

Background

Rule 206(4)-2 under the Advisers Act defines Custody as follows:

“Custody” means holding, directly or indirectly, client funds or securities, or having any authority to obtain possession of them. Custody includes:

1.	Possession of client funds or securities, (but not of checks drawn by Clients and made payable to third parties,) unless you receive them inadvertently and you return them to the sender promptly but in any case within three business days of receiving them (see procedures below);

2.	Any arrangement (including a general power of attorney) under which you are authorized or permitted to withdraw client funds or securities maintained with a custodian upon your instruction to the custodian; and

3.	Any capacity (such as general partner of a limited partnership, managing member of a limited liability company or a comparable position for another type of pooled investment vehicle, or trustee of a trust) that gives you or your supervised person legal ownership of or access to client funds or securities.

Examples of practices or arrangements which may result in an adviser having Custody, as defined under the Rule, may include (but are not limited to):

•	Bearer Form Securities

•	Direct Debit Billing

•	Trustee or Executor

•	Adviser and GP to a Limited Partnership

•	Receipt of Investment Checks Payable to the Adviser

•	Omnibus Account

•	Affiliated Entities

•	Receipt of Stock Certificates

•	Full Power of Attorney

•	Account Signatory Power

Risks

In developing this policy and procedures, ClariVest considered numerous risks associated with its maintaining custody (as defined above) of client assets. This analysis includes risks such as:

•	ClariVest inadvertently having custody of client assets through certain practices, including: receipt of investor checks payable to the adviser, direct debit billing, signatory authority over client’s account, or serving at general partner to a limited partnership (or similar structure).

•	ClariVest not having a reasonable basis to believe that the client’s qualified custodian sends account statements at least quarterly.

•	Custodial arrangements not being adequately protect Clients’ assets from misappropriation.

ClariVest has established the following guidelines to effectuate and monitor any of its practices that give it custody of client assets.

Policy

ClariVest will not take or maintain physical custody of any client assets, and will conduct all business operations in such a way that all client cash and investments will be preserved in the safekeeping of independent qualified custodians. Clients’ custodians will generally be banks, trust companies or broker-dealers unaffiliated with ClariVest.

Requirements for Advisers with Custody

An investment adviser who has custody of client funds or securities must implement certain procedures to safeguard these assets. In addition, the adviser may have to comply with additional bookkeeping, auditing and disclosure requirements. Investment advisers with custody of client assets must:

1.	Disclose in Form ADV that it has custody of client assets.

2.	Maintain the assets at a qualified custodian in a separate account for each client under that client’s name; or in accounts that contain only the adviser’s Clients’ funds and securities, under the adviser’s name as agent or trustee for the Clients. A qualified custodian means (i) a bank as defined in Section 202(a)(2) of the Advisers Act or a savings association as defined in Section 3(b)(1) of the Federal Deposit Insurance Act that has deposits insured by the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act ; (ii) a broker-dealer registered under Section 15(b)(1) of the Securities Exchange Act of 1934 holding the client assets in customer accounts; (iii) a futures commission merchant registered under Section 4f(a) of the Commodity Exchange Act, holding the client assets in customer accounts, but only with respect to Clients’ funds and security futures, or other securities incidental to transactions in contracts for the purchase or sale of a commodity for future delivery and options thereon; and (iv) a foreign financial institution that customarily holds financial assets for its customers, provided that the foreign financial institution keeps the advisory Clients’ assets in customer accounts segregated from its proprietary assets.

3.	If an adviser opens an account with a qualified custodian on behalf of a client, either under the client’s name or under its name as agent, the adviser must notify the client in writing of the qualified custodian’s name, address, and the manner in which the funds or securities are maintained, promptly when the account is opened and following any changes to this information.

4.	The adviser must have a reasonable basis for believing that the qualified custodian sends an account statement, at least quarterly, to each of the adviser’s Clients for which it maintains funds or securities, identifying the amount of funds and of each security in the account at the end of the period and setting forth all transactions in the account during that period.

Alternatively, the adviser must send a quarterly account statement to each client for whom the adviser has custody of funds or securities, identifying the amount of funds and of each security of which the adviser has custody at the end of the period and setting forth all transactions during that period. An independent public accountant must verify all of those funds and securities by actual examination at least once during each calendar year at a time that is chosen by the accountant without prior notice or announcement to the adviser and that is irregular from year to year, and files a certificate on Form ADV-E with the SEC within 30 days after the completion of the examination, stating that it has examined the funds and securities and describing the nature and extent of the examination. The independent public accountant, upon finding any material discrepancies during the course of the examination, must notify the SEC within one business day of the finding, by means of a facsimile transmission or electronic mail, followed by first class mail, directed to the attention of the Director of the Office of Compliance Inspections and Examinations.

5.	A client may designate an independent representative to receive, on his behalf, notices and account statements as required above. “Independent representative” means a person that (i) acts as agent for an advisory client, including in the case of a pooled investment vehicle, for limited partners of a limited partnership (or members of a limited liability company, or other beneficial owners of another type of pooled investment vehicle) and by law or contract is obliged to act in the best interest of the advisory client or the limited partners (or members, or other beneficial owners); (ii) does not control, is not controlled by, and is not under common control with an adviser; and (iii) does not have, and has not had within the past two years, a material business relationship with an adviser.

Limited Exceptions

1.	Shares of mutual funds - With respect to shares of an open-end registered investment company (i.e. mutual fund), the adviser may use the mutual fund’s transfer agent to hold the shares in lieu of a qualified custodian.
2.	Certain privately offered securities – Securities that are: (i) acquired from the issuer in a transaction or chain of transactions not involving any public offering; (ii) uncertificated and ownership thereof is recorded only on books of the issuer or its transfer agent in the name of the client; and (iii) transferable only with prior consent of the issuer or holders of the outstanding securities of the issuer are exempted from being held at a qualified custodian. This exception is available with respect to securities held for the account of a limited partnership (or limited liability company, or other type of pooled investment vehicle) only if the limited partnership is audited, and the audited financial statements are distributed, as described in paragraph (3) below.
3.	Limited partnerships subject to annual audit – Advisers need not comply with the reporting requirements (i.e. account statement delivery requirements) of the custody rule with respect to Clients that are pooled investment vehicles that are subject to audit (as defined in Section 2(d) of Article 1 of Regulation S-X) at least annually and distribute the audited financial statements prepared in accordance with generally accepted accounting principles to all limited partners (or members or other beneficial owners) within 120 days (or 180 days in the case of an unregistered hedge fund of funds) of the end of pooled investment vehicles’ fiscal years.
4.	Registered investment companies - Advisers need not comply with the custody rule with respect to Clients that are registered investment companies.

Inadvertent Receipt of Securities and Investment Checks

A.	Securities

Upon inadvertent receipt of securities the CCO is to be notified promptly and an entry made in a log maintained for that purpose. If the securities are delivered by the client, in person, Employees may prepare a transmittal letter and accompany the client to the custodian for the purpose of depositing the securities to the client’s account.

For securities received by mail the CCO is to be notified, a log entry made, and the securities returned to the client by overnight mail. That mailing should include a transmittal letter and envelope addressed directly to the custodian. In no instance may ClariVest fail to return the securities to the client within three (3) business days of ClariVest’s receipt of the securities.

B.	Investment Checks

Checks made payable to ClariVest or affiliates may not be accepted. The CCO should be notified, the check logged, and returned by overnight mail to the client along with instructions (and a pre-paid envelope) to make the replacement check payable to the client’s account at the custodian.

Safeguarding of Client Assets

ClariVest ensures the safekeeping of client assets through the consistent application of its policies and procedures, as well as the periodic reviews of client portfolios, cash flows in client accounts and standardized billing processes. In addition, imbedded into the asset safeguarding practices employed by ClariVest is the strength of fund disbursement procedures followed by custodians and broker/dealers through which ClariVest conducts business. Taken together, the safeguards substantially reduce the chance of the misappropriation of client assets.

The CFO reviews significant cash flows in client accounts on a daily basis. The CFO reviews reports generated by the Charles River (i.e. Significant Cash Inflows and Outflows Report) system which are electronically downloaded from client custodians. Any unusual cash flows that occur are reviewed with the client, and if necessary, with the entity that custodies the client’s assets. This monitoring assists ClariVest in: detecting the potential misappropriation of client assets; ensuring the existence of cash when trading securities in a client’s account; and becoming aware of a client termination that has not been previously known to ClariVest.

Advisory Fee Billing Processes

ClariVest utilizes the following procedures when collecting advisory fees from advisory client accounts:

1.	ClariVest assesses advisory fees to Clients either in advance or arrears, depending on the negotiated billing terms as specified in the investment management agreement and as inputted into the Advent system.

XYZ MAY ONLY CHARGE “INCENTIVE” OR “PERFORMANCE-BASED” ADVISORY FEES TO A “QUALIFIED CLIENT” (I.E. A CLIENT THAT HAS EITHER PLACED AT LEAST $750,000 UNDER XYZ’S MANAGEMENT OR A CLIENT WHOSE NET WORTH IS AT LEAST $1.5 MILLION).

2.	ClariVest utilizes Charles River to determine the market value of advisory accounts. The Charles River market value will be used as the basis on which accounts will be assessed the contracted advisory fee.

3.	Charles River calculates the dollar amount of the advisory fee billing and generates the advisory fee invoice to be sent to Clients. The percentage used to determine the advisory fee is input into Advent upon the commencement of the client relationship.

4.	Advent fee invoices are sent to Clients in the quarterly mailings.

5.	ClariVest completes fee billing spreadsheets for the various custodians that directly debit the investment advisory fees from client accounts. Alternatively, for Clients that pay ClariVest directly by check, ClariVest directly mails those Clients the fee invoices and for Clients that participate in a wrap fee program, ClariVest receives payment directly from the wrap fee sponsor.

Books and Records Requirements

In addition to the general books and records requirement under Rule 204-2(a), advisers that have custody of Clients’ funds or securities must maintain the following books and records:

1.	A journal or other record showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for such accounts and all other debits and credits to such accounts.

2.	A separate ledger account for each such client showing all purchases, sales, receipts and deliveries of securities, the date and price of each such purchase and sale, and all debits and credits.

3.	Copies of confirmations of all transactions effected by or for the account of any such client.

4.	A record for each security in which any such client has a position, which record shall show the name of each such client having any interest in each security, the amount or interest of each such client, and the location of each such security.

Policy and Procedures

The following arrangements may result in ClariVest obtaining custody of client assets:

1.	Direct Debit Billing

The Clients of ClariVest that are directly billed receive monthly statements from their respective qualified custodians that include all the required information.

2.	Trustee Relationships (a principal of ClariVest serves as the trustee or co-trustee on client accounts)

The Clients of ClariVest for which a principal of ClariVest acts as a trustee or co-trustee receive monthly statements from their respective qualified custodians that include all the required information.

3.	Administrative Manager and Investment Adviser to a Limited Liability Company (“LLC”)

The securities of the Limited Liability Company are privately offered securities that are subject to an annual audit, and the LLC will distribute the audited financial statements to all beneficial owners within 120 days of the end of its fiscal year. Therefore, as it pertains to having custody through this arrangement, ClariVest is exempt from the reporting requirements of this Rule.

4.	Personal Identification Numbers (“PINs”) and Fee Liquidation Forms

ClariVest will ensure that all Clients are aware of the level of access ClariVest has to their account through PINs and Fee Liquidation Forms. ClariVest’s advisory agreement includes a provision discussing the level of access ClariVest will have over client accounts. Further, ClariVest will include a notice with each client’s invoice noting ClariVest’s level of access and reminding the client to review the account for any unauthorized withdrawals. ClariVest will also remind the client to review other accounts maintained with the same custodian, but not managed by ClariVest, for any unauthorized transactions.

As a result of the above noted arrangements (excluding the Direct Billing arrangement), ClariVest has indicated on its Form ADV that is has custody of certain Clients’ funds and securities.

CLARIVEST ASSET MANAGEMENT, LLC

Code of Conduct and Regulatory Compliance Manual Acknowledgement Form

I have read and understand the following policies and procedures contained in the Code of Conduct and Regulatory Compliance Manual, recognize that they apply to me and agree to comply in all respects with the procedures described therein for the duration of my employment with ClariVest. All questions that I may have had regarding the contents of the Manual or my responsibilities as outlined in the Manual were addressed by the Chief Compliance Officer.

•	Code of Conduct

•	Maintenance of Code of Conduct and Regulatory Compliance Manual

•	Code of Ethics

•	Client Privacy

•	Maintenance and Dissemination of Disclosure Documents

•	Duty to Supervise

•	Review of Third-Party Service Providers

•	Account Opening and Closing Procedures

•	Client Complaints

•	Marketing and Advertising

•	Investor Communications

•	Media Communications

•	Use of Press Releases and Media Reports

•	Investment Performance Presentations

•	Solicitors

•	Maintenance of Books and Records

•	Electronic Communications

•	Trading

•	Soft Dollars

•	Investing/Trading Errors

•	Portfolio Management and Reviews

•	Contingency and Disaster Recovery Plan

•	Proxy Voting

•	Anti-Money Laundering

•	Security Valuation Policy

•	Custody

Employee ___________________________________________________ (PRINT NAME)

Signature ___________________________________________________

Date __________________________

CLARIVEST ASSET MANAGEMENT L.L.C.

Code of Ethics and Regulatory Compliance Manual Certification

By responding to the following questionnaire, you are making an attestation that your responses are, to the best of your knowledge, accurate and truthful. The answers that you provide in response to the following questions will be forwarded to the CCO for any necessary follow-up and review.

1.	I, or a member of my immediate family living in my household, serve as an officer or director of the following entities (please include public and provide entities, both for profit, and not-for-profit entities) or official in the following government:

____________         Not Applicable (I do not serve as an officer or director of any entity or official in any government)

Entity/Government	Role/Title

____________________________	____________________________

____________________________	____________________________

____________________________	____________________________

2.	The following individuals are my family members that work at broker/dealers and/or companies in which ClariVest conducts or seeks to conduct business:

____________ Not Applicable (I am not aware of any family members that work at broker/dealers and/or companies in which ClariVest conducts or seeks to conduct business)

Broker-Dealer/Company	Family Member	Role

____________________________	____________________________	____________________________

____________________________	____________________________	____________________________

____________________________	____________________________	____________________________

3.	I have reported all of my securities accounts and reportable securities over the past 12 months in accordance with ClariVest’s Personal Security Trading Policy.

______________ True         ______________ False

Explain:

__________________________________________________________________________________________

4.	I have reported all instances in which I may have come into possession of material non-public information over the past 12 months.

_______________ True         ______________ False

Explain:

____________________________________________________________________________________

5.	I reported all gifts that I have received and given in accordance with ClariVest’s Gift Policy over the past 12 months.

_______________ True         ______________ False

Explain:

_________________________________________________________________________________________

6.	I have properly used ClariVest’s name, properly used ClariVest’s property and have used reasonable judgment when incurring travel expenses against ClariVest over the past 12 months.

_______________ True         ______________ False

Explain:

____________________________________________________________________________________

7.	I have not received any unreported personal gain or profit in connection with my position at ClariVest over the past 12 months.

_______________ True         ______________ False

Explain:

____________________________________________________________________________________

8.	I have not disbursed/disclosed private client information to individuals outside of ClariVest other than permitted by law and/or for specified purposes noted in ClariVest’s Privacy Policy over the past 12 months.

_______________ True         ______________ False

Explain:

____________________________________________________________________________________

9.	I am not aware of any breaches to the Privacy Policy over the past 12 months.

_______________ True         ______________ False

Explain:

____________________________________________________________________________________

10.	I have reported all conflicts of interest in the proxy voting process (examples of which are contained in the proxy voting policies and procedures) that have come to my attention over the past 12 months.

_______________ True         ______________ False

Explain:

____________________________________________________________________________________

11.	As a supervisor, I have reported all material employee matters (i.e. misconduct, allegations, etc.) that have come to my attention over the past 12 months to Senior Management.

_______________ Not Applicable (I do not maintain supervisory responsibilities over other Employees)

_______________ True         ______________ False

Explain:

____________________________________________________________________________________

12.	I have not disbursed any unapproved marketing materials over the past 12 months.

_______________ True         ______________ False

Explain:

____________________________________________________________________________________

13.	I have not entered into any marketing arrangements with outside individuals over the past 12 months that have not been reported to Senior Management.

_______________ True         ______________ False

Explain:

____________________________________________________________________________________

14.	I have, to the best of my knowledge, maintained books and records in accordance with ClariVest’s books and recordkeeping policy, including records related to proxy voting, security valuation, trade errors, accounting, etc.

_______________ True         ______________ False

Explain:

____________________________________________________________________________________

15.	I have utilized my ClariVest email account in accordance with ClariVest’s Electronic Communications Policy.

_______________ True         ______________ False

Explain:

____________________________________________________________________________________

16.	I am not aware of any fraudulent activity that has been committed against ClariVest Clients over the past 12 months.

_______________ True         ______________ False

Explain:

____________________________________________________________________________________

17.	I have not been subject to disciplinary action over the past 12 months that warrants disclosure on either Parts 1A or II of Adviser’s Form ADV. (Note: If you have a question about what type of disciplinary action would warrant disclosure, please discuss with the CCO.)

_______________ True ______________ False

Explain:

____________________________________________________________________________________